CREDIT AGREEMENT
Dated as of March 27, 2015
among
LOWER LAKES TOWING LTD.,
as Cdn. Borrower,

LOWER LAKES TRANSPORTATION COMPANY,
GRAND RIVER NAVIGATION COMPANY, INC.
and
BLACK CREEK SHIPPING COMPANY, INC.,
as US Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,
THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,
BANK OF AMERICA, N.A.,
as Agent and Documentation Agent,

BANK OF AMERICA, N.A.

And

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC.

as Joint Lead Arrangers and Joint Bookrunners

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	3.11	Taxes	37
	3.12	No Litigation	38
	3.13	Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans	38
	3.14	Brokers	39
	3.15	Intellectual Property	39
	3.16	Full Disclosure	39
	3.17	Environmental Matters	40
	3.18	Insurance	41
	3.19	Deposit and Disbursement Accounts	41
	3.20	Government Contracts	41
	3.21	Customer and Trade Relations	41
	3.22	Bonding; Licenses	41
	3.23	Solvency	41
	3.24	Material Contracts	42
	3.25	Citizen of the United States	42
	3.26	Vessels	42
	3.27	Permitted Intercompany Indebtedness	43
	3.28	Time Charter Agreements	43
	3.29	Bareboat Charter Agreements	43
	3.30	Foreign Assets Control Regulations and Anti-Money Laundering	43
	3.31	Patriot Act	44
	3.32	Second Lien Debt	44

4.	FINANCIAL STATEMENTS AND INFORMATION		45
	4.1	Reports and Notices	45
	4.2	Communication with Accountants	45
5.		AFFIRMATIVE COVENANTS	45
	5.1	Maintenance of Existence and Conduct of Business	45
	5.2	Payment of Charges	45
	5.3	Books and Records	46
	5.4	Insurance; Damage to or Destruction of Collateral	46
	5.5	Compliance with Laws	48
	5.6	Supplemental Disclosure	49
	5.7	Intellectual Property	49
	5.8	Environmental Matters	49
	5.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	50
	5.10	Further Assurances	51
	5.11	Additional Provisions Regarding Vessels	51
	5.12	[Reserved]	54
	5.13	OFAC; Counter-Terrorism; Patriot Act	54
	5.14	Depository Banks	54
	5.15	The Manitoulin	55
	5.16	Post-Closing Obligations	56

6.	NEGATIVE COVENANTS		56
	6.1	Amalgamations, Mergers, Subsidiaries, Etc.	56
	6.2	Investments; Loans and Advances	56
	6.3	Indebtedness	56
	6.4	Employee Loans and Affiliate Transactions	57
	6.5	Capital Structure and Business	57
	6.6	Guaranteed Indebtedness	58
	6.7	Liens	58
	6.8	Operating Leases	58
	6.9	Sale of Stock and Assets	58
	6.10	Pension and Benefit Plans; ERISA Plans	59
	6.11	Financial Covenants	59
	6.12	Hazardous Materials	59
	6.13	Sale-Leasebacks	59
	6.14	Restricted Payments	59
	6.15	Change of Corporate Name or Location; Change of Fiscal Year	61
	6.16	No Impairment of Intercompany Transfers	61
	6.17	Real Estate Purchases	61
	6.18	Material Contracts and Second Lien Loan Documents	61
	6.19	[Reserved]	62
	6.20	Salt Water Operation	62
	6.21	Time Charters	62
	6.22	Bareboat Charter Agreements	62
	6.23	Capital/Corporate Structure	62
	6.24	Acquisitions	62

7.	TERM		62
	7.1	Termination	62
	7.2	Survival of Obligations Upon Termination of Financing Arrangements	62

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		63
	8.1	Events of Default	63
	8.2	Remedies	66
	8.3	Waivers by Credit Parties	66

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		67
	9.1	Assignment and Participations	67
	9.2	Appointment of Agent	68
	9.3	Agents’ Reliance, Etc.	70
	9.4	Bank of America and Affiliates	70
	9.5	Lender Credit Decision	70
	9.6	Indemnification	71
	9.7	Successor Agent	71
	9.8	Setoff and Sharing of Payments	72
	9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert	73

	9.10	Release of Collateral or Guarantors	76

10.	SUCCESSORS AND ASSIGNS		77
	10.1	Successors and Assigns	77

11.	MISCELLANEOUS		77
	11.1	Complete Agreement; Modification of Agreement	77
	11.2	Amendments and Waivers	78
	11.3	Fees and Expenses	80
	11.4	No Waiver	81
	11.5	Remedies	81
	11.6	Severability	81
	11.7	Conflict of Terms	82
	11.8	Confidentiality	82
	11.9	Governing Law; Submission to Jurisdiction	83
	11.10	Notices	84
	11.11	Section Titles	84
	11.12	Counterparts	84
	11.13	Press Releases and Related Matters	84
	11.14	Reinstatement	85
	11.15	Advice of Counsel	85
	11.16	No Strict Construction	85
	11.17	Judgment Currency	85
	11.18	Joint and Several Obligations (Canada)	86
	11.19	Waiver of Jury Trial	86
	11.20	USA PATRIOT Act Notice	86
	11.21	Anti-Money Laundering Legislation	86
	11.22	[Reserved]	87
	11.23	Keepwell	87

12.	COLLATERAL ALLOCATION MECHANISM		87
	12.1	Implementation of CAM	87
	12.2	Letters of Credit	88
	12.3	Net Payments upon Implementation of CAM Exchange	90

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2A)	-	Letters of Credit
Annex C (Section 1.7)	-	Cash Management System
Annex D-1 (Section 2.1(a))	-	Closing Checklist
Annex D-2 (Section 5.16)	-	Post-Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 11.10)	-	Notice Addresses
Annex I (from Annex A- Commitments definition)	-	Commitments as of Closing Date
Annex J	-	Collateral
Annex K (Section 5.4)	-	Insurance
Exhibit 1.1(a)(i)	-	Form of Cdn. Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Cdn. Revolving Note
Exhibit 1.1(b)(i)	-	Form of US Notice of Revolving Credit Advance
Exhibit 1.1(b)(ii)	-	Form of US Revolving Note
Exhibit 1.1(c)(ii)	-	Form of Cdn. Swing Line Note
Exhibit 1.1(d)(ii)	-	Form of US Swing Line Note
Exhibit 1.5(e)(i)	-	Form of Notice of Conversion/Continuation – LIBOR
Exhibit 1.5(e)(ii)		Form of Notice of Conversion/Continuation - BA Rate
Exhibit 4.1(b)	-	Form of Borrowing Base Certificate
Exhibit 6.14	-	Form of Subordination Provisions
Exhibit 9.1(a)	-	Form of Assignment Agreement
Disclosure Schedule 3.1	-	Type of Entity; Jurisdiction of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	Litigation
Disclosure Schedule 3.13	-	Pension and Benefit Plans
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Bonds; Patent, Trademark, Industrial Design Licenses

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Disclosure Schedule 3.24	-	Material Contracts
Disclosure Schedule 3.27	-	Permitted Intercompany Indebtedness
Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.4(b)	-	Employee Loans
Disclosure Schedule 6.6	-	Guaranteed Indebtedness
Disclosure Schedule 6.7	-	Existing Liens

This CREDIT AGREEMENT (this “Agreement”), dated as of March 27, 2015 among Lower Lakes Towing Ltd., a Canadian corporation, Lower Lakes Transportation Company, a Delaware corporation, Grand River Navigation Company, Inc., a Delaware corporation, Black Creek Shipping Company, Inc., a Delaware corporation, the other Credit Parties signatory hereto, Bank of America, N.A. (in its individual capacity, “Bank of America”), as Agent and as Documentation Agent, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, the Borrowers have requested that Agent and the Lenders provide a credit facility to the Borrowers to finance their mutual and collective business enterprise, and Agent and the Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement;

WHEREAS, the Borrowers have agreed to secure all of their respective obligations under the Loan Documents by providing a grant to Agent, for the benefit of Agent and other Secured Parties, of a security interest in and lien upon, all of their existing and after-acquired personal, real, movable and immovable property; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1           Credit Facilities.

(a)           Cdn. Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof, each Cdn. Revolving Lender agrees to make available to Cdn. Borrower from time to time until the Commitment Termination Date its Pro Rata Share of Canadian Dollar or US Dollar advances, as selected by Cdn. Borrower (each, a “Cdn. Revolving Credit Advance”), under the Cdn. Revolving Loan Commitment (the “Cdn. Revolving Credit Facility”). The Pro Rata Share of the Cdn. Revolving Loan of any Cdn. Revolving Lender shall not at any time exceed its separate Cdn. Revolving Loan Commitment. The obligations of each Cdn. Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Cdn. Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the Equivalent Amount of any Cdn. Revolving Credit Advance to be made at any time shall not exceed the lesser of (i) Aggregate Borrowing Availability at such time and (ii) the sum of (x) Cdn. Borrowing Availability and (y) US$25,000,000. Each Cdn. Revolving Credit Advance shall be made on notice by the Cdn. Borrower to Agent. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Revolving Credit Advance, in the case of a Canadian Prime Rate Loan or Canadian Base Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a BA Rate Loan or Canadian LIBOR Loan. Each such notice (a “Cdn. Notice of Revolving Credit Advance”) must be given in writing (by electronic mail or other electronic means reasonably acceptable to Agent) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit. If the Cdn. Borrower desires to have a Revolving Credit Advance bear interest by reference to the BA Rate, it must comply with Section 1.5(e)(ii) and if the Cdn. Borrower desires to have a Revolving Credit Advance bear interest by reference to the LIBOR Rate, it must comply with Section 1.5(e)(iii).

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(ii)           Except as provided in Section 1.11, Cdn. Borrower shall execute and deliver to each Cdn. Revolving Lender a Canadian Dollar note to evidence the Cdn. Revolving Loan Commitment of that Cdn. Revolving Lender. Each note shall be in the principal amount of the Cdn. Revolving Loan Commitment of the applicable Cdn. Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each, a “Cdn. Revolving Note” and, collectively, the “Cdn. Revolving Notes”). Each Cdn. Revolving Note shall represent the obligation of Cdn. Borrower to pay the amount of the Cdn. Revolving Lender’s Cdn. Revolving Loan Commitment or, if less, such Cdn. Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all outstanding Cdn. Revolving Credit Advances to Cdn. Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Cdn. Revolving Loan and all other non-contingent Obligations owing by Cdn. Borrower shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(b)           US Revolving Credit Facility.

(i)           Subject to the terms and conditions hereof, each US Revolving Lender agrees to make available to the US Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of US Dollar advances (each, a “US Revolving Credit Advance”) under the US Revolving Loan Commitment (the “US Revolving Credit Facility”). The Pro Rata Share of the US Revolving Loan of any US Revolving Lender shall not at any time exceed its separate US Revolving Loan Commitment. The obligations of each US Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, the US Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b); provided that the US Dollar amount of any US Revolving Credit Advance to be made at any time shall not exceed the US Borrowing Availability at such time. Each US Revolving Credit Advance shall be made on notice by the US Borrowers to Agent. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed US Revolving Credit Advance, in the case of a US Base Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “US Notice of Revolving Credit Advance”) must be given in writing (by electronic mail or other electronic means reasonably acceptable to Agent) substantially in the form of Exhibit 1.1(b)(i), and shall include the information required in such Exhibit. If the US Borrowers desire to have a Revolving Credit Advance bear interest by reference to the LIBOR Rate, they must comply with Section 1.5(e)(i).

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(ii)           Except as provided in Section 1.11, the US Borrowers shall execute and deliver to each US Revolving Lender a US Dollar note to evidence the US Revolving Loan Commitment of that US Revolving Lender. Each note shall be in the principal amount of the US Revolving Loan Commitment of the applicable US Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each, a “US Revolving Note” and, collectively, the “US Revolving Notes”). Each US Revolving Note shall represent the obligation of the US Borrowers to pay the amount of the US Revolving Lender’s Revolving Loan Commitment or, if less, such US Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all US Revolving Credit Advances to the US Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the US Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(c)           Cdn. Swing Line Loan.

(i)           Agent shall notify the Cdn. Swing Line Lender upon Agent’s receipt of any Cdn. Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Cdn. Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “Cdn. Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Cdn. Revolving Lenders of their obligations to make Cdn. Revolving Credit Advances under Section 1.1(a); provided that if the Cdn. Swing Line Lender makes a Cdn. Swing Line Advance pursuant to any such notice, such Cdn. Swing Line Advance shall be in lieu of any Cdn. Revolving Credit Advance that otherwise may be made by Cdn. Revolving Credit Lenders pursuant to such notice. The aggregate amount of Cdn. Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Cdn. Swing Line Loan Commitment and (B) the lesser of the Cdn. Maximum Amount and Cdn. Borrowing Availability, in each case, less the outstanding balance of the Cdn. Revolving Loans at such time (“Cdn. Swing Line Availability”). Until the Commitment Termination Date, Cdn. Borrower may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Cdn. Swing Line Advance shall be made pursuant to a Cdn. Notice of Revolving Credit Advance delivered to Agent by Cdn. Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Cdn. Swing Line Advance. Unless the Cdn. Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a Cdn. Swing Line Advance, the Cdn. Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that Cdn. Swing Line Advance, and to have each Cdn. Revolving Lender make Cdn. Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Cdn. Swing Line Loan shall be funded in Canadian Dollars or US Dollars (as set forth in the relevant Cdn. Notice of Revolving Credit Advance) and constitute a Canadian Prime Rate Loan or Canadian Base Rate Loan, as applicable. Cdn. Borrower shall repay the aggregate outstanding principal amount of the Cdn. Swing Line Loan upon demand therefor by Agent.

(ii)           Cdn. Borrower shall execute and deliver to the Cdn. Swing Line Lender a promissory note to evidence the Cdn. Swing Line Loan Commitment. Each note shall be in the principal amount of the Cdn. Swing Line Loan Commitment of the Cdn. Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (each a “Cdn. Swing Line Note” and, collectively, the “Cdn. Swing Line Notes”). Each Cdn. Swing Line Note shall represent the obligation of Cdn. Borrower to pay the amount of the Cdn. Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all Cdn. Swing Line Advances made to Cdn. Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Cdn. Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

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(iii)           The Cdn. Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of Cdn. Borrower (and Cdn. Borrower hereby irrevocably authorizes the Cdn. Swing Line Lender to so act on its behalf) request each Cdn. Revolving Lender (including the Cdn. Swing Line Lender) to make a Cdn. Revolving Credit Advance to Cdn. Borrower (which shall be a Canadian Prime Rate Loan or Canadian Base Rate Loan, as applicable) in an amount equal to that Cdn. Revolving Lender’s Pro Rata Share of the principal amount of Cdn. Borrower’s Cdn. Swing Line Loan (the “Cdn. Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(i) or 8.1(j) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Cdn. Revolving Credit Advance are then satisfied, each Cdn. Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Cdn. Revolving Credit Advance on behalf of the Cdn. Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Cdn. Revolving Credit Advances shall be immediately paid to the Cdn. Swing Line Lender and applied to repay the Cdn. Refunded Swing Line Loan of Cdn. Borrower.

(iv)           If, prior to refunding a Cdn. Swing Line Loan with a Cdn. Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(i) or 8.1(j) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Cdn. Revolving Lender shall, on the date such Cdn. Revolving Credit Advance was to have been made for the benefit of Cdn. Borrower, purchase from the Cdn. Swing Line Lender an undivided participation interest in the Cdn. Swing Line Loan to Cdn. Borrower in an amount equal to its Pro Rata Share of such Cdn. Swing Line Loan. Upon request, each Cdn. Revolving Lender shall promptly transfer to the Cdn. Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each Cdn. Revolving Lender’s obligation to make Cdn. Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Cdn. Revolving Lender may have against the Cdn. Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Cdn. Revolving Lender does not make available to Agent or the Cdn. Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Cdn. Swing Line Lender shall be entitled to recover such amount on demand from such Cdn. Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Bank of Canada Overnight Rate for the first two (2) Business Days and at the BA Rate thereafter.

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(d)           US Swing Line Loan.

(i)           Agent shall notify the US Swing Line Lender upon Agent’s receipt of any US Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the US Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a “US Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(d) shall not relieve US Revolving Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(b); provided that if the US Swing Line Lender makes a US Swing Line Advance pursuant to any such notice, such US Swing Line Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by US Revolving Credit Lenders pursuant to such notice. The aggregate amount of US Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the US Swing Line Loan Commitment and (B) the lesser of the US Maximum Amount and US Borrowing Availability, in each case, less the outstanding balance of the US Revolving Loans at such time (“US Swing Line Availability”). Until the Commitment Termination Date, the US Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(d). Each US Swing Line Advance shall be made pursuant to a US Notice of Revolving Credit Advance delivered to Agent by the US Borrowers in accordance with Section 1.1(b). Any such notice must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed US Swing Line Advance. Unless the US Swing Line Lender has received at least one (1) Business Day’s prior written notice from Requisite Lenders instructing it not to make a US Swing Line Advance, the US Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 2.2, be entitled to fund that US Swing Line Advance, and to have each US Revolving Lender make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) or purchase participating interests in accordance with Section 1.1(d)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the US Swing Line Loan shall constitute a US Base Rate Loan. The US Borrowers shall repay the aggregate outstanding principal amount of the US Swing Line Loan upon demand therefor by Agent.

(ii)           The US Borrowers shall execute and deliver to the US Swing Line Lender a promissory note to evidence the US Swing Line Loan Commitment. Each note shall be in the principal amount of the US Swing Line Loan Commitment of the US Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(d)(ii) (each a “US Swing Line Note” and, collectively, the “US Swing Line Notes”). Each US Swing Line Note shall represent the obligation of the US Borrowers to pay the amount of the US Swing Line Loan Commitment or, if less, the aggregate unpaid principal amount of all US Swing Line Advances made to the US Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the US Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

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(iii)           The US Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of the US Borrowers (and the US Borrowers hereby irrevocably authorize the US Swing Line Lender to so act on their behalf) request each US Revolving Lender (including the US Swing Line Lender) to make a US Revolving Credit Advance to the US Borrowers (which shall be a US Base Rate Loan) in an amount equal to that US Revolving Lender’s Pro Rata Share of the principal amount of the US Borrowers’ US Swing Line Loan (the “US Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(i) or 8.1(j) has occurred (in which event the procedures of Section 1.1(d)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each US Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a US Revolving Credit Advance on behalf of the US Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those US Revolving Credit Advances shall be immediately paid to the US Swing Line Lender and applied to repay the US Refunded Swing Line Loan of the US Borrowers.

(iv)           If, prior to refunding a US Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(d)(iii), one of the events described in Sections 8.1(i) or 8.1(j) has occurred, then, subject to the provisions of Section 1.1(d)(v) below, each US Revolving Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of the US Borrowers, purchase from the US Swing Line Lender an undivided participation interest in the US Swing Line Loan to the US Borrowers in an amount equal to its Pro Rata Share of such US Swing Line Loan. Upon request, each US Revolving Lender shall promptly transfer to the US Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v)           Each US Revolving Lender’s obligation to make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) and to purchase participation interests in accordance with Section 1.1(d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such US Revolving Lender may have against the US Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any US Revolving Lender does not make available to Agent or the US Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(d)(iii) or 1.1(d)(iv), as the case may be, the US Swing Line Lender shall be entitled to recover such amount on demand from such US Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the US Base Rate thereafter.

(e)           Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Cdn. Notice of Revolving Credit Advance, US Notice of Revolving Credit Advance, Notice of Conversion/Continuation – LIBOR or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

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(f)           Calculation of Amount of Indebtedness Secured by Liens on Vessels. The US Borrowers and Cdn. Borrower shall, with the delivery of each Borrowing Base Certificate and as may be more frequently requested by the Agent acting reasonably, provide to the Agent an itemized list (certified by the Chief Financial Officer of Cdn. Borrower and the Chief Financial  Officer of the US Borrower Agent) of (i) all payables owing to Persons in connection with work performed or services provided by such Persons on the Cdn. Vessels and the US Vessels and (ii) all Permitted Maritime Liens (and the amount secured by of each thereof) encumbering the Cdn. Vessels and the US Vessels.

(g)           Failure to Deliver Borrowing Base Certificate. If a Borrower fails to deliver a Borrowing Base Certificate as required pursuant to the terms hereof, the applicable Revolving Lenders shall have no obligation to make any further Advances to such Borrower until its receipt of such a Borrowing Base Certificate.

(h)           Reallocation of Cdn. Maximum Amount and US Maximum Amount. Borrowers may from time to time, but in no event more than twice in each Fiscal Quarter and in any event no more than four times in each Fiscal Year, reallocate the Cdn. Maximum Amount and US Maximum Amount upon not less than ten (10) Business Days prior written notice to Agent so long as, immediately prior and upon giving effect to such reallocation, (i) no Default or Event of Default exists, (ii) Cdn. Borrowing Availability shall be greater than Cdn.$5,000,000, (iii) US Borrowing Availability shall be greater than US$5,000,000 and (iv) Aggregate Borrowing Availability shall be greater than US$10,000,000.

(i)           Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 2.2 are not satisfied, to make US Base Rate Loans (“Protective Advances”): (i) up to an aggregate amount outstanding not to exceed 10% of the Revolver Loan Commitments at such time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Loans do not cause the sum of the Revolving Loans and the Swing Line Loans then outstanding to exceed the aggregate Maximum Amount; or (ii) to pay any other amounts chargeable to the Credit Parties under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate in Protective Advances outstanding from time to time in accordance with their respective Pro Rata Shares. Requisite Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (i) by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.  In the absence of a Default or Event of Default, the Agent shall endeavor to provide the Borrowers with notice prior to making any Protective Advances that would cause the occurrence of a Trigger Period pursuant to clause (b) of the definition thereof.

(j)           Increase in Commitments. Borrowers may request an increase in Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of US$1,000,000 and is offered on the same terms as existing Commitments, except for a closing fee specified by Borrowers, (b) increases under this Section 1.1(j) do not exceed US$5,000,000 in the aggregate and no more than two (2) increases are made, (c) no reduction in Commitments pursuant to Section 1.3(a) has occurred prior to the requested increase, and (d) the requested increase does not cause the Commitments to exceed 95% of any applicable cap under the Intercreditor Agreement. Agent shall promptly notify Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Qualified Assignees may issue additional Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Commitments among committing Lenders and, if necessary, Qualified Assignees. Provided the conditions set forth in Section 2.2 are satisfied, total Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Qualified Assignees) on a date agreed upon by Agent and Borrowers, but no later than 45 days following Borrowers’ increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Commitments. On the effective date of an increase, the aggregate outstanding Revolving Loans and Swing Line Loans and other exposures under the Commitments shall be reallocated among Lenders, and settled by Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

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1.2           Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, the Borrowers shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of the Borrowers.

1.3           Prepayments.

(a)           Voluntary Prepayments; Reductions in Revolving Loan Commitments. A Borrower may at any time on at least five (5) days’ prior written notice to Agent permanently reduce (but not terminate) the Revolving Loan Commitment extended to it; provided that (A) any such reduction shall be in a minimum amount of US$1,000,000 and integral multiples of US$250,000 in excess of such amount (unless the outstanding amounts thereof are less than such minimum payment threshold), (B) no Revolving Loan Commitment shall be reduced without the agreement of the applicable Revolving Lenders, and (C) after giving effect to such reductions, each Borrower shall comply with Section 1.3(b)(i). A Borrower may at any time on at least ten (10) days’ prior written notice to Agent terminate the Revolving Loan Commitment extended to it, provided, that upon any termination of either Revolving Loan Commitment, all other Commitments shall immediately terminate and all Loans and other Obligations owing by all Borrowers shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any reduction or termination of a Revolving Loan Commitment must be accompanied by payment of any LIBOR Rate or BA Rate funding breakage costs in accordance with Section 1.17. Upon any such reduction or termination of a Revolving Loan Commitment, a Borrower’s right to request a Revolving Credit Advance or a Swing Line Advance or request that Letter of Credit Obligations be incurred on such Borrower’s behalf, shall simultaneously be permanently reduced or terminated, as the case may be and to the extent applicable. A permanent reduction of the Cdn. Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit, although any reduction resulting in the Cdn. Revolving Loan Commitment being less than the L/C Sublimit shall require a corresponding reduction in the L/C Sublimit.

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(b)           Mandatory Prepayments.

(i)           If at any time the aggregate outstanding balance of all Cdn. Revolving Loans and Cdn. Swing Line Loans exceeds the least of (A) the Cdn. Maximum Amount, (B) the sum of the Cdn. Borrowing Base and US Borrowing Availability at such time, and (C) the sum of the Cdn. Borrowing Base and US$25,000,000, Cdn. Borrower shall immediately repay the aggregate outstanding Cdn. Revolving Credit Advances to the extent required to eliminate such excess. If at any time the aggregate outstanding balance of all US Revolving Loans and US Swing Line Loans exceeds the lesser of (A) the US Maximum Amount and (B) the US Borrowing Base, the US Borrowers shall immediately repay the aggregate outstanding US Revolving Credit Advances to the extent required to eliminate such excess.

(ii)           As soon as reasonably possible and in any event within two (2) Business Days, upon receipt by any Credit Party of any cash proceeds of any asset disposition in excess of US$100,000 for each disposition or series of related dispositions, except for those dispositions permitted pursuant to the terms of Section 6.9(a), (b), (c) or (d), the Borrowers shall, in accordance with the provisions of Section 1.3(c), prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds (including the first US$100,000 of proceeds), net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), and (B) goods and services taxes, sales taxes and transfer taxes, as applicable. Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

(iii)           If a Credit Party issues Stock for cash (other than issuances whose proceeds are used exclusively (A) for purposes described in Sections 6.14(l) and (m), or (B) issuances by Rand, including to fund Capital Expenditures or Permitted Acquisitions) no later than the Business Day following the date of receipt of the proceeds thereof, the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

(iv)           If a Credit Party incurs any Indebtedness other than Indebtedness expressly permitted under this Agreement (and for greater certainty, the provisions of this Section 1.3(b)(iv) shall not constitute approval for the incurrence of any such Indebtedness), the Borrowers shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to the proceeds of all of such Indebtedness. Any such prepayment shall be applied in accordance with the provisions of Section 1.3(c).

(c)           Application of Certain Mandatory Prepayments. Any prepayments required to be made pursuant to Section 1.3(b)(ii), (b)(iii) or (b)(iv) above shall be applied as follows: first, to reimbursable expenses of Agent and to Fees then due and payable pursuant to any of the Loan Documents; second, on a pro rata basis, to interest then due and payable on the Swing Line Loans and Protective Advances; third, on a pro rata basis, to the principal balance of the Swing Line Loans and Protective Advances outstanding until the same have been repaid in full; fourth, on a pro rata basis, to interest then due and payable on the Revolving Credit Advances; fifth, as set forth below, to the outstanding principal balance of Revolving Credit Advances until the same have been paid in full, and sixth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. Neither the Revolving Loan Commitments nor the Swing Line Loan Commitments shall be permanently reduced by the amount of any such prepayments, except with respect to the Revolving Loan Commitments for prepayments pursuant to Sections 1.3(b)(ii) or 6.9(d) from the proceeds of dispositions of Vessels. The Borrowers shall determine which Revolving Credit Advances are to be repaid pursuant to proceeds derived pursuant to Section 1.3(b) and Section 1.3(d); provided, that notwithstanding anything contained in this Section 1.3 to the contrary, if an Event of Default shall have occurred and be continuing at the time of any such prepayment, then the amounts to be applied pursuant to Section 1.3(b) and Section 1.3(d) shall be applied by the Agent as it deems appropriate.

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(d)           Application of Prepayments from Insurance Proceeds and Condemnation and Expropriation Proceeds. Prepayments from insurance, expropriation or condemnation proceeds, whether received in accordance with Section 5.4(c) or otherwise, shall be applied to Revolving Loans and the Revolving Loan Commitments shall be permanently reduced by the amount of such application.

(e)           No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4           Use of Proceeds. The Borrowers shall utilize the proceeds of the Loans to satisfy certain existing Indebtedness, to pay fees and transaction expenses associated with the closing of this credit facility and for the financing of the Borrowers’ ordinary working capital and general corporate needs.

1.5           Interest and Applicable Margins

(a)           Interest. The relevant Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to Cdn. Revolving Credit Advances funded in Canadian Dollars, the BA Rate plus the Applicable Margin or the Canadian Prime Rate plus the Applicable Margin, (ii) with respect to Cdn. Revolving Credit Advances funded in US Dollars, the Canadian Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin, (iii) with respect to US Revolving Credit Advances, the US Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin, (iv) with respect to Cdn. Swing Line Advances, the Canadian Prime Rate plus the Applicable Margin or the Canadian Base Rate plus the Applicable Margin, as applicable, and (v) with respect to US Swing Line Advances, the US Base Rate plus the Applicable Margin.

(b)           If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period, as applicable) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate(s) during such extension.

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(c)           All computations of Fees and interest in this Agreement or in any other Loan Document shall be made by Agent on the basis of (i) in the case of Cdn. Revolving Loan, a 365-day year, and (ii) in the case of Fees and US Revolving Loans, a 360-day year, and unless expressly stated herein to the contrary, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each of the Canadian Prime Rate, the Canadian Base Rate and the US Base Rate is a daily rate and is adjusted daily. Each determination by Agent of an interest rate and Fees hereunder and under any other Loan Document shall, absent manifest error, be presumptive evidence of the correctness of such rates and Fees.

(d)           If (i) an Event of Default has occurred and is continuing under Section 8.1(a), (j) or (k), or (ii) any other Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to the Borrowers, the interest rates applicable to the Loans and the Letter of Credit Fee shall, subject to the Interest Act (Canada) and applicable law in the United States, be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent or Requisite Lenders (as the case may be) elect to impose a smaller increase (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e)           (i)           Subject to the conditions precedent set forth in Section 2.2, each US Borrower shall have the option to (A) request that any US Revolving Credit Advance be made as a LIBOR Loan or US Base Rate Loan, (B) convert at any time all or any part of outstanding Loans (other than the US Swing Line Loans) that are denominated in US Dollars from US Base Rate Loans to LIBOR Loans, (C) convert any LIBOR Loan to a US Base Rate Loan, upon payment of an administrative fee of US$250 and subject to payment of LIBOR Rate breakage costs in accordance with Section 1.17 if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan (other than the US Swing Line Loans) denominated in US Dollars as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of US$1,000,000 and integral multiples of US$500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the applicable US Borrower wishes to convert any US Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by such US Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to a US Base Rate Loan at the end of its LIBOR Period. Each US Borrower must make such election by notice to Agent in writing, by electronic mail or other electronic means reasonably acceptable to Agent. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation - LIBOR”) in the form of Exhibit 1.5(e)(i). Following the occurrence of a Default or an Event of Default, Agent may (and shall at the direction of the US Revolving Lenders) declare that none of the US Borrowers shall be entitled to obtain LIBOR Loans. In the event that none of the US Borrowers are entitled to obtain LIBOR Loans, on the maturity of any outstanding LIBOR Loan such Loan shall automatically be converted into a US Base Rate Loan. The agreement to any subsequent conversion of a US Base Rate Loan into a LIBOR Loan shall be at the sole discretion of the Agent or the US Revolving Lenders (as the case may be).

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(ii)           Subject to the conditions precedent set forth in Section 2.2, Cdn. Borrower shall have the option to (A) request that any Cdn. Revolving Credit Advance funded in Canadian Dollars be made as a BA Rate Loan or Canadian Prime Rate Loan, (B) convert at any time all or any part of outstanding Loans (other than the Cdn. Swing Line Loans) that are denominated in Cdn. Dollars from Canadian Prime Rate Loans to BA Rate Loans, (C) convert any BA Rate Loan to a Canadian Prime Rate Loan, upon payment of an administrative fee of US$250 and subject to payment of BA Rate breakage costs in accordance with Section 1.17 if such conversion is made prior to the expiration of the BA Period applicable thereto, or (D) continue all or any portion of any Loan (other than the Cdn. Swing Line Loans) denominated in Cdn. Dollars as a BA Rate Loan upon the expiration of the applicable BA Period and the succeeding BA Period of that continued Loan shall commence on the first day after the last day of the BA Period of the Loan to be continued. Any Loan or group of Loans having the same proposed BA Period to be made or continued as, or converted into, a BA Rate Loan must be in a minimum amount of Cdn.$1,000,000 and integral multiples of Cdn.$500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the BA Rate, (2) the end of each BA Period with respect to any BA Rate Loans to be continued as such, or (3) the date on which Cdn. Borrower wishes to convert any Canadian Prime Rate Loan to a BA Rate Loan for a BA Period designated by Cdn. Borrower in such election. If no election is received with respect to a BA Rate Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the BA Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that BA Rate Loan shall be converted to a Canadian Prime Rate Loan at the end of its BA Period. Cdn. Borrower must make such election by notice to Agent in writing, by electronic mail or other electronic means reasonably acceptable to Agent. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion / Continuation – BA Rate”) in the form of Exhibit 1.5(e)(ii). Following the occurrence of a Default or an Event of Default, Agent may (and shall at the direction of the Cdn. Revolving Lenders) declare that Cdn. Borrower shall not be entitled to obtain BA Rate Loans. In the event that Cdn. Borrower is not entitled to obtain BA Rate Loans, on the maturity of any outstanding BA Rate Loan such Loan shall automatically be converted into a Canadian Prime Rate Loan. The agreement to any subsequent conversion of a Canadian Prime Rate Loan into a BA Rate Loan shall be at the sole discretion of the Agent or the Cdn. Revolving Lenders (as the case may be).

(iii)           Subject to the conditions precedent set forth in Section 2.2, Cdn. Borrower shall have the option to (A) request that any Cdn. Revolving Credit Advance funded in US Dollars be made as a Canadian LIBOR Loan or Canadian Base Rate Loan, (B) convert at any time all or any part of outstanding Loans that are denominated in US Dollars from Canadian Base Rate Loans to Canadian LIBOR Loans, (C) convert any Canadian LIBOR Loan to a Canadian Base Rate Loan, upon payment of an administrative fee of US$250 and subject to payment of LIBOR breakage costs in accordance with Section 1.17 if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan denominated in US Dollars as a Canadian LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a Canadian LIBOR Loan must be in a minimum amount of US$1,000,000 and integral multiples of US$500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any Canadian LIBOR Loans to be continued as such, or (3) the date on which Cdn. Borrower wishes to convert any Canadian Base Rate Loan to a Canadian LIBOR Loan for a LIBOR Period designated by Cdn. Borrower in such election. If no election is received with respect to a Canadian LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that Canadian LIBOR Loan shall be converted to a Canadian Base Rate Loan at the end of its LIBOR Period. Cdn. Borrower must make such election by notice to Agent in writing, by electronic mail or other electronic means reasonably acceptable to Agent. In the case of any conversion or continuation, such election must be made pursuant to a Notice of Conversion / Continuation – LIBOR in the form of Exhibit 1.5(e)(i). Following the occurrence of a Default or an Event of Default, Agent may (and shall at the direction of the Cdn. Revolving Lenders) declare that Cdn. Borrower shall not be entitled to obtain Canadian LIBOR Loans. In the event that Cdn. Borrower is not entitled to obtain Canadian LIBOR Loans, on the maturity of any outstanding Canadian LIBOR Loan such Loan shall automatically be converted into a Canadian Base Rate Loan. The agreement to any subsequent conversion of a Canadian Base Rate Loan into a Canadian LIBOR Loan shall be at the sole discretion of the Agent or the Cdn. Revolving Lenders (as the case may be).

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(f)           Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or any equivalent legislation of the United States of America) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 1.5, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada) or any equivalent legislation of the United States of America. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada) or any equivalent legislation of the United States of America, Borrowers shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to Borrowers. Any amount or rate of interest referred to in this Section 1.5(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada) or any equivalent legislation of the United States) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute relating to “interest” (as defined in the Criminal Code (Canada) paid or payable by the Cdn. Borrower, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

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(g)           Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 365 day year (except for LIBOR Loans which shall be calculated on the basis of a 360 day year) or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 (or 360, as applicable) or such other period of time, respectively.  The principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and rates of interest stipulated in this Agreement are intended to be nominal rates of interest and not effective rates or yields.

1.6           Eligible Accounts. All Accounts of Borrowers shall be “Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Agent after the Closing Date (subject to Section 11.2 in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available); provided, however, that (i) in the absence of a Default or Event of Default, Agent shall endeavor to provide at least two (2) Business Days’ notice to Borrowers prior to increasing any Reserves or implementing any new Reserves; and (ii) Reserves shall be imposed without duplication. Eligible Accounts of any Borrower shall not include any Account:

(a)           that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

(b)           upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

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(c)           to the extent that any defense, counterclaim, set-off or dispute is asserted as to such Account, but in each case, such exclusion shall be only to the extent thereof;

(d)           that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for services rendered and accepted by the applicable Account Debtor;

(e)           with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(f)           that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than Immaterial Liens;

(g)           that arises from a sale to any director, officer, other employee or Affiliate of such Borrower, or to any entity that has any common officer or director with any Credit Party;

(h)           that is the obligation of an Account Debtor that is the Canadian government (Her Majesty The Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any municipality or department, agency or instrumentality thereof, or that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless (i) Agent, in its sole discretion, has agreed to the contrary in writing, (ii) the Account is assignable by way of security and is subject to a first priority security interest in favor of the Agent and (iii) the Credit Party, if necessary or desirable, has complied with the Financial Administration Act (Canada) and any amendments thereto, with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any applicable state, provincial, county or municipal law of similar purpose and effect restricting the assignment thereof with respect to such obligation;

(i)           that is the obligation of an Account Debtor located in a country other than Canada or the United States of America unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(j)           to the extent the applicable Borrower is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower but only to the extent of the potential offset, but in each case, such exclusion shall be only to the extent thereof;

(k)           that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may reasonably be expected to be conditional;

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(l)           that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)           the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or is otherwise insolvent; or

(iii)           if any assignment or petition is filed by or against any Account Debtor obligated upon such Account or any application for an order to stay proceedings against such Account Debtor is filed in any case or proceeding under any Insolvency Laws;

(m)           that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

(n)           as to which Agent’s Lien thereon, on behalf of the Secured Parties, is not a first priority perfected Lien or Lien that is not registered in first priority but has obtained first priority status because any prior ranking secured creditor has subordinated and postponed its Lien in form and substance acceptable to the Secured Parties (subject to Immaterial Liens);

(o)           as to which any of the representations or warranties in the Loan Documents are untrue;

(p)           to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper, but in each case, such exclusion shall be only to the extent thereof;

(q)           to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 20% of all Eligible Accounts; provided, that Accounts of Borrowers owing by (i) Essar Steel Algoma Inc. and its Affiliates and (ii) Lafarge and its Affiliates, in each case which exceed 20% of all Eligible Accounts (but only to the extent of an amount up to and including 30% of all Eligible Accounts) shall be treated as “Eligible Accounts”; provided, further, that during the period from January 1 through April 30 of each calendar year, Accounts of Borrowers owing by any customer which exceed 20% of all Eligible Accounts shall be treated as “Eligible Accounts”;

(r)           that is payable in any currency other than Canadian Dollars or US Dollars; or

(s)           that is otherwise unacceptable to Agent in its reasonable credit judgment.

For the purpose of valuing Eligible Accounts of any Borrower denominated in Canadian Dollars (if any), the amount of such Eligible Accounts shall be converted into the Equivalent Amount thereof in US Dollars as of the close of business each Business Day; provided, that Agent reserves the right to adjust, at any time in its reasonable credit judgment, the value of US Dollars of such Eligible Accounts to take into account currency rate exchange fluctuations since the last valuation thereof.

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1.7           Cash Management Systems. On or prior to the Closing Date, the Credit Parties will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).  The parties hereto acknowledge and agree that unless and until an Activation Notice has been delivered by the Agent during the continuance of an Activation Event in accordance with the terms of Annex C, the Borrowers are not required to immediately forward all amounts received in any Blocked Account, in any Concentration Account or otherwise to the Collection Account for further application to the Obligations, and that any application of the funds in any such accounts that may occur or does occur prior to such time shall be made and shall be deemed to be made at the request of the Borrowers.

1.8           Fees.

(a)           The Borrowers shall pay, on a joint and several basis, to Bank of America the Fees specified in the Fee Letter at the times specified for payment therein.

(b)           As additional compensation for the Revolving Lenders, the Borrowers shall pay to Agent, for the ratable benefit of such Lenders, a Fee for the Borrowers’ non-use of available funds in an amount equal to 0.25% per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the aggregate Revolving Loan Commitments and (y) the average for the period of the daily closing balances of the aggregate Revolving Loans and Swing Line Loans outstanding during the period for which such Fee is due; provided, that such percentage rate shall be increased to 0.375% per annum for any month in which the difference between (x) the aggregate Revolving Loan Commitments and (y) the average for the period of the daily closing balances of the aggregate Revolving Loans and Swing Line Loans outstanding is greater than or equal to 50% of the aggregate Revolving Loan Commitments. Such Fee shall be due monthly in arrears on the first day of each month and on the Commitment Termination Date.

(c)           The Borrowers shall, on a joint and several basis, reimburse the Agent at the rate of US$1,100 per person per day, plus reasonable out-of-pocket expenses for all field examinations conducted by the Agent from time to time. Prior to the occurrence and continuance of a Trigger Period or Event of Default, the Agent shall be entitled, at the expense of the Borrowers, to conduct two (2) field examinations per calendar year. Following the occurrence and during the continuance of any Trigger Period (other than a Trigger Period arising as a result of the occurrence of an Event of Default), the Borrowers shall be responsible for the cost of one (1) additional field examination as required by Agent in its sole discretion. Following the occurrence and during the continuance of an Event of Default or a Trigger Period arising as a result of the occurrence of an Event of Default, and during the continuance thereof, the Borrowers shall be responsible for the cost of all such field examinations and there shall be no limit on the number or frequency of field examinations that may be conducted by the Agent in its sole discretion.

(d)           The Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.9           Receipt of Payments. Each Borrower shall make each payment under this Agreement not later than 12:00 noon (New York time) on the day when due for value on that day to the applicable Collection Account. For greater certainty, all payments made by the US Borrowers shall go to the US Collection Account and all payments made by Cdn. Borrower shall go to the Cdn. Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the applicable Collection Account prior to 12:00 noon (New York time). Payments received after 12:00 noon (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Without limiting Section 11.17, if Agent receives any payment from or on behalf of a Credit Party in any currency other than the currency in which the Obligation is denominated, Agent may convert the payment (including the proceeds of realization upon any collateral) into the currency in which such Obligation is denominated at the rate of exchange (as such term is defined in Section 11.17(c)).

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1.10           Application and Allocation of Payments.

(a)           So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of a Borrower, and Borrowers hereby irrevocably agree that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. After acceleration or maturity of the Obligations, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Agent’s expenses, to Fees reimbursable hereunder, and to expenses of Lenders to the extent reimbursable under Section 11.3; (2) to interest on the Swing Line Loans; (3) to principal payments on the Swing Line Loans; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and any Obligations under any Secured Rate Contract (to the extent of any Bank Product Reserves then maintained by Agent with respect thereto) and to provide cash collateral for contingent Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate combined principal balance of the Loans, Obligations under any Secured Rate Contract and outstanding Letter of Credit Obligations; (6) to Bank Product Obligations and (7) to all other Obligations; provided, that no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.

(b)           Agent is authorized to, and at its sole election may, charge to the applicable Revolving Loan balance on behalf of a Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the applicable Revolving Loan, owing by each Borrower under this Agreement or any of the other Loan Documents if and to the extent such Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the applicable Revolving Loan hereunder.

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1.11           Loan Account and Accounting.

(a)           Agent shall maintain a loan account or loan accounts (the “Loan Account”) on its books to record: all Advances, all payments made by a Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect a Borrower’s duty to pay the Obligations. Agent shall render to Borrowers a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrowers notify Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days of receipt thereof, each and every such accounting shall, absent manifest error, be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by a Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this Section 1.11(b), shall establish and maintain at its address referred to in Section 11.10 (or at such other address as Agent may notify the Borrowers) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 11.10), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from a Borrower or other Credit Party and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.11(c) and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Revenue Code.

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(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one (1) Business Day’s prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.12           Indemnity. Each Credit Party that is a signatory hereto shall indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, legal counsel, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, orders, claims, damages, losses, liabilities and expenses (including reasonable legal fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person (other than disputes solely between and among Indemnified Persons and their Related Persons that do not involve any acts or omissions of any Credit Party) as a result of or in connection with credit having been extended, suspended or terminated under this Agreement or the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith including the taking of any enforcement actions by Agent, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.13           Access and Audits. Prior to the occurrence of an Event of Default or a Trigger Period, each Credit Party shall, during normal business hours, upon two (2) Business Days’ prior notice on not more than two (2) occasions in any fiscal year at the expense of the Borrowers: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If an Event of Default or Trigger Period has occurred and is continuing, or if access is necessary to preserve or protect any material portion of the Collateral, as determined by Agent in its reasonable credit judgment, each such Credit Party shall provide such access to Agent (and Lenders shall be allowed to accompany Agent at such time at their own expense) at all times and without advance notice, but subject to the rights of applicable landlords and bailees. Furthermore, so long as any Event of Default or Trigger Period has occurred and is continuing, the Borrowers shall provide and shall cause each other Credit Party to provide Agent with access to its suppliers and customers. During the occurrence and continuation of an Event of Default or Trigger Period, the Borrowers shall be responsible for the costs of all audits conducted by the Agent. Each Credit Party shall make available to Agent and its counsel, reasonably promptly, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request acting reasonably, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to the Borrowers.

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1.14           Taxes.

(a)           Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other liabilities with respect thereto (collectively, “Taxes”).

(b)           If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section 1.14), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)           In addition, the Borrowers agree to pay, and authorize Agent to pay in each Borrower’s name, as applicable, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein, except any such Taxes that are Other Connection Taxes (collectively, “Other Taxes”). The applicable Swing Line Lender may, without any need for notice, demand or consent from the Borrowers, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the applicable Borrower in such amount, the proceeds of which shall be used by Agent in whole to make such payment. Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, the applicable Borrower shall furnish to Agent, at its address referred to in Section 11.10, the original or a certified copy of a receipt evidencing payment thereof.

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(d)           The Credit Parties hereby acknowledge and agree that (i) neither Bank of America nor any Affiliate of Bank of America has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii) the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state, provincial and foreign Tax laws.

(e)           The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with a copy to Agent), each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrowers with a copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(f)           Any Lender claiming any additional amounts payable pursuant to this Section 1.14 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office or branch if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(g)           (i) Each Non-U.S. Lender Party making US Loans to a US Borrower that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (g) and (z) from time to time if requested by the Borrowers or Agent (or, in the case of a participant, the relevant Lender), provide Agent and the Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN-E (claiming exemption from, or a reduction of, U.S. withholding Tax under an income Tax treaty) and/or W-8IMY (accompanied by Form W-8ECI, Form W-8BEN-E, Form W-9, and/or other certification documents from each beneficial owner, as applicable) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Section 871(h) or 881(c) of the Revenue Code, Form W-8BEN-E (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Revenue Code, (2) a “10 percent shareholder” of any of the Borrowers within the meaning of Section 881(c)(3)(B) of the Revenue Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Revenue Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents in respect of US Loans to US Borrowers. Unless the Borrowers and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party in respect of US Loans to US Borrowers are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

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(ii)           Each U.S. Lender Party making US Loans to a US Borrower shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (g) and (D) from time to time if requested by the Borrowers or Agent (or, in the case of a participant, the relevant Lender), provide Agent and the Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding Tax) or any successor form.

(iii)           Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this clause (g) and provide them to Agent.

(iv)           If a payment in respect of US Loans to a US Borrower made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrowers any documentation under any Requirement of Law or reasonably requested by Agent or Borrowers sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)           Each Lender agrees that if any form or certification it previously delivered under this clause (g) expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the US Borrower of its legal inability to do so.

(h)           If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 1.14 (including by the payment of additional amounts pursuant to Section 1.14(b)), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this Section 1.14(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Secured Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 1.14(h), in no event shall the Secured Party be required to pay any amount to a Credit Party pursuant to this Section 1.14(h) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 1.14(h) shall not be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

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1.15           Illegality.

(a)           If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office or branch to make LIBOR Loans or BA Rate Loans, as applicable, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to make LIBOR Loans or BA Rate Loans, as applicable, shall be suspended until such Lender shall have notified Agent and the Borrowers that the circumstances giving rise to such determination no longer exists.

(b)           Subject to clause (d) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Loan or any BA Rate Loan, as applicable, the Borrowers shall prepay in full all LIBOR Loans or BA Rate Loans, as applicable, of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans or such BA Rate Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans or BA Rate Loans, as applicable, together with any amounts required to be paid in connection therewith pursuant to Section 1.17.

(c)           If the obligation of any Lender to make or maintain LIBOR Loans or BA Rate Loans, as applicable, has been terminated, the Borrowers may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Loans or BA Rate Loans, as applicable, shall be instead US Base Rate Loans or Canadian Base Rate Loans, as applicable, or Canadian Prime Rate Loans, as the case may be.

(d)           Before giving any notice to Agent pursuant to this Section 1.15, the affected Lender shall designate a different Lending Office or branch with respect to its LIBOR Loans or BA Rate Loans, as applicable, if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

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1.16           Increased Costs and Reduction of Return.

(a)           If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the Closing Date, (x) there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Loans or BA Rate Loans, as applicable, or of issuing or maintaining any Letter of Credit or (y) the Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 1.16(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrowers, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Lender or L/C Issuer shall have determined that:

(i)           the introduction of any Capital Adequacy Regulation;

(ii)           any change in any Capital Adequacy Regulation;

(iii)           any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)           compliance by such Lender or L/C Issuer (or its Lending Office or branch) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 1.16(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrowers, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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(c)           Notwithstanding anything to the contrary herein, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted, issued, promulgated or implemented.

1.17           Funding Losses. The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Loan or any BA Rate Loan, as applicable (including payments made after any acceleration thereof);

(b)           the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation – LIBOR or a Notice of Borrowing or a Notice of Conversion/Continuation – BA Rate;

(c)           the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.3;

(d)           the prepayment (including pursuant to Section 1.3) of a LIBOR Loan or a BA Rate Loan, as applicable, on a day which is not the last day of the Interest Period with respect thereto; or

(e)           the conversion of any LIBOR Loan to a US Base Rate Loan or Canadian Base Rate Loan, as applicable, or any BA Rate Loan to a Canadian Prime Rate Loan, as applicable, on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or BA Rate Loans, as applicable, hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred. Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 1.17 and under subsection 1.16(a): each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the interest rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide each US Borrower or Cdn. Borrower, as applicable, with its written calculation of all amounts payable pursuant to this Section 1.17, and such calculation shall be binding on the parties hereto unless such US Borrower or Cdn. Borrower, as applicable, shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

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1.18           Inability to Determine Rates.

(a)           If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR Rate applicable pursuant to subsection 1.5(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Revolving Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrowers and each Revolving Lender. Thereafter, the obligation of the Revolving Lenders to make or maintain LIBOR Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Revolving Credit Advance or Notice of Conversion/Continuation - LIBOR then submitted by them. If the Borrowers do not revoke such notice, the Revolving Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as US Base Rate Loans or Canadian Base Rate Loans, as applicable.

(b)           If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the BA Rate for any requested BA Period with respect to a proposed BA Rate Loan or that the BA Rate applicable pursuant to subsection 1.5(a) for any requested BA Period with respect to a proposed BA Rate Loan does not adequately and fairly reflect the cost to the Cdn. Revolving Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Cdn. Borrower and each Cdn. Revolving Lender. Thereafter, the obligation of the Cdn. Revolving Lenders to make or maintain BA Rate Loans hereunder shall be suspended until Agent revokes such notice in writing. Upon receipt of such notice, the Cdn. Borrower may revoke any Notice of Revolving Credit Advance or Notice of Conversion/Continuation – BA Rate then submitted by it. If the Cdn. Borrower does not revoke such notice, the Cdn. Revolving Lenders shall make, convert or continue the Loans, as proposed by the Cdn. Borrower, in the amount specified in the applicable notice submitted by the Cdn. Borrower, but such Loans shall be made, converted or continued as Canadian Prime Rate Loans.

1.19           Reserves on LIBOR Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board), additional costs on the unpaid principal amount of each LIBOR Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan; provided the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

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1.20           Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Section 1 shall deliver to the Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

1.21           Currency Matters. Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all amounts, calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in currencies other than US Dollars shall be converted into the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Sections 1.6, 1.7, 3, 5, 6 and 8 and calculating a Borrowing Base or Borrowing Availability, unless expressly provided otherwise, where a reference is made to a dollar amount, (a) if in respect of Cdn. Borrower, the amount is to be considered as the amount in Cdn. Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Cdn. Dollars and (b) if in respect of any US Borrower, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in US Dollars.

1.22           Replacement of Lender. Within forty-five days after receipt by a Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 1.14, 1.16 and/or 1.19, the Borrowers may, at their option, notify Agent and such Affected Lender of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event the Borrowers obtain a Replacement Lender within forty-five (45) days following notice of their intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender, at par; provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.1 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 1.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 1.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent shall be effective for purposes of this Section 1.22 and Section 9.1. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business’ Days prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.1, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided any rights of such replaced Lender to indemnification hereunder shall survive.

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1.23           Joint and Several Liability of US Borrowers; Waivers; Extent of Liability; Contribution; Joint Enterprise; Subordination.

(a)           Joint and Several Liability. Each US Borrower agrees that it is jointly and severally liable for, and absolutely, unconditionally and irrevocably guarantees to Agent the prompt payment and performance of, all Obligations and all agreements under the Loan Documents in respect of the US Revolving Loans. Each US Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until payment in full of such Obligations (other than Unasserted Obligations), and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, such Obligations or Loan Document, or any other document, instrument or agreement to which any US Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or the Lenders with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any security or guaranty); (d) the insolvency of any US Borrower; (e) any election by Agent in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other US Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent against any US Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all such Obligations.

(b)           Waivers. Each US Borrower expressly waives, to the maximum extent permitted by applicable law, all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent to marshal assets or to proceed against any US Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such US Borrower. Each US Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than payment in full of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a US Borrower. It is agreed among each US Borrower and Agent that the provisions of this Section 1.23 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the US Revolving Lenders would decline to make the US Revolving Loans. Each US Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business. Agent may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral or any real property by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 1.23. If, in taking any action in connection with the exercise of any rights or remedies, Agent shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any US Borrower or other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each US Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any US Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent to seek a deficiency judgment against any US Borrower shall not impair any other US Borrower’s obligation to pay the full amount of the Obligations arising in respect of the US Revolving Loan. Each US Borrower waives, to the maximum extent permitted by applicable law, all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for such Obligations, even though that election of remedies destroys such US Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of such Obligations at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against such Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the Fair Market Value of the Collateral, and the difference between such bid amount and the remaining balance of such Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 1.23, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent might otherwise be entitled but for such bidding at any such sale.

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(c)           Extent of Liability; Contribution. Notwithstanding anything herein to the contrary, each US Borrower’s liability under this Section 1.23 shall be limited to the greater of (i) all amounts for which such US Borrower is primarily liable, as described below, and (ii) such US Borrower’s Allocable Amount. If any US Borrower makes a payment under this Section 1.23 of any Obligations arising with respect to the US Revolving Loans (other than amounts for which such US Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other US Borrower, exceeds the amount that such US Borrower would otherwise have paid if each US Borrower had paid the aggregate Obligations arising with respect to the US Revolving Loans satisfied by such Guarantor Payments in the same proportion that such US Borrower’s Allocable Amount bore to the total Allocable Amounts of all US Borrowers, then such US Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other US Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any US Borrower shall be the maximum amount that could then be recovered from such US Borrower under this Section 1.23 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law. Nothing contained in this Section 1.23 shall limit the liability of any US Borrower to pay any portion of the US Revolving Loans made directly or indirectly to that US Borrower (including Loans advanced to any other US Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such US Borrower) and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such US Borrower shall be primarily liable for all purposes hereunder. Upon the occurrence of any of the above-described circumstances or upon any reasonable expectation by Agent that any such circumstances may occur, Agent shall have the right, in its discretion, to restrict the disbursement and use of such Loans to such US Borrower.

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(d)           Joint Enterprise. Each US Borrower has requested that US Revolving Lenders make the US Revolving Loans available to US Borrowers on a combined basis, in order to finance US Borrowers’ business most efficiently and economically. US Borrowers’ business is a mutual and collective enterprise, and the successful operation of each US Borrower is dependent upon the successful performance of the integrated group. US Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each US Borrower and ease administration of the facility, all to their mutual advantage. US Borrowers acknowledge that Agent’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to US Borrowers and at US Borrowers’ request.

(e)           Subordination. Each US Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the payment in full of all Obligations (other than Unasserted Obligations) arising in respect of the US Revolving Loans.

1.24           US Borrower Agent. Each US Borrower hereby designates LLTC (“US Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of US Borrower Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, L/C Issuer or any Lender. US Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by US Borrower Agent on behalf of any US Borrower. Agent and Lenders may give any notice or communication with a US Borrower hereunder to US Borrower Agent on behalf of such US Borrower. Each of Agent, L/C Issuer and Lenders shall have the right, in its discretion, to deal exclusively with US Borrower Agent for any or all purposes under the Loan Documents relating to the US Borrowers. Each US Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by US Borrower Agent shall be binding upon and enforceable against it.

2.	CONDITIONS PRECEDENT

2.1           Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until (i) all conditions provided for in Annex D-1 have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders and (ii) the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a)           Credit Agreement; Loan Documents and Other Matters. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Borrower, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D-1 along with satisfaction of all other matters identified in Annex D-1, all in form and substance satisfactory to Agent.

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(b)           Approvals. Agent shall have received satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents.

(c)           Opening Availability, Etc. The Eligible Accounts and Eligible Vessels supporting the initial Revolving Credit Advances and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide the Borrowers with Aggregate Borrowing Availability, after giving effect to the initial Revolving Credit Advances and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, which shall include payment of closing costs, past due taxes, Prior Claims and accounts payable more than 60 days past due), of no less than US$30,000,000 as of the Closing Date, subject to seasonal adjustment based on the timing of the Closing Date, as determined by the Agent in its reasonable credit judgment.

(d)           Amendments to Second Lien Documents. Agent shall have received copies of amendments to the Second Lien Documents in form and substance reasonably satisfactory to Agent.

(e)           Payment of Fees. The Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(f)           Capital and Corporate Structure; Other Indebtedness. The capital and corporate structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

(g)           Due Diligence. Agent shall have completed its legal due diligence, including a Collateral audit, with results reasonably satisfactory to Agent.

(h)           Security. Agent shall have been delivered the items of Collateral set forth in Annex J.

(i)           Intercreditor Agreement. Agent shall have received the Intercreditor Agreement executed by the Second Lien Agent and the Credit Parties in form and substance satisfactory to Agent.

(g)           Pay-Off Letter.  Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Revolving Loans, confirming that all Liens upon any of the property of the Credit Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

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2.2           Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, or continue any Loan as a LIBOR Loan or BA Rate Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect as of such date as determined by Agent, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

(b)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation); or

(c)           after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the applicable Revolving Loan would exceed the lesser of (i) the applicable Borrowing Base, and (ii) the applicable Maximum Amount, in each case, less the then outstanding principal amount of the applicable Swing Line Loan.

The request and acceptance by a Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligation or the continuation of any Loan into, or as, a LIBOR Loan or BA Rate Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the applicable Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by the Borrowers of the granting and continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

3.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, each Credit Party executing this Agreement makes the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1           Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, partnership or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its constating documents, bylaws or partnership agreement or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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3.2           Executive Offices, Collateral Locations. As of the Closing Date, each Credit Party’s name as it appears in official filings in its jurisdiction of incorporation or organization, organization type, organization number, if any, issued by its jurisdiction of incorporation or organization, and the current location of each Credit Party’s chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec) and the warehouses and premises at which any Collateral is located are set forth on Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each Credit Party has only one jurisdiction of incorporation or organization. No Credit Party keeps records in the Province of Quebec. In addition, Disclosure Schedule (3.2) lists the federal employer identification number and business number, as applicable, of each Credit Party.

3.3           Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company, partnership or limited partnership action; (c) do not contravene any provision of such Person’s constating documents, bylaws or partnership agreement or operating agreement, as applicable; (d) do not violate any federal, state, material provincial, material local or material foreign law or regulation, or any order or decree of any court or Governmental Authority binding on such Person; (e) do not materially conflict with or result in the material breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, debenture, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and the Secured Parties or for Permitted Encumbrances, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with or waived prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents to which a Credit Party is a party shall have been duly executed and delivered by such Credit Party and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4           Financial Statements and Projections. Except for the Projections, all Financial Statements that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

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(a)           Financial Statements. The audited financial statements of Rand and its Subsidiaries as at March 31, 2014 and the combined unaudited financial statements of Rand and its Subsidiaries as at December 31, 2014 have been delivered to the Agent.

(b)           Projections. The Projections delivered to the Agent on the date hereof have been prepared by Rand and its Subsidiaries in light of the past operations of its businesses and reflect projections for the five (5) year period beginning on April 1, 2014 on a quarterly basis for the first year and on an annual basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Rand believes to be reasonable and fair in light of current conditions and current facts known to Rand and, as of the Closing Date, reflect Rand’s good faith and reasonable estimates of the future financial performance of Rand and its Subsidiaries, and of the other information projected therein for the period set forth therein. The Projections are not a guarantee of future performance, and actual results may differ from the Projections.

3.5           Material Adverse Effect. Since September 30, 2014, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments and that, alone or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and, to the best of each Credit Party’s knowledge, no third party is in default under any Material Contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since September 30, 2014, no event has occurred, that alone or together with other events, has had or could reasonably be expected to have a Material Adverse Effect.

3.6           Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable (and in the case of Real Estate located outside the Province of Quebec) fee simple title to all of its owned Real Estate and good and marketable title to the Vessels, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its other personal property and assets. As of the Closing Date, none of the Vessels, properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect, perfect and publish such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no Vessel and no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

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3.7           Labor Matters. Except as set forth on Disclosure Schedule (3.7), as of the Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material aspects with each federal, state, provincial, local or foreign law applicable to such matters; (c) each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes; all payments due from any Credit Party for U.S. employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no certification applications or representative proceedings pending or, to any Credit Party’s knowledge, threatened with any labor relations board, and no labor organization or group of employees of any Credit Party has made a pending demand for certification; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8           Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party (other than Rand) is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party, as of the Closing Date (except for the Obligations), is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9           Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other federal, provincial or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. Neither the making of the Loans by Lenders to any Borrower, the incurrence of the Letter of Credit Obligations on behalf of any Borrower nor the application of the proceeds thereof and repayment thereof and the consummation of the transactions contemplated by the Loan Documents will violate any provision of any applicable statute or any rule, regulation, order or policy of or issued by any securities commissions, securities exchange or other securities regulatory authority.

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3.10           Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11           Taxes. All federal, provincial, state and other material Tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (except for those Taxes identified on Disclosure Schedule (3.11), and excluding Charges or other amounts being contested in accordance with Section 5.2(b)) and unless the failure to so file or pay could not reasonably be expected to result in fines, penalties or interest in excess of US$250,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, provincial, state, local and foreign laws and such withholdings have been timely paid to the applicable Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date (i) those taxation years that have not yet been assessed by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities, (ii) the taxation years that are currently being audited by the IRS, the CRA or any other applicable Governmental Authority, (iii) any assessments or threatened assessments in connection with such audits or otherwise currently outstanding and (iv) the most recent taxation year that an audit by the IRS, the CRA or the applicable provincial, state, local or foreign Governmental Authorities has been completed. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS, the CRA or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Except as described in Disclosure Schedule (3.11), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under Revenue Code Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

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3.12           No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.12), as of the Closing Date, there is no Litigation pending or threatened that seeks damages in excess of US$500,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.13           Canadian Pension Plans, Canadian Benefit Plans and ERISA Plans.

(a)           As of the Closing Date, Disclosure Schedule 3.13 lists all ERISA Plans, Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by any Credit Party. No Credit Party maintains or contributes to any defined benefit Canadian Pension Plan.

(b)           The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Credit Party has complied with and performed all of its material obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, except those that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.13), there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.13), each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

(c)           Disclosure Schedule (3.13) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all ERISA Plans and separately identifies all US Pension Plans, Multiemployer Plans and US Welfare Plans. Copies of all such listed ERISA Plans, together with a copy of the most recently filed form 5500-series return, as applicable, for each such ERISA Plan, have been delivered to Agent. Except as set forth on Disclosure Schedule (3.13): (i) each Qualified Plan (other than Multiemployer Plans) has been determined by the IRS to qualify under Section 401 of the Revenue Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Revenue Code, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status; (ii) each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA, the Revenue Code and its terms, including the timely filing of all returns required under the Revenue Code or ERISA; (iii) no Credit Party or ERISA Affiliate has failed to make any required material contribution or pay any material amount due as required by Section 412 of the Revenue Code, Section 430 of the Revenue Code or Section 302 of ERISA or the terms of any such ERISA Plan; and (iv) no non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Revenue Code, has occurred, within the preceding five years, with respect to any ERISA Plan that could reasonably be expected to subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Revenue Code.

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(d)           Except as set forth in Disclosure Schedule (3.13): (i) no US Pension Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred within the preceding six years or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any ERISA Plan or any Person as fiduciary or sponsor of any ERISA Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no US Pension Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any US Pension Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

3.14           Brokers. Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15           Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Patent, Trademark, Design, Copyright and License so owned or used by a Credit Party is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

3.16           Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of the Secured Parties, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

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3.17           Environmental Matters.

(a)           Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of the presence of any Hazardous Material except for such presence that could not reasonably be expected to adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that could not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials; (iii) the Credit Parties are, and have been in compliance with, all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of US$250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries; (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party; (ix) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property; and (x) no Credit Party and no Subsidiary of any Credit Party (A) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (B) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.

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(b)           Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18           Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19           Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains lock boxes, deposit and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the lock box or account is held, a description of the purpose of the lock box or account, and the complete lock box address or account number therefor.

3.20           Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar provincial, local or foreign law.

3.21           Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22           Bonding; Licenses. Except as set forth on Disclosure Schedule (3.22), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any Trademark, Patent or industrial Design License agreement with respect to products sold by it.

3.23           Solvency. After giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date, if any, or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrowers and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower, individually, and the Credit Parties, taken as a whole, will be Solvent.

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3.24           Material Contracts.

(a)           Disclosure Schedule (3.24) (as amended from time to time upon notice to the Agent) accurately sets out all Material Contracts;

(b)           a true and complete certified copy of each documented Material Contract has been delivered to the Agent and each Material Contract is in full force and effect, unamended except as permitted under this Agreement and except for terminations at the stated expiry thereof (if any);

(c)           no event has occurred and is continuing which could reasonably be expected to constitute a breach of or a default under any Material Contract except for those events of which written notice has been provided to the Agent setting forth both the event and the applicable breach or default or breaches which are not material and which do not give rise to a right by the counterparty to terminate the Material Contract prior to the stated expiry thereof (if any);

(d)           each Material Contract to which a Credit Party is a party is binding upon such Credit Party and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract; and

(e)           each Credit Party has obtained, as of the Closing Date, all necessary consents to the granting of a security interest in each Material Contract to which it is a party except for (i) collective bargaining agreements, (ii) those identified in writing to the Agent and expressly acknowledged by the Agent to not be required and (iii) those as to which the granting of a security interest is prohibited by its terms (including where the violation of any such prohibition would result in the termination of the applicable Material Contract), provided that such exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-406, 9-407, 9-408 or 9-409 of the Code or other applicable law, including the PPSA, (b) so as to limit, impair or otherwise affect Agent’s Liens on any Accounts or rights of a Credit Party in or to money due or to become due under such Material Contract or (c) to limit, impair or otherwise affect Agent’s Lien upon any rights or interests of any Credit Party in or to the proceeds from the sale, license or other disposition of such Material Contract.

3.25           Citizen of the United States. Each of Grand River and Black Creek is a “citizen of the United States” within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own U.S. –flag vessels in the coastwise trade of the United States.

3.26           Vessels. Each of the US Vessels is duly documented in the name of its respective owner under the law and flag of the United States and is entitled to engage in the coastwise trade of the United States. Each of the Cdn. Vessels is duly documented in the name of its respective owner under the law and flag of Canada, is entitled to engage in the coastwise trade of Canada and holds all certificates which are required for each Vessel to operate as contemplated herein, except the Manitoulin, until such time as the Conversion described in Section 5.15 is completed and the Manitoulin is returned to the Great Lakes to commence operations as contemplated by such Section 5.15.

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3.27           Permitted Intercompany Indebtedness. Disclosure Schedule (3.27) provides a true and correct list of all Permitted Intercompany Indebtedness along with the amount of Indebtedness existing as of the Closing Date.

3.28           Time Charter Agreements.

(a)           Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in the US Vessels and other rights granted pursuant to the Time Charter Agreements comprise all of the agreements necessary for LLTC to secure any right material to the carrying capacity of the US Vessels in accordance with the Time Charter Agreements.

(b)           There are no material permits, services, materials or rights required by LLTC to use the carrying capacity of the US Vessels in accordance with applicable law or the other Material Contracts other than those available under the Time Charter Agreements.

3.29           Bareboat Charter Agreements.

(a)           Other than those that can be reasonably expected to be commercially available when and as required on commercially reasonable terms, the services to be performed, the materials to be supplied and the interests in each of the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory, and other rights granted pursuant to the Bareboat Charter Agreements:

(i)           comprise all of the agreements necessary for Grand River or Black Creek, as applicable, to secure any right material to the operation, maintenance, possession and use of each of the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory, all in accordance with all applicable law and without reference to any proprietary information not owned by Grand River or Black Creek or available to Grand River or Black Creek, as applicable, under the applicable Bareboat Charter Agreements; and

(ii)           comprise non-disturbance agreements from every Person having a recorded or unrecorded interest in any of the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory who could in any circumstances gain possession of any such Vessel or otherwise dispossess Grand River or Black Creek, as applicable, therefrom.

(b)           There are no material permits, services, materials or rights required by Grand River or Black Creek, as applicable, for the operation, maintenance, possession or use of each of the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory in accordance with applicable law or the other Material Contracts, other than those available under the Bareboat Charter Agreements or that can reasonably be expected to be commercially available when and as required on commercially reasonable terms.

3.30           Foreign Assets Control Regulations and Anti-Money Laundering.

(a)           Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) or Foreign Sanctions Evaders List (“FSE List”) with which a U.S. Person cannot lawfully deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or FSE List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

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(b)           Each Credit Party and each Subsidiary of each Credit Party is in compliance with all applicable Canadian economic sanctions laws and all applicable anti-money laundering and counter-terrorism financing laws, including the provisions of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), the United Nations Act (Canada) and any other enabling legislation or executive order relating thereto. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Canadian Person cannot lawfully deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of Canadian economic sanctions laws such that a Canadian Person cannot lawfully deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on any Terrorist List or a foreign government that is the target of Canadian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under Canadian law.

3.31           Patriot Act. The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, or otherwise in violation of any other applicable anti-bribery or anti-corruption laws or regulations.

3.32           Second Lien Debt. As of the Closing Date, the Borrowers have delivered to Agent a complete and correct copy of the Second Lien Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith). All Obligations, including the Letter of Credit Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the Intercreditor Agreement.

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4.	FINANCIAL STATEMENTS AND INFORMATION

4.1           Reports and Notices.

(a)           Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b)           Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

4.2           Communication with Accountants. Each Credit Party (a) authorizes (i) Agent and (ii) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its certified public accountants, including Grant Thornton LLP, upon prior notice to Borrowers and a reasonable opportunity to participate therein, and (b) authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, results of operations and financial condition of any Credit Party.

5.	AFFIRMATIVE COVENANTS

Each Credit Party agrees as to all Credit Parties that, from and after the date hereof and until the Termination Date:

5.1           Maintenance of Existence and Conduct of Business. Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear and obsolescence) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2           Payment of Charges.

(a)           Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it before any thereof shall become past due, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to employee source deduction obligations and employer obligations to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except, in the case of clauses (ii) and (iii), where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of US$250,000.

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(b)           Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall arise or be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised the Borrowers in writing that Agent reasonably believes that non-payment or non-discharge thereof could have or result in a Material Adverse Effect.

5.3           Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements described in Section 3.4(a). Each Credit Party which keeps records relating to Collateral in the Province of Quebec shall at all times keep a duplicate copy thereof at a location outside the Province of Quebec, as designated on Disclosure Schedule (3.2).

5.4           Insurance; Damage to or Destruction of Collateral.

(a)           The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described and detailed in Annex K, in form and amounts and with insurers (with a Best Rating of at least A+, unless otherwise approved by Agent in its reasonable discretion) reasonably acceptable to the Agent; provided, however, that the Agent hereby agrees that the Credit Parties’ insurance policies and coverage levels existing as of the Closing Date are acceptable to the Agent as of the Closing Date and the Agent further agrees to give the Credit Parties twenty (20) days to obtain additional insurance and/or modify their existing insurance, as the case may be, if the Agent determines in its reasonable credit judgment after the Closing Date that the insurance policies or coverage levels maintained by the Credit Parties are not reasonably acceptable to the Agent. If any such request is anticipated and is proposed to be made at the time of the regularly scheduled expiry of any insurance policy, then the Agent shall endeavor to give the Credit Parties notice of requested changes (accompanied by reasonable detail thereof) at least sixty (60) days prior to such expiry. Such policies of insurance (or the loss payable and additional insured endorsements delivered to the Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) day prior written notice to the Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above within the time periods required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above within the time periods required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems necessary or advisable in its reasonable credit judgment. All sums so disbursed, including reasonable and documented out-of-pocket legal fees, court costs and other charges related thereto, shall be payable on demand by the Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

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(b)           Subject to the terms of Section 5.4(a) above, Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect the interest of Agent, on behalf of Secured Parties, in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker reasonably satisfactory to Agent, with respect to its insurance policies.

(c)           Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed US$500,000, as true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of US$500,000 or more, whether or not covered by insurance. All insurance proceeds not in excess of US$500,000 that are to be made available to a Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the applicable Revolving Loan (which application shall not result in a permanent reduction of the applicable Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the applicable Borrowing Base in an amount equal to the amount of such proceeds so applied; provided that at such time as such Borrower shall use such insurance proceeds, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction, such Reserve against the applicable Borrowing Base shall be removed. All insurance proceeds in excess of US$500,000 made available to a Borrower or any other Credit Party to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account established at a financial institution designated by the relevant Borrower or Credit Party and acceptable to Agent. For a period of 180 days following the deposit of such funds into a cash collateral account, such funds shall be made available to a Borrower or such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) a Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral within such time period, such insurance proceeds shall be applied in accordance with Section 1.3(d).

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5.5           Compliance with Laws.

(a)           Each Credit Party shall comply with all federal, provincial, state, local and foreign laws and regulations applicable to it, including ERISA, those relating to employment and labor matters, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           (i)           For each existing, or hereafter adopted, Canadian Pension Plan, Canadian Benefit Plan and ERISA Plan, each Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii)           All employer or employee payments, contributions or premiums required to be remitted or paid to or in respect of each Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan shall be paid or remitted by each Credit Party in a timely fashion in accordance with the terms thereof, of any funding agreements and of all applicable laws.

(iii)           Parent shall deliver to Agent (i) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan or ERISA Plan; and (iii) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of US$250,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the establishment of any new Canadian Pension Plan, Canadian Benefit Plan or ERISA Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

(c)           Each Credit Party shall (i) at all times comply with, and perform such acts as may be required by, all applicable laws (including all laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations) in connection with the servicing and management of the Collateral and performance by each Credit Party under this Agreement, and (ii) maintain an effective system of audits and controls adequate to ensure that each Credit Party and its agents, representatives, employees and other staff are trained to and do perform their respective obligations, meet the requirements of the Credit Party set forth in this Agreement or pursuant to applicable laws, and comply with applicable laws. In furtherance thereof, each Credit Party shall obtain and maintain such licenses, permits, and other governmental approvals or qualifications required to enable each Credit Party to perform its obligations hereunder. Borrowers shall maintain a file of such documentation as may be required under applicable laws and shall make such file available to Agent for inspection upon Agent’s reasonable request.

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(d)           Without limiting the foregoing, each Credit Party and its officers, directors, employees, shareholders, members, agents or Affiliates, acting on its behalf, (i) shall not take any action that may constitute a violation of, or cause Lender or any Affiliate thereof to be in violation of, the FCPA or any applicable anti-bribery or related laws, and (ii) shall observe the Compliance Procedures, and, in connection therewith, maintain, an effective system of audits and controls, including an Anti-Money Laundering Plan, adequate to ensure that all of their agents, representatives, employees, and other staff are trained to ensure that any amounts paid to the Agent or to any Lender are not derived from Illegal Proceeds or an Illegal Source.

5.6           Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at the Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7           Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8           Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate and Vessels in compliance with all Environmental Laws and Environmental Permits except where the failure to comply could not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material for which a Credit Party is responsible unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate or of any order or intention to issue an order under any Environmental Laws by any Governmental Authority that is reasonably likely to result in Material Environmental Liabilities; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation, Release or order or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Material Environmental Liabilities, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, order or other matter. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate or of the issuance or threat to issue any order under Environmental Laws by any Governmental Authority, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. The Borrowers shall be jointly and severally responsible to reimburse Agent for the reasonable and documented out-of-pocket costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

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5.9           Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, the mortgagee of each owned property and the bailee with respect to each warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory with a value in excess of US$100,000 individually or US$250,000 in the aggregate shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage, debenture, deed of trust or similar document granting Agent a first priority Lien on such Real Estate (subject to Permitted Encumbrances), together with a real property survey, local counsel opinion(s), and, if required by Agent, an environmental audit, mortgage title insurance commitment, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

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5.10           Further Assurances. Each Credit Party agrees that it shall, and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.11           Additional Provisions Regarding Vessels.

(a)           Cdn. Borrower shall maintain (i) the documentation of the Cdn. Vessels under the laws of Canada and the registration of such Cdn. Vessels at any port in the province of Ontario as Canadian Ships within the meaning of the Canada Shipping Act and (ii) the qualification of the Cdn. Vessels to operate in the Canadian coastwide trade. Cdn. Borrower will maintain all necessary licenses and permits in force at all times, and not do or permit anything to be done which might affect such documentation, registration or qualification (except with respect to the Manitoulin prior to and while the vessel is undergoing the Conversion at the Conversion Shipyard as contemplated by Section 5.15 below). Each of Grand River and Black Creek shall maintain the documentation of the US Vessels that it owns under the laws of the United States of America (and shall ensure that the owner of each US Vessel not owned by it maintains the documentation of such US Vessels under the laws of the United States of America) and shall maintain the qualification of the US Vessels to operate in the US coastwide trade, in each case, except for any failure to comply associated with and only to the extent required during a period of seasonal temporary layup. Grand River and Black Creek will maintain, or will cause the owners of the US Vessels to maintain, all proper licenses and permits in force at all times and not do or permit anything to be done which might affect such documentation, registration or qualification, other than, (x) with respect to any period of seasonal temporary layup and (y) with respect to the Invincible, any failure to comply associated with and only to the extent required during a period of temporary or long-term lay-up.  For the avoidance of doubt and not in limitation of the foregoing, during any period of temporary or long-term layup of the Invincible, the Invincible shall not be required to have or maintain a five-year dry-dock survey, and other similar survey or inspection or any certificate of compliance to sail.

(b)           Except as provided in clause (d) of this Section 5.11 with respect to the Manitoulin and the Invincible, Cdn. Borrower shall or shall cause the owners of the Cdn. Vessels and Grand River and Black Creek shall or shall cause the owner of the US Vessels to, ensure that each of them:

(i)           will at all times preserve, repair and keep in thoroughly good and seaworthy repair and good order and condition the Vessels and all machinery and equipment and appurtenances thereto up to a modern standard of usage, and maintain the same consistently with the best practices in respect of similar vessels; and in any event, it will maintain each Vessel in such condition as will entitle her to be classified “+ 100 A1” by Lloyds Register of Shipping or an equivalent classification by The American Bureau of Shipping or by another classification society acceptable to the Agent, and will furnish to the Agent, upon request, the certificate evidencing such classification; and at all times upon reasonable notice allow the Agent or its representatives access to each Vessel in order to inspect the state of repair; provided, that unless an Event of Default has occurred and is continuing and except as otherwise provided herein, the Borrowers shall not be required to pay the costs of such access (including liability insurance) or for more than one such inspection per year;

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(ii)           will not suffer or permit the Vessels to be used or navigated in any manner inconsistent with any of the marine insurance policies thereon, and it shall comply and shall require the master, officers and engineers of the Vessels from time to time and at all times to comply in all material respects with all statutory rules, regulations, by-laws and ordinances relating to the operation and navigation of the Vessels or which from time to time may be in force and applicable thereto;

(iii)           will warrant and defend the title to the Vessels and its possession thereof for the benefit of the Agent and the Lenders against the claims and demands of all Persons whomsoever, except for claims and demands constituting Permitted Encumbrances;

(iv)           will pay and discharge, upon the due date thereof, all debts, damages and liabilities which have given rise or may give rise to maritime or possessory liens (except for Permitted Maritime Liens) on the Vessels or to claims enforceable by action in rem against any thereof or to any similar process so as to keep the Vessels free from arrest or detention, and, in the event of arrest or detention of a Vessel being threatened or effected, it will forthwith notify the Agent and shall take all steps and make all payments necessary to obtain the release thereof forthwith and no later than 15 days from the date of receiving notice of any such arrest or detention;

(v)           except as set forth in Section 6.9(d), 6.9(e) and 6.13 (as to a Permitted Sale Leaseback Transaction), will not sell, mortgage or transfer any Vessel or any share or interest therein, in any manner, or agree to any charter of any Vessel, without the prior written consent of the Agent, and any such written consent to any one mortgage, transfer or charter shall not be construed to be a waiver of this provision in respect of any subsequent mortgage, transfer or charter;

(vi)           will comply with and satisfy at all times the requirements of all requisite laws so as to maintain the Fleet Mortgages and the Mortgages as valid marine mortgages upon the Vessels and all of their accessories, appurtenances and equipment and all additions, improvements and replacements made in and to the Vessels and will not create, incur, cause or suffer to exist any Lien on the Vessels at any time other than Permitted Encumbrances;

(vii)           will provide the Agent promptly with such information as may be reasonably requested by the Agent regarding the Vessels, their location and employment, the particulars of all tonnages, salvages and copies of all charters and contracts;

(viii)           will pay or cause to be paid, upon the due dates thereof, all Taxes, rates, fees, levies, fines, tolls, charges, duties, penalties, excises, assessments, disbursements and all other outgoings payable in respect of the Vessels and their use, ownership, documentation, registration and maintenance and, when requested by the Agent, produce all relevant receipts therefor:

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(ix)           will permit Agent or its authorized representative, whenever reasonably requested by Agent, to review the survey files of each Vessel;

(x)           will promptly give notice to the Agent of:

(A)           any notice of expropriation of a Vessel or action or proceeding which it believes might have a materially adverse effect on the financial condition of it or its Business;

(B)           all claims, proceedings or Litigation in respect of a Vessel, whether or not any such claim, proceeding or Litigation is covered by insurance;

(C)           any violation of any law, statute, rule or regulation which does or may materially adversely affect the operation of a Vessel;

(D)           any Lien registered against a Vessel; and

(E)           any material change proposed to be made in the structure, type or speed of a Vessel and will not permit to be made any such change which could reasonably be expected to prejudice the interests of the Agent and the Lenders;

(xi)           will cause to be carried with each Vessel’s papers on board such Vessel a certified copy of the applicable Fleet Mortgage or Mortgage, and of any amendments or supplements hereto or assignments hereof, and to exhibit the same on demand, to any person having business with such Vessel and to any representative of the Borrowers, the Agent or the Lenders. Unless otherwise approved by the Agent, a notice reading as follows, printed in plain type of such size that each paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed under glass, shall be placed and kept prominently displayed on each Vessel:

NOTICE OF MORTGAGE (Canadian registered Vessels)

This Vessel is owned by and is covered by a statutory ship mortgage for Canadian registered Vessels in favor of Bank of America, N.A., as agent and as mortgagee, as supplemented by an agreement with such mortgagee. Except as permitted under the terms of such mortgage or such agreement, no owner, operator, charterer, cargo owner, subcharterer or master of this Vessel, or any other person, has the right, power or authority to create, incur or permit to exist on this Vessel any lien whatsoever other than liens for crew’s wages and salvage and liens for dock, harbor and canal charges.

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NOTICE OF MORTGAGE (US registered Vessels)

This Vessel is covered by a First Preferred Fleet Mortgage dated March 27, 2015 in favor of Bank of America, N.A., as Agent (the “Mortgagee”), under authority of Chapter 313, Title 46 of the United States Code. Under the terms of said Mortgage, none of the Shipowner, any charterer, the Master of this Vessel, or any other person or entity has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than the lien of said Mortgage and liens for current crew’s wages, general average, salvage and liens incurred in the ordinary course of operation of the Vessel which are not yet due and payable.

Such notice shall be changed to reflect the identity of any successor to a Credit Party or the Agent.

(xii)           ensure that the Cdn. Vessels and US Vessels are employed in lawful trades between safe ports and safe places on the Great Lakes of North America and their connecting and tributary waters and on the St. Lawrence Seaway above the Anticosti Island;

(xiii)           will notify the Agent prior to entering into any contract for the use of any Vessel in salt water other than in any area located within the geographical limits set out in clause (xii) above; and

(xiv)           shall, upon request, provide Agent with information relating to the refitting, winter work or dry dock surveying of the Vessels including information as to the progress, timing and cost thereof.

(c)           The Credit Parties shall cause the applicable owner of each US Vessel to renew on an annual basis, prior to the reactivation of such US Vessel, any expired certificate evidencing such US Vessel’s classification by the American Bureau of Shipping or by another classification society acceptable to the Agent, and will promptly, upon such renewal, furnish to Agent each such certificate.

(d)           Notwithstanding anything to the contrary set forth in clauses (b) through (c) of this Section 5.11, (A) clauses (i), (ii), (xi), (xii) and (xiv) of clause (b) of this Section 5.11 shall not apply to with respect to the Manitoulin until the completion of the Conversion; and (B) clauses (i) and (xii) of clause (b) of this Section 5.11 and clause (c) of this Section 5.11 shall not apply with respect to the Invincible during any period of temporary or long-term layup.

5.12           [Reserved].

5.13           OFAC; Counter-Terrorism; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 3.30 and 3.31.

5.14           Depository Banks. Subject to the terms and provisions of Annex C, the Credit Parties and their Subsidiaries shall provide that (a) a Lender or one of its Affiliates shall be their principal United States depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of their business, so long as there is a Lender or an Affiliate of a Lender which is capable of providing cash management services, wishes to provide such services and is otherwise reasonably acceptable to Agent, and a bank reasonably acceptable to Agent shall be their principal Canadian depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of their business.

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5.15           The Manitoulin.

(a)           The Manitoulin was purchased, registered and named or re-named, as the case may be, and title thereto (except for solely the Excluded Portion of the Manitoulin) vested with Lower Lakes 17, prior to the Closing Date, but as of the Closing Date the Manitoulin continues to undergo conversion at the Conversion Shipyard in order to render it suitable for use in the Business (the “Conversion”). Promptly following the completion of the Conversion:

(i)            the insurances with respect to the Manitoulin shall be amended as necessary to meet or exceed all requirements in Annex K, or additional insurances shall be placed to meet such requirements (including mortgagee’s interest insurance, and if applicable, insurance covering chartering risks), and all of the rights, title and interest of Lower Lakes 17 with respect to such insurances shall be assigned with first priority to the Agent and with second priority to the Second Lien Agent in accordance with the terms of this Agreement (including Annex K hereof) and the Mortgages, in each case, subject to Permitted Encumbrances; and

(ii)           Except during any period in which there is a Permitted Sale-Leaseback Transaction, Lower Lakes 17 shall execute and deliver (A) to the Agent, a first priority Assignment of Material Contracts and a first priority Assignment of Earnings and Charters, and (B) to the Second Lien Agent, a second priority Assignment of Material Contracts and a second priority Assignment of Earnings and Charters, substantially in the form of such documents executed and delivered to the Agent and the Second Lien Agent with respect to the other Cdn. Vessels.

(b)           During the Conversion, the Manitoulin shall be insured (i) in accordance with the terms of the Conversion Contract in an amount not less than the purchase price plus the cost of the Conversion and (ii) as otherwise reasonably required by the Agent (it being understood and agreed that the insurance requirements of this Agreement (including Annex K hereof) are reasonable). Lower Lakes 17 shall assign all of its right, title and interest with respect to such insurances to the Agent, with first priority, and to the Second Lien Agent with second priority, on terms and conditions acceptable to the Agent.

(c)           As part of the Conversion, a portion of the forebody of the Manitoulin will be removed, and title to such removed portion of the forebody (“Excluded Portion of the Manitoulin”) will be transferred to the Conversion Shipyard free and clear of all liens and encumbrances. Agent and Lenders agree to waive any interest they may have in the Excluded Portion of the Manitoulin. As part of the Conversion, a new forebody will be installed on the Manitoulin. Upon attaching the new forebody to the Manitoulin, the existing Mortgages on the Manitoulin in favor of the Agent and the Second Lien Agent shall immediately cover such new forebody.

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(i)           Immediately upon redelivery of the Manitoulin by the Conversion Shipyard to Lower Lakes 17, Lower Lakes 17 shall execute and deliver additional Collateral Documents to the Agent sufficient to grant to the Agent, with first priority, and to the Second Lien Agent, with second priority, security interests in the Manitoulin, its insurances, charters and earnings, equivalent to the security interests granted by Cdn. Borrower with respect to the other Cdn. Vessels. The Manitoulin shall then undertake a voyage from China to the Great Lakes to commence operation as a Great Lakes vessel.

(d)           For the avoidance of doubt, except as otherwise provided in this Section 5.15, the Manitoulin shall, at all times and for all purposes, be considered and treated as a Cdn. Vessel, and all the terms of this Agreement and the other Loan Documents applicable to the Cdn. Vessels shall apply equally to the Manitoulin. In addition, the Collateral Documents delivered with respect to the Manitoulin shall be considered and treated as Collateral Documents hereunder, and the other provisions of this Agreement applicable to the Collateral Documents with respect to the other Vessels shall apply equally to the Collateral Documents delivered hereunder with respect to the Manitoulin.

5.16           Post-Closing Obligations. Promptly but in any case within the periods set forth on Annex D-2 (or such later date as agreed to by Agent in its sole discretion), the Borrowers shall deliver to Agent each of the items set forth on Annex D-2, in form and substance satisfactory to Agent.

6.	NEGATIVE COVENANTS

Each Credit Party agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1           Amalgamations, Mergers, Subsidiaries, Etc. Except in connection with a Permitted Acquisition or Permitted Lower Lakes 17 Combination, no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

6.2           Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) a Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to a Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; and (b) each Credit Party may maintain its existing investments, stocks, notes or securities in its Subsidiaries as of the Closing Date.

6.3           Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or accelerating the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (iv) hedging obligations under swaps, caps and collar arrangements arranged by Bank of America, entered into with a Lender or one of its Affiliates or entered into with another financial institution approved by the Agent, (v) Permitted Intercompany Indebtedness on terms acceptable to the Agent, and if required by the Agent, subject to a subordination agreement acceptable to the Agent, (vi) the Second Lien Debt incurred on March 11, 2014, plus additional Second Lien Debt in an aggregate principal amount not to exceed US$35,000,000 incurred pursuant to the Second Lien Credit Agreement and in accordance with the terms of the Intercreditor Agreement so long as (x) no Default or Event of Default is then in existence or could reasonably be expected to result from the incurrence of such additional Second Lien Debt and (y) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such incurrence of additional Second Lien Debt, (vii) Indebtedness constituting Obligations under Secured Rate Contracts, and (viii) if, notwithstanding the express exclusion set forth in the definition of Indebtedness herein, the applicable Credit Party’s payment and performance obligations under the Fuel Fixed Forward Price Agreement are deemed at any time and/or for any purpose to be Indebtedness, then also such payment and performance obligations. In addition, Lower Lakes may enter into one or more other rate contracts in respect of the Term Loans and Incremental Loans (each as defined in the Second Lien Credit Agreement) incurred thereby in order to provide a US Dollar currency hedge therefor, so long as such rate contracts are entered into for bona fide hedging purposes and not for speculation.

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6.4           Employee Loans and Affiliate Transactions.

(a)           No Credit Party shall enter into or be a party to any transaction with any Affiliate thereof except (i) the incurrence of Permitted Intercompany Indebtedness, (ii) those transactions described in Disclosure Schedule 6.4 and (iii) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party.

(b)           No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) those transactions described in Disclosure Schedule 6.4 and (ii) loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of US$50,000 to any employee and up to a maximum of US$300,000 in the aggregate at any one time outstanding.

6.5           Capital Structure and Business. No Credit Party (other than Rand) shall issue additional Stock unless all such additional Stock is immediately pledged and deposited with and in favor of the Agent along with the appropriate stock powers and any other documentation that may be required by the Agent. Upon the request of Agent, Borrowers’ Counsel shall provide an opinion to the Agent regarding the issued and outstanding capital Stock of the Credit Party that has issued such Stock. No Credit Party shall amend its constituting or constating documents, by-laws, partnership agreement or operating agreement, as applicable, in a manner that could adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the Business. No Credit Party shall amend its constituting or constating documents to add provisions which require director consent only to the transfer of such Credit Party’s shares or other equity securities.

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6.6           Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) as set forth on Disclosure Schedule (6.6), (d) the guaranty by Rand of amounts owing by Black Creek and Black Creek Holdings under the Black Creek Asset Purchase Agreement, so long as such guaranty is subordinated to the Obligations on terms and conditions satisfactory to the Agent and (e) if, notwithstanding the express exclusion set forth in the definition of Guaranteed Indebtedness herein, the applicable Credit Party’s payment and performance obligations under the Fuel Fixed Forward Price Agreement are deemed at any time and/or for any purpose to be Guaranteed Indebtedness, then also such payment and performance obligations.

6.7           Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness permitted pursuant to Section 6.3(iii); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than US$1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within ten (10) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens arising in connection with the Second Lien Debt solely to the extent permitted by the Intercreditor Agreement; and (e) Liens granted in and to cash collateral or other credit support provided to secure the applicable Credit Party’s payment and performance obligations to the Seller (as defined in the Fuel Fixed Forward Price Agreement) under the Fuel Fixed Forward Price Agreement.  In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of the Secured Parties, as additional Collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. Nothing in this Section 6.7 is intended to evidence an intention or agreement on the part of the Agent or the Lenders that the Liens securing the Obligations or the Obligations be or have been subordinated to any of the Liens described in paragraphs (a), (b), (c) or (d) hereof or to cause any such subordination to occur.

6.8           Operating Leases. No Credit Party shall permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by Borrowers and their Subsidiaries (on a consolidated basis) to exceed US$1,500,000 in any Fiscal Year.

6.9           Sale of Stock and Assets. Except as permitted by Section 6.13, no Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by the Credit Parties of Equipment or Fixtures that are obsolete or no longer used or useful in the Business and having a book value not exceeding US$250,000 in the aggregate in any Fiscal Year, (c) the sale or other disposition of other assets having a book value not exceeding US$50,000 in the aggregate in any Fiscal Year, (d) the sale or other disposition of a Vessel; provided that (i) no more than one Vessel may be sold or disposed of in any Fiscal Year and no more than three Vessels shall be sold or disposed of during the term of this Agreement, (ii) the net proceeds of such sale shall be at least 100% of the Fair Market Value of such Vessel as of the Closing Date (as determined by reference to the most recent appraisal accepted by Agent pursuant to Annex F), unless such sale is consented to in advance in writing by the Agent and (iii) following such sale or disposition, the net proceeds shall be immediately applied to prepay the Revolving Loans and the Revolving Loan Commitments shall be permanently reduced by the amount of any such prepayments, and (e) Lower Lakes 17 may transfer the Manitoulin to Lower Lakes on terms reasonably acceptable to the Agent. Without the consent of the Agent, sales permitted pursuant to the terms of Section 6.9(b) and (c) shall not be permitted during the existence of a Default or an Event of Default.

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6.10           Pension and Benefit Plans; ERISA Plans.

(a)           No Credit Party shall establish any new defined benefit Canadian Pension Plan or assume or incur any liability in respect of any such Canadian Pension Plan. No Credit Party shall permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law. No Credit Party shall terminate or wind-up any defined benefit Canadian Pension Plan.

(b)           No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 430 of the Revenue Code or Section 303 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event could reasonably be expected to result in taxes, penalties and other liability in excess of US$100,000 in the aggregate. No Credit Party shall cause or suffer to exist any event that could reasonably be expected to result in the imposition of a Lien with respect to any ERISA Plan.

6.11           Financial Covenants. Rand and its Subsidiaries shall not breach or fail to comply with any of the Financial Covenants.

6.12           Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material where such Release could reasonably be expected to (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any Real Estate or any of the Collateral.

6.13           Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets, except a Permitted Sale-Leaseback Transaction.

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6.14           Restricted Payments. No Credit Party shall make any Restricted Payment, except: (a) dividends and distributions by any Credit Party to any other Credit Party (other than Rand, Rand Finance or Parent); (b) dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to pay (and Rand shall promptly pay) dividends with respect to the common Stock of Rand so long as, immediately prior and upon giving effect thereto, on a pro forma basis, (i) the Fixed Charge Coverage Ratio (provided that, solely for the purposes of this Section 6.14(b) and for the first four (4) full Fiscal Quarters commencing after the Closing Date, the calculation of the Fixed Charge Ratio shall exclude amortization of the term loan Indebtedness repaid on the Closing Date with the proceeds of Revolving Credit Advances) shall not be less than 1.10:1.00, (ii) the Senior Funded Debt to EBITDA Ratio shall be less than or equal to that required as at the end of the Fiscal Quarter then most recently ended and as at the end of the then current Fiscal Quarter, (iii) Aggregate Borrowing Availability at all times during the immediately preceding period of 30 consecutive Business Days shall not be less than the greater of (A) US$43,500,000 and (B) 30% of the lesser of (I) the Revolving Loan Commitments at such time and (II) the Aggregate Borrowing Base at such time, and (iv) no Default or Event of Default shall have occurred and be continuing; (c) employee loans permitted under Section 6.4(b); (d) payments of principal and interest of Permitted Intercompany Indebtedness issued in accordance with Section 6.3 (provided that, upon the occurrence of a Default or Event of Default, the Agent may provide notice that payments may no longer be made); (e) dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to pay (and Rand shall promptly pay) cash dividends with respect to the Preferred Equity required under Rand’s certificate of designations as in effect on the Closing Date, in any rolling twelve (12) month period not to exceed an aggregate amount equal to the sum of: (A)  US$1,200,000 on account of any accrued and unpaid dividends attributable to such period,  plus (B) up to US$1,200,000 on account of any accrued and unpaid dividends (and any unpaid interest thereon) attributable to the prior rolling twelve (12) month period, so long as (i) immediately prior and upon giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) such dividend has been declared and paid in compliance with all applicable laws; provided that the aggregate amount of any such dividends permitted to be made in any period of twelve consecutive months shall not exceed US$2,400,000; (f) dividends by any Subsidiary of Parent to Parent and immediately thereafter by Parent to Rand to pay (and Rand shall promptly pay) the ratable share of taxes owed by Borrowers and their Subsidiaries, Parent and Rand’s corporate overhead and directors’ fees, in each case to the extent incurred in the ordinary course of business in accordance with a budget previously provided to the Agent and the Lenders; (g) (1) the conversion of all or any portion of the Preferred Equity into subordinated notes issued by Rand on the terms specified in Rand’s articles of incorporation and the certificate of designations dated August 1, 2006 relating to such Preferred Equity and on other terms and conditions reasonably acceptable to Agent, so long as such subordinated notes include subordination provisions substantially in the form of Exhibit 6.14 hereof and (2) following such conversion, the payment of dividends by any Credit Party to Parent and immediately thereafter by Parent to Rand to allow Rand to make regularly scheduled cash interest payments on such subordinated notes, so long as in either case no Default or Event of Default is then in existence or could reasonably be expected to result from the payment of such dividends or interest; (h) dividends by Black Creek Holdings to Rand so long as such amount is contributed promptly thereafter by Rand to Parent and by Parent to any Borrower; (i) conversions of Permitted Intercompany Indebtedness owing to Parent of up to US$30,000,000 in the aggregate during the term of this Agreement into preferred equity of the applicable Credit Party having terms acceptable to the Agent, so long as such preferred equity is pledged to the Agent, on behalf of the Secured Parties, as additional Collateral for the Obligations; (j) in each case to the extent due and payable on a non-accelerated basis, Borrowers may make regularly scheduled payments of interest in respect of the Second Lien Debt to the extent permitted under the Intercreditor Agreement; (k) [reserved]; (l) a Preferred Equity conversion make-whole payment in an amount not to exceed US$2,400,000 in the aggregate so long as (i) no Default or Event of Default exists or would result therefrom and (ii) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such payment; (m) payments made to redeem Preferred Equity of Rand solely from the proceeds of the issuance of common Stock of Rand in an amount not to exceed US$15,000,000 during the term of this Agreement so long as (i) no Default or Event of Default is then in existence or could reasonably be expected to result therefrom and (ii) the Credit Parties are in compliance on a pro forma basis with the covenants contained in Annex G after giving effect to such payment; and (n) Indebtedness (other than the Second Lien Debt) secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or (c).

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6.15           Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or if not a corporation, its name as it appears in official filings in the jurisdiction of its organization, (b) change its chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, or (d) change its jurisdiction of incorporation, organization or formation, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection and, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of Secured Parties, in any Collateral, has been completed or taken; provided, that with respect to clauses (b) and (d), any such new location shall be in Canada, in the case of a Cdn. Credit Party, or the United States, in the case of a US Credit Party. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate or organizational structure in any manner that might make any financing statement filed in connection herewith or any other Loan Document materially misleading within the meaning of section 46(4) of the PPSA or of the Code (or any comparable provision then in effect) except upon prior written notice to Agent and after Agent’s written acknowledgement that any reasonable action requested by Agent in connection therewith, including to continue the perfection or, in the case of the Province of Quebec, publication, of any Liens in favor of Agent, on behalf of the Secured Parties, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

6.16           No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary to a Borrower.

6.17           Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate.

6.18           Material Contracts and Second Lien Loan Documents.

(a)           No Credit Party shall amend or terminate a Material Contract in any way that could materially and adversely affect the business of the Credit Parties taken as a whole.

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(b)           No Credit Party shall amend the Management Incentive Plan in any manner that results in an increase or acceleration of payment of any amounts payable thereunder.

(c)           No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Second Lien Loan Documents except to the extent permitted by the Intercreditor Agreement.

6.19           [Reserved].

6.20           Salt Water Operation. No Credit Party shall, or shall permit any other Person to, operate the Vessels in (a) any manner contrary to the provisions of Sections 5.11(b)(xii) and (xiii) and (b) salt water for any period of time (other than trades permitted by Section 5.11(b)(xii)), in each case, without the consent of the Agent, except in the case of the Manitoulin the voyage from China to the Great Lakes contemplated in Section 5.15(c)(i).

6.21           Time Charters. None of the US Borrowers shall terminate any Time Charter Agreement or agree to amend its terms in any manner which would be unfavorable from the perspective of such US Borrower, without the prior written consent of the Agent, which shall not be unreasonably withheld. Upon the occurrence of an Event of Default and written notice being provided by Agent to the US Borrowers, the US Borrowers shall not make any payments under any Time Charter Agreement.

6.22           Bareboat Charter Agreements. No Credit Party shall either (a) permit any Bareboat Charter Agreement to be terminated or agree to amend its terms in any manner unfavorable from the perspective of such Credit Party or (b) permit any sub-bareboat charter of any Vessel, without in any such case first obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.

6.23           Capital/Corporate Structure. No Credit Party shall make any changes in its capital or corporate structure which could result in any US Borrower failing to be a citizen of the United States within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own and operate a U.S.-flag vessel in the US coastwise trade.

6.24           Acquisitions. No Credit Party shall make any Acquisition, except a Permitted Acquisition.

7.	TERM

7.1           Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations (other than Unasserted Obligations) shall be automatically due and payable in full on such date.

7.2           Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and the other Secured Parties, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

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8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1           Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)           (i) Any Borrower fails to make any payment of principal (including mandatory prepayments) of, or interest on, the Loans or any of the other Obligations when due and payable, (ii) any Borrower fails to make any payment of Fees owing in respect of the Loans or any of the other Obligations when due and payable if the same is not remedied within one (1) Business Day, or (iii) any Credit Party fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 1.8, 5.4(a), 5.14 or 6, any of the provisions set forth in Annex B, C or G or paragraph (r) of Annex E.

(c)           Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annex E (other than paragraph (r)) or F, and the same shall remain unremedied for three (3) Business Days or more.

(d)           Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

(e)           Any representation or warranty made by any Credit Party herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Credit Party to Agent or any Lender in connection therewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(f)           Any default shall occur under the terms of the Second Lien Loan Documents that is not cured within any applicable grace period therefor; or a default or breach shall occur under any other agreement, document or instrument (other than the Second Lien Loan Documents) to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of US$250,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or an agent or a trustee therefor to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of US$250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder, agent or trustee.

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(g)           Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect (other than (i) inadvertent, immaterial errors not exceeding US$50,000 in the aggregate in any Borrowing Base Certificate, (ii) errors understating a Borrowing Base and (iii) errors occurring when Borrowing Availability continues to exceed US$5,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(h)           Assets of any Credit Party with a Fair Market Value of US$300,000 or more are attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any interim receiver, receiver, receiver and manager, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(i)           Any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Credit Party under any Insolvency Law or other applicable law in any jurisdiction in respect of the:

(i)           bankruptcy, liquidation, winding-up, dissolution or suspension of general operations,

(ii)           composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations,

(iii)           appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for such Credit Party, or for all or a substantial part of the assets of such Credit Party, or

(iv)           possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of such Credit Party,and such case or proceeding shall remain undismissed or unstayed for 60 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

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(j)           Any Credit Party (i) commences on a voluntary basis, or fails to contest in a timely and appropriate manner or consents to the institution of any proceeding referred to in Section 8.1(i) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustee or sequestrator (or similar official) of such Credit Party or of all or any substantial part of such Credit Party’s assets, or (ii) take any corporate (or analogous) action in furtherance of any of the foregoing or of any of the proceedings referred to in Section 8.1(i), or (iii) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or is otherwise insolvent.

(k)           Final judgment or judgments for the payment of money in excess of US$350,000 in the aggregate at any time is entered or rendered against any Credit Party (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within forty-five (45) days after the entry thereof, paid or discharged or the execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(l)           Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected or prohibited (or applicable) first priority or ranking Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(m)           Any Change of Control occurs.

(n)           Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities generating more than 15% of any Borrower’s revenues for the Fiscal Year preceding such event cease or are substantially curtailed and such cessation or curtailment continues for more than thirty (30) days. For greater certainty, neither (i) the commencement of the winter season and the cessation of the operation of the Vessels by the Credit Parties in accordance with past practice as a consequence thereof, (ii) the temporary lay-up from service of up to three (3) Vessels not then subject to Time Charter Agreements in the ordinary course of business shall constitute an Event of Default or (iii) any other lay-up expressly permitted by this Agreement, including without limitation, as contemplated in respect of the Invincible during its lay-up and the Manitoulin during the period prior to the completion of the Conversion.

(o)           Any default or breach by a Credit Party occurs and is continuing under any Material Contract or any Material Contract shall be terminated and not replaced with a new contract on substantially similar terms, in either case, where the result thereof could result in a Material Adverse Effect.

(p)           Any default under, breach in respect of or termination of, any Time Charter Agreement or any Bareboat Charter Agreement shall occur that allows any party to such agreement to terminate such agreement, in either case, where the result thereof could result in a Material Adverse Effect.

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(q)           Any failure by a US Credit Party to be a citizen of the United States within the meaning of 46 U.S.C. § 50501(a), (b) and (d), and the regulations promulgated thereunder, eligible and qualified to own and operate a U.S.-flag vessel in the US coastwise trade.

(r)           Any change in the ownership structure of any Borrower from that existing as of the Closing Date, except as otherwise permitted herein.

(s)           The subordination provisions of the Intercreditor Agreement or any agreement or instrument governing any Subordinated Indebtedness or Second Lien Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

8.2           Remedies.

(a)           If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facilities with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made in Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.

(b)           If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate either or both Revolving Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce either or both Revolving Loan Commitments from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower and each other Credit Party; and/or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA, the Code and other applicable laws; provided, that upon the occurrence of an Event of Default specified in Section 8.1(i), (j) or (m), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3           Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents of title, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1           Assignment and Participations.

(a)           Subject to the terms of this Section 9.1, any Lender may upon notice to Borrowers make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) be in a minimum aggregate amount equal to US$1,000,000 or, if less, the entire commitment or the principal amount of the loan being assigned; (iv) include a payment to Agent of an assignment fee of US$3,500. Agent’s refusal to accept an assignment to a Person that would be a Non-Funding Lender or an Impacted Lender or a holder of Second Lien Debt or an Affiliate of such a holder, or the imposition of conditions or limitations (including limitations on voting) upon assignments to such Persons, shall not be deemed to be unreasonable. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder; provided that, so long as no Event of Default has occurred and is continuing, in the case of an assignment by a US Revolving Lender, if such assignee is a non-resident of the United States for purposes of the Revenue Code in respect of any payment that may be made by any US Borrower, such assignee shall not be entitled to any gross-up payment or indemnification pursuant to Section 1.14 from such US Borrower on account of any withholding taxes eligible on such payment. So long as no Event of Default has occurred and is continuing, without the Borrowers’ consent (acting reasonably), no Lender may assign its Commitment to any person in the business of owning or operating ships transporting bulk cargo on the Great Lakes or any subsidiary of such a person. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of such Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify the applicable Borrower and such Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned.

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(b)           Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by the Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). No Borrower or other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

(c)           Except as expressly provided in this Section 9.1, no Lender shall, as between any Borrower and such Lender, or Agent and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(d)           Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by a Borrower shall only be certified by such Borrower as having been prepared by such Borrower in compliance with the representations contained in Section 3.4(b).

(e)           A Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) and to the other Secured Parties; provided, that such Lender shall obtain from such assignees or participants or such other Secured Parties confidentiality covenants substantially equivalent to those contained in Section 11.8.

9.2           Appointment of Agent. Bank of America is hereby appointed to act on behalf of all Secured Parties as Agent, under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and the other Secured Parties and no Credit Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Secured Parties and does not assume, and shall not be deemed to have assumed, any obligation toward or, relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of its Subsidiaries or any Account Debtor that is communicated to or obtained by Bank of America or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of its officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, each Lender acknowledges that it has received a copy of the Intercreditor Agreement, consents to and authorizes Agent’s execution and delivery thereof on behalf of such Lender and agrees to be bound by the terms and provisions thereof, including the purchase option contained therein.

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If Agent shall request instructions from Requisite Lenders, all affected Lenders or all Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, all affected Lenders or all Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, all affected Lenders or all Lenders, as applicable.

For the purposes of holding any security granted by any Borrower or any other Credit Party pursuant to the laws of the Province of Quebec to secure payment of any debenture issued by a Borrower or any Credit Party, Agent is hereby appointed to act as the person holding the power of attorney (fondé de pouvoir) pursuant to article 2692 of the Civil Code of Quebec to act on behalf of each of the debentureholders, initially namely Bank of America in its capacity as Agent for Lenders. Each Person who is or becomes a Lender and each assignee holder of any Note issued by a Borrower or any Credit Party shall be deemed to ratify the power of attorney (fondé de pouvoir) granted to Agent hereunder by its execution of an Assignment Agreement. Agent agrees to act in such capacity. Each party hereto agrees that, notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec), Agent, as fondé de pouvoir, shall also be entitled to act as a debentureholder and to acquire and/or be the pledgee of any debentures or other titles of indebtedness to be issued under any deed of hypothec executed by or on behalf of a Borrower or any other Credit Party.

Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent, Joint Lead Arrangers and Joint Bookrunners shall not have any duties or responsibilities, nor shall the Documentation Agent, Joint Lead Arrangers and Joint Bookrunners have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent, Joint Lead Arrangers and Joint Bookrunners. At any time that any Lender serving (or whose Affiliate is serving) as Documentation Agent, Joint Lead Arranger or Joint Bookrunner shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and the US Revolving Loan Commitment or Cdn. Revolving Loan Commitment, as applicable, such Lender (or an Affiliate of such Lender acting as Documentation Agent, Joint Lead Arranger or Joint Bookrunner) shall be deemed to have concurrently resigned as such Documentation Agent, Joint Lead Arranger or Joint Bookrunner.

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9.3           Agents’ Reliance, Etc. Neither Agent nor any of its Affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic mail) believed by it to be genuine and signed or sent by the proper party or parties.

9.4           Bank of America and Affiliates. With respect to its Commitments hereunder, Bank of America shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Bank of America in its individual capacity. Bank of America and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if Bank of America was not Agent and without any duty to account therefor to Lenders. Bank of America and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.5           Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

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9.6           Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of any Credit Party hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable legal fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7           Successor Agent. Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 9.7. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or other entity whose business includes making commercial loans, in each case, organized under the laws of the United States or of any state thereof or of Canada or of any province thereof or named in Schedule III to the Bank Act (Canada), as the case may be, and has a combined capital and surplus of at least US$100,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required during such time that a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) the retiring Agent shall take such actions as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

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9.8           Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices or branches for the account of a Borrower or any Credit Party (regardless of whether such balances are then due to such Borrower or any Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of a Borrower or any Credit Party against and on account of any of the Obligations (other than Unasserted Obligations) that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Sections 1.14 or 1.15). Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrowers and each other Credit Party agree, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts to offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. If a Non-Funding Lender receives any such payment as described in this Section 9.8, such Lender shall turn over such payment to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 9.9 (d)(iv).

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9.9           Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a)           Advances; Payments.

(i)           Revolving Lenders shall refund or participate in the Swing Line Loans in accordance with clauses (iii) and (iv) of Sections 1.1(c) and (d). Subject to the satisfaction of the conditions precedent set forth in Section 2.2, if such Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by electronic communication. Each Revolving Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s applicable account as provided to such Revolving Lender in writing by Agent from time to time not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Canadian Prime Rate Loan, a Canadian Base Rate Loan or a US Base Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan or a BA Rate Loan. After receipt of such wire transfers (or, in the Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the applicable Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii)           Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or electronic mail of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by each Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Non-Funding Lender has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from such Borrower. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender to Agent in writing from time to time or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b)           Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify the applicable Borrower and such Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that such Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to a Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance until reimbursed by the applicable Revolving Lender.

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(c)           Return of Payments.

(i)           If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders.

(i)           Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it, or to make any payment required by it under any Loan Document, or to fund any purchase of any participation to be made or funded by it (including, without limitation, with respect to any Swing Line Loan) on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)           Reallocation. If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) and reimbursement obligations with respect to the applicable Swing Line Loans shall, at Agent’s election at any time or upon any applicable L/C Issuer’s or the applicable Swing Line Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Pro Rata Share of the Revolving Loan Commitment was reduced to zero and each other Revolving Lender’s (other than any other Non-Funding Lender’s or Impacted Lender’s) Pro Rata Share of the Revolving Loan Commitment had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Line Loans and its Pro Rata Share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.

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(iii)           Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 11.2, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans and Commitments, included in the determination of “Requisite Lenders” or “Lenders directly affected” pursuant to Section 11.2) for any voting or consent rights under or with respect to any Loan Document; provided that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case, without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Requisite Lenders, the Loans, Letter of Credit Obligations, and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv)           Borrower Payments to a Non-Funding Lender. Agent shall be authorized to use all portions of any payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties thereof. Agent shall be entitled to hold as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s Pro Rata Share, without giving effect to any reallocation pursuant to subsection 9.9(d)(ii), of all Letter of Credit Obligations until the Obligations (other than Unasserted Obligations) are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, US Revolving Loans or Cdn. Revolving Loans, as applicable, or Letter of Credit participation interests from the other US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, until such time as the aggregate amount of the US Revolving Loans or Cdn. Revolving Loans, as applicable, and participations in Letters of Credit and Letter of Credit Obligations are held by the US Revolving Lenders or other Cdn. Revolving Lenders, as the case may be, in accordance with their Pro Rata Share of the US Revolving Loan Commitment or Cdn. Revolving Loan Commitment, as applicable. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are US Base Rate Loans or Canadian Prime Rate Loans, as applicable. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, the Swing Line Lenders, and other Lenders under the Loan Documents, including such Lender’s Pro Rata Share of all Revolving Loans, Letter of Credit Obligations, and Swing Line Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to subsection 9.9(d)(ii).

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(v)           Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such (A) Lender fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender; provided, that a Non-Funding Lender may not exercise such cure right more than one time during the term of this Agreement. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)           Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender’s portion of the Fee required under Section 1.8(b) hereof during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 9.9(d)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their Pro Rata Share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.

(e)           Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Lenders acknowledge that the Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(f)           Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with Agent and each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

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9.10           Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)           any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon subsection 6.7(c) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all Letter of Credit Obligations and all other Obligations under the Loan Documents, all Obligations arising under Secured Rate Contracts and all Bank Products Obligations, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding Unasserted Obligations (other than Letter of Credit Obligations)) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10.

10.	SUCCESSORS AND ASSIGNS

10.1           Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and permitted assigns (including, to the extent applicable in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and other Secured Parties with respect to the transactions contemplated hereby and no Person (other than a participant in a credit facility being made available hereunder, as provided in Section 9.1) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.	MISCELLANEOUS

11.1           Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

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11.2           Amendments and Waivers.

(a)           Except for actions permitted to be taken solely by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers and by Requisite Lenders or all affected Lenders, as applicable. Except to the extent that this Agreement explicitly allows the Agent to take action without the consent of the Lenders, all amendments, modifications, terminations or waivers shall require the written consent of Requisite Lenders.

(b)           In addition, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and the Supermajority Lenders, amend the definition of “Fixed Charge Coverage Ratio” or “Senior Funded Debt to EBITDA Ratio” (or any defined term used in such definitions), or amend any ratio set forth on Annex G, in each case if the effect of such amendment is to make the financial covenants more favorable to the Credit Parties.

(c)           In addition, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:

(i)           increase the principal amount of any Lender’s Commitment;

(ii)           reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;

(iii)           extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender;

(iv)           waive, forgive, defer, extend or postpone any payment of interest (other than any waiver of the imposition of the Default Rate, which, for the avoidance of doubt, shall require the written consent of the Requisite Lenders) or Fees as to any affected Lender;

(v)           increase the advance rates set forth in the definitions of “Cdn. Borrowing Base” or “US Borrowing Base”, or amend the definition of “Cdn. Borrowing Base”, “US Borrowing Base”, “Eligible Accounts”, “Eligible Cdn. Accounts”, “Eligible US Accounts”, “Eligible Vessels”, “Eligible Cdn. Vessels”, “Eligible US Vessels” (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability (each of which actions shall be deemed to directly affect all Lenders);

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(vi)           change Section 1.3, Section 1.10, or Section 9.8 in a manner that would alter the manner in which payments are shared (which action shall be deemed to directly affect all Lenders);

(vii)           contractually subordinate any Liens in favor of Agent (which action shall be deemed to directly affect all Lenders),

(viii)           release any Guarantee or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding US$7,500,000 in the aggregate (which action shall be deemed to directly affect all Lenders);

(ix)           change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and

(x)           amend or waive this Section 11.2 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance of this Section 11.2.

Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, in addition to Lenders required hereinabove to take such action. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by Bank of America or an Affiliate of Bank of America, Bank of America. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

(d)           If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not so obtained being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at a Borrower’s request, Agent, or a Person reasonably acceptable to Agent, shall have the right, with Agent’s consent and in Agent’s sole discretion (but shall have no obligation), to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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(e)           Upon the payment in full in cash and performance of all of the Obligations (other than Unasserted Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to the Borrowers financing termination statements, mortgage releases and other documents or instruments necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3           Fees and Expenses. Borrowers, on a joint and several basis, shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of all of its legal counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) through (d) below, all Lenders) for all reasonable and documented out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of legal counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a)           any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b)           any Litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise, but excluding any of the foregoing solely between and among Indemnified Persons) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause (b) in respect of any Litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction);

(c)           any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders;

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(d)           any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and its Affiliates, such reimbursement shall be limited to one counsel for all such Lenders; and

(e)           efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable and documented out-of-pocket legal counsels’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such legal counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable and documented out-of-pocket fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4           No Waiver. Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrowers specifying such suspension or waiver.

11.5           Remedies. Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6           Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

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11.7           Conflict of Terms. In the event of a conflict in or between the provisions of this Agreement and the provisions of any of the other Loan Documents then, notwithstanding anything contained in such other Loan Document, the provisions of this Agreement will prevail and the provisions of such other Loan Document will be deemed to be amended to the extent necessary to eliminate such conflict. In particular, if any act or omission of a Credit Party is expressly permitted under this Agreement but is expressly prohibited under another Loan Document, such act or omission shall be permitted. If any act or omission is expressly prohibited under a Loan Document (other than this Agreement), but this Agreement does not expressly permit such act or omission, or if any act is expressly required to be performed under such Loan Document but this Agreement does not expressly relieve the applicable Credit Party from such performance, such circumstance shall not constitute a conflict in or between the provisions of this Agreement and the provisions of such Loan Document.

11.8           Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential, except that Agent and each Lender may disclose such information (i) with the Borrowers’ consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.8 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.8 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any Litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 11.8 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 11.8 shall govern.

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11.9           Governing Law; Submission to Jurisdiction.

(a)           THE LOAN DOCUMENTS (OTHER THAN ANY DOCUMENTS GOVERNED BY ONTARIO OR CANADIAN LAW) AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWERS AND SUCH CREDIT PARTY, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS, THE BORROWERS AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT AND LENDERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT AND LENDERS. THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE BORROWERS AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE BORROWERS AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS OR SUCH OTHER CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE BORROWERS’ OR SUCH OTHER CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

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11.10           Notices.

(a)           Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex H, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement or (ii) addressed to such other address as shall be notified in writing (A) in the case of Borrowers and Agent, to the other parties hereto and (B) in the case of all other parties, to Borrowers and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)           Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails and (iv) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers or Agent) designated in Annex H to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

11.11           Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12           Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an electronic copy of executed counterpart of a signature page to this Agreement by email or telecopier shall be as effective as delivery of an original executed counterpart of this Agreement.

11.13           Press Releases and Related Matters. Each Credit Party and each Lender agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the other or its Affiliates or referring to this Agreement, the other Loan Documents without the consent of the other unless (and only to the extent that) such Credit Party, Lender or Affiliate is required to do so under law and then, in any event, such Credit Party, Lender or Affiliate will consult with the other before issuing such press release or other public disclosure. Agent or any Lender may publish advertising material relating to the financing transactions contemplated by this Agreement using a Credit Party’s name, product photographs, logo or Trademark. Agent or such Lender shall provide a draft of all advertising material to Borrowers for review, comment and consent prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

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11.14           Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.15           Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9, with its counsel.

11.16           No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.17           Judgment Currency.

(a)           If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.17 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.17 being hereinafter in this Section 11.17 referred to as the “Judgment Conversion Date”).

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 11.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

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(c)           The term “rate of exchange” in this Section 11.17 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

(d)           Unless otherwise specified, all references to dollar amounts in this Agreement shall mean US Dollars.

11.18           Joint and Several Obligations (Canada). Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Borrowers’ Obligations (and the Obligations of its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

11.19           Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF AGENT, ANY LENDER OR ANY OTHER PARTY HERETO.

11.20           USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

11.21           Anti-Money Laundering Legislation.

(a)           Each Credit Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Patriot Act, and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and Agent may be required to obtain, verify and record information regarding each Credit Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Credit Party, and the transactions contemplated hereby. Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

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(b)           If Agent has ascertained the identity of the Credit Parties or any authorized signatories of the Credit Parties for the purposes of applicable AML Legislation, then Agent:

(i)           shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of applicable AML Legislation; and

(ii)           shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Agent has no obligation to ascertain the identity of the Credit Parties or any authorized signatories of the Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Credit Parties or any such authorized signatory in doing so.

11.22           [Reserved].

11.23           Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Security Agreements in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.23, or otherwise under the Security Agreements, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.23 shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 11.23 constitute, and this Section 11.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

12.	COLLATERAL ALLOCATION MECHANISM

12.1           Implementation of CAM

(a)           On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 8, (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.1) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to Section 12.2 below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, in the case of any CAM Dollar Lender that has prior to the date thereof notified the Agent and each of the US Borrowers in writing that it has elected to have this clause (iii) apply to it, the interests in the Loans to be received by such CAM Dollar Lender in such deemed exchange shall, automatically and with no further action required, be converted into the Equivalent Amount in US Dollars, determined using the rate of exchange calculated as of such date, of such amount and on and after such date all amounts accruing and owed to such CAM Dollar Lender in respect of such Obligations shall accrue and be payable in US Dollars at the rate otherwise applicable hereunder, provided that such CAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Lenders under the Loan Documents. Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility. Each Credit Party agrees from time to time to execute and deliver to the Agent all promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of new promissory notes evidencing its interests in the Credit Facilities; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. In the event that on the CAM Exchange Date any Swing Line Loan shall be outstanding (other than any Swing Line Loan in respect of which Lenders have funded their purchase of participations pursuant to Section 1.1(c) or Section 1.1(d), as applicable), then on the CAM Exchange Date each Lender shall, in accordance with the provisions of Section 1.1(c) or Section 1.1(d), as applicable, promptly purchase from the applicable Swing Line Lender a participation in each such Swing Line Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (as determined immediately prior to the CAM Exchange Date).

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(b)           As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Agent pursuant to any Loan Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, counterclaim or otherwise, in respect of an Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.

12.2           Letters of Credit.

(a)           In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by the applicable Borrower (each such amount so paid until reimbursed, an “Unpaid Drawing”), each Revolving Lender in respect of Unpaid Drawings on Letters of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Agent, in immediately available funds and in the currency that such Letters of Credit are denominated, an amount equal to such Lender’s Revolving Loan Commitment percentage (as notified to such Lender by the Agent), of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s Unpaid Drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Agent at the rate that would be applicable at the time to a Revolving Loan that is a Canadian Prime Rate Loan or a US Base Rate Loan in a principal amount equal to such amount, as the case may be. The Agent shall establish a separate account or accounts for each Revolving Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Agent shall deposit in each Revolving Lender’s L/C Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. The Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), (d), or (e) below. The Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Revolving Lender’s CAM Percentage. The amounts held in each Revolving Lender’s L/C Reserve Account shall be held as a reserve against the Letter of Credit Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Annex B.

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(b)           In the event that on or after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Agent shall, at the request of the L/C Issuer withdraw from the L/C Reserve Account of each Revolving Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Revolving Lenders under Annex B (but not of the Borrowers under Annex B). In the event any Revolving Lender shall default on its obligation to pay over any amount to the Agent in respect of any Letter of Credit as provided in this Section 12.2, the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 9.9, but shall have no claim against any other Revolving Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 12.1. Each other Revolving Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)           In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Agent shall withdraw from the L/C Reserve Account of each Revolving Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)           With the prior written approval of the Agent and the L/C Issuer, any Revolving Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Revolving Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Agent, for the account of the L/C Issuer on demand, its CAM Percentage of such drawing.

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(e)           Pending the withdrawal by any Lender of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, Agent may invest such amounts, as Agent may determine in its sole discretion. Each Lender which has not withdrawn its CAM Percentage of amounts in its L/C Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by Agent, to withdraw the earnings on any investment so made by Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

12.3           Net Payments upon Implementation of CAM Exchange. Notwithstanding any other provision of this Agreement, if, as a direct result of the implementation of the CAM Exchange, any Borrower is required to withhold Taxes from amounts payable to the Agent, any Lender or any participant hereunder, the amounts so payable to the Agent, such Lender or such participant shall be increased to the extent necessary to yield to the Agent, such Lender or such participant (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower shall be required to increase any such amounts payable to such Lender or participant under this Section 12.3 (but, rather, shall be required to increase any such amounts payable to such Lender or participant to the extent required by Section 1.16) if such Lender or participant was prior to or on the CAM Exchange Date already a Lender or participant with respect to such Borrower. If a Cdn. Lender (or Cdn. Participant), in its good faith judgment, is eligible for an exemption from, or reduced rate of, U.S. Federal withholding tax on payments by US Borrowers under this Agreement, none of US Borrowers shall be required to increase any such amounts payable to such Cdn. Lender (or Cdn. participant) if such Cdn. Lender (or Cdn. Participant) fails to comply with the requirements of Section 1.14(f). Upon a CAM Exchange, a Lender (or participant) will use commercially reasonable efforts, and complete any procedural formalities necessary, to become an eligible Lender with respect to Cdn. Borrower and, if such Lender (or participant) fails to do so, Cdn. Borrower shall not be required to increase any such amounts payable to such Lender (or participant). If any US Borrower, as the case may be, fails to pay any such Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such US Borrower, as the case may be, shall indemnify the Agent, the Lenders and the participants for any incremental taxes, interest, costs or penalties that may become payable by the Agent, such Lenders or such participants as a result of any such failure.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

LOWER LAKES TOWING LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President, Assistant Treasurer and Assistant Secretary

LOWER LAKES TRANSPORTATION COMPANY

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President, Assistant Treasurer and Assistant Secretary

GRAND RIVER NAVIGATION COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President, Assistant Treasurer and Assistant Secretary

BLACK CREEK SHIPPING COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Chief Financial Officer, Vice President, Secretary and Treasurer

Signature page to Credit Agreement

BANK OF AMERICA, N.A., as Agent, an L/C Issuer, Documentation Agent and a Lender

By:	/s/ Daniel K. Clancy
Name:	Daniel K. Clancy
Title:	Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada Branch), as Agent, an L/C Issuer and a Cdn. Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

Signature page to Credit Agreement

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as a Lender

By:	/s/ Arminda Youse-Warde
Name:	Arminda Youse-Warde
Title:	Vice President

Signature page to Credit Agreement

PEOPLES UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Justin T. Mills
Name:	Justin T. Mills
Title:	Vice President

Signature page to Credit Agreement

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Rahum N. Williams
Name:	Rahum N. Williams
Title:	First Vice President

By:	/s/ Jeffrey S. Ackerman
Name:	Jeffrey S. Ackerman
Title:	Senior Vice President

Signature page to Credit Agreement

FIRSTMERIT BANK, N.A., as a Lender

By:	/s/ John M. Sorber
Name:	John M. Sorber
Title:	Senior Vice President

Signature page to Credit Agreement

Each of the following Persons is signatory to this Agreement in its capacity as a Credit Party and not as a Borrower.

RAND LOGISTICS, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

RAND LL HOLDINGS CORP.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

RAND FINANCE CORP.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

LOWER LAKES SHIP REPAIR COMPANY LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President, Assistant Treasurer and Assistant Secretary

Signature page to Credit Agreement

LOWER LAKES TOWING (17) LTD.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Vice President, Assistant Treasurer, and Assistant Secretary

BLACK CREEK SHIPPING HOLDING COMPANY, INC.

By:	/s/ Joseph W. McHugh, Jr.
Name:	Joseph W. McHugh, Jr.
Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

Signature page to Credit Agreement

ANNEX A (Recitals)
to
CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts” (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by a Credit Party and, in any event, includes (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper (as such term is defined in (i) the PPSA in the case of a Cdn. Credit Party and (ii) the Code in the case of a US Credit Party), securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to a Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction, (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by a Credit Party for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to such Person for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Acquisition” shall mean, with respect to any Person, any purchase or other acquisition, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the Collateral of any other Person, or (b) any division, business, operation or undertaking of any other Person or of all or substantially all of the Collateral of any division, business, operation or undertaking of any other Person. For greater certainty, the purchase of a vessel shall constitute an Acquisition.

“Activation Event” has the meaning ascribed thereto in Annex C.

“Activation Notice” has the meaning ascribed thereto in Annex C.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 1.22.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents. For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Bank of America, in its capacity as agent and security trustee for Lenders, and solely with respect to the loan servicing requirements of the Cdn. Borrower, BofA Canada, or in each case its successor appointed pursuant to Section 9.7.

“Aggregate Borrowing Availability” means the sum of Cdn. Borrowing Availability and US Borrowing Availability.

“Aggregate Borrowing Base” means the sum of the Cdn. Borrowing Base and the US Borrowing Base.

“Aggregate Excess Funding Amount” has the meaning ascribed to it in Section 9.9(d)(iv).

“Agreement” has the meaning ascribed to it in the recitals to the Agreement.

“Allocable Amount” has the meaning ascribed to it in Section 1.23(c).

“Allocated US Availability” means any portion of the US Borrowing Availability (which shall be calculated without reference to the Commitments in effect at such time) to be allocated to the Canadian Borrowing Base in accordance with the definition thereof, as designated in writing by the US Borrower Agent to the Agent.

“AML Legislation” has the meaning ascribed to it in Section 11.21(a).

“Anti-Money Laundering Plan” means a plan or program that shall at a minimum: (i) establish and implement policies, procedures, and internal controls reasonably designed to prevent the debtor from being used to facilitate money laundering; (ii) provide for independent testing for compliance to be conducted by the debtor’s personnel or by a qualified outside party; (iii) designate a person or persons responsible for implementing and monitoring the operations and internal controls of the Compliance Procedures; and (iv) provide ongoing training for appropriate persons.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable Margin” means the margin set forth below, as determined by the Senior Funded Debt to EBITDA Ratio for the trailing four Fiscal Quarters:

Level	Senior Funded Debt to EBITDA Ratio	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable BA Rate Margin	Applicable Canadian Prime Rate Margin
I	< 3.00:1.00	2.50%	1.50%	2.50%	1.50%
II	> 3.00:1.00 and < 4.25:1.00	2.75%	1.75%	2.75%	1.75%
III	> 4.25:1.00	3.00%	2.00%	3.00%	2.00%

Until the first month of the Fiscal Quarter commencing after the receipt by Agent and Lenders pursuant to item (d) of Annex E of the audited consolidated Financial Statements for the Fiscal Year ending March 31, 2015, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to change upon receipt by Agent and Lenders pursuant to item (b) of Annex E of the financial statements and corresponding Compliance Certificate, which change shall be effective on the first day of the calendar month following actual receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

“Ashtabula” means the Ashtabula (formerly the Mary Turner), a documented vessel of the United States bearing U.S. Official Number 646730.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“BA Period” means with respect to any BA Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the conversion date on which a Canadian Prime Rate Loan is converted to the BA Rate Loan and ending on the date one, two, three or, if available to all Lenders, six months thereafter, as selected by Cdn. Borrower in an irrevocable notice with respect to such BA Rate Loan delivered to Agent in accordance with Section 1.5(e)(iii); provided that the foregoing provision relating to BA Periods is subject to the following:

(a)           any BA Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) Business Days immediately preceding such Commitment Termination Date;

(b)           Cdn. Borrower shall not request a BA Rate Loan so as to require a payment or prepayment of such BA Rate Loan during a BA Period for such; and

(c)           Cdn. Borrower shall not request a BA Rate Loan so there shall be more than five separate BA Rate Loans in existence at any one time.

“BA Rate” means, for the BA Period of each BA Rate Loan, the rate of interest per annum equal to the annual rates applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term to the proposed BA Rate Loan displayed and identified as such on the display referred to as the “Reuters screen CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 11:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 11:00 a.m. (Toronto time) on the immediately preceding Business Day); provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of one percent (1%)) as of 11:00 a.m. (Toronto time) on such day at which a Canadian chartered bank listed on Schedule I of the Bank Act (Canada) as selected by the Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having an identical term to the proposed BA Rate Loan (or a term as closely as possible comparable to such term).

“BA Rate Loan” means a Loan denominated in Canadian Dollars that bears interest at a rate based on the BA Rate.

“Bank of America” means Bank of America, N.A. and its successors and assigns, as well as any applicable branch thereof located in Canada.

“Bank of Canada Overnight Rate” means, on any date of determination, the rate of interest charged by the Bank of Canada on one-day Canadian Dollar loans to financial institutions, for such date.

 “Bank Products” means any service or facility extended to Rand or any of its Subsidiaries by any Lender or any of their respective branches or including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management, including controlled disbursement, accounts or services, and Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system and (f) Secured Rate Contracts.

“Bank Products Obligations” means any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Bank Product Reserves” means the aggregate amount of reserves established by the Agent from time to time in its discretion in respect of Bank Product Obligations; provided, however, that Bank Product Reserves shall include solely reserves in respect of mark-to-market fluctuations in the net value of all Secured Rate Contracts.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Bareboat Charter Agreements” means, collectively, each of the Charter Party Agreements between Black Creek and Grand River dated February 11, 2011 with respect to the Lewis J. Kuber, the James L. Kuber, the Moore and the Victory.

“Base Rate” means the US Base Rate or Canadian Base Rate, as the context requires.

“Black Creek” means Black Creek Shipping Company, Inc., a Delaware corporation, being a US Borrower hereunder, and includes its successors by merger or otherwise.

“Black Creek Holdings” means Black Creek Shipping Holding Company, Inc., a Delaware corporation.

“Black Creek Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of February 11, 2011 by and among Black Creek Holdings, Black Creek and the Persons party thereto as sellers.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“BofA Canada” means Bank of America, N.A., Canada Branch, an entity registered under the Bank Act (Canada).

“Borrowers” means, collectively, Lower Lakes, LLTC, Grand River and Black Creek and “Borrower” means any one of them.

“Borrowers’ Counsel” means Brown Rudnick LLP, H. Clayton Cook, Jr., Attorney and Counselor at Law, and Norton Rose Fulbright Canada LLP and/or or such other firm or firms of legal counsel as the Borrowers may from time to time designate.

“Borrowing Availability” means either Cdn. Borrowing Availability or US Borrowing Availability, as the context may require.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by each of Cdn. Borrower and the US Borrowers in the form attached to the Agreement as Exhibit 4.1(b).

“Borrowing Bases” means, collectively, the Cdn. Borrowing Base and the US Borrowing Base and “Borrowing Base” means either one of them.

“Broker” has the meaning ascribed to it in Annex E.

“Business” means the business carried on by the Credit Parties consisting of providing bulk freight services throughout the Great Lakes of Canada and the United States, and modest and complementary expansions thereof incidental to the consummation of any Permitted Acquisition.

“Business Day” means, for all purposes other than in respect of a Loan to any US Borrower, a day on which banks are generally open for business in Toronto, Ontario and New York, New York and, in respect of a Loan to any US Borrower, any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in North Carolina and New York and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Section 12.

“CAM Dollar Lender” shall mean any Lender that has no Cdn. Revolving Loan Commitment.

“CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Section 12.1.

“CAM Exchange Date” shall mean the date on which (a) any event referred to in Section 8.1(i) or (j) shall occur in respect of any Credit Party or (b) an acceleration of the maturity of the Loans pursuant to Section 8 shall occur.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to such Lender and such Lender’s participation in the aggregate Letter of Credit Obligations immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to all the Lenders and the aggregate Letter of Credit Obligations immediately prior to such CAM Exchange Date. For purposes of computing each Lender’s CAM Percentage, all Obligations and Letter of Credit Obligations which are denominated in a currency other than US Dollars shall be translated into US Dollars at the rate of exchange in effect on the CAM Exchange Date.

“CRA” means the Canada Revenue Agency.

“Calumet” means the Calumet (formerly the David Z. Norton), a documented vessel of the United States bearing U.S. Official Number 549231.

“Canada Shipping Act” means the Canada Shipping Act, 2001, as it may be amended, re-enacted or replaced from time to time.

“Canadian Base Rate” means, for any day, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day as so designated from time to time by BofA Canada as its “base rate” for commercial loans made by it in US Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Federal Funds Rate for such day, plus 0.50% per annum; or (c) LIBOR for a one-month interest period as determined on such day, plus 1.00%.  Any change in such rate announced by BofA Canada shall take effect at the opening of business on the day specified in the public announcement thereof.

“Canadian Base Rate Loan” means a Loan denominated in US Dollars that bears interest at a rate based on the Canadian Base Rate.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Dollars”, “Cdn. Dollars”, and “Cdn.$” shall mean the lawful currency of Canada.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian LIBOR Loan” means a Cdn. Revolving Credit Advance, or portion thereof, funded in US Dollars and bearing interest calculated by reference to the LIBOR Rate.

“Canadian Prime Rate” means, on any date, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by BofA Canada as its “prime rate” for commercial loans made by it in Canada in Cdn. Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Bank of Canada Overnight Rate for such day, plus 0.50%; or (c) the BA Rate for a one month interest period as determined on such day plus 1.35%. Any change in such rate announced by BofA Canada shall take effect at the opening of business on the day specified in the public announcement thereof.

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars that bears interest at a rate based on the Canadian Prime Rate.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP; provided, that Capital Expenditures shall include both paid and accrued amounts, including such amounts relating to deferred dry dock expenses, whether incurred prior to or after the Closing Date, and shall exclude, without duplication, (x) accrued Capital Expenditures relating to the Manitoulin (subject to satisfaction of the requirements set forth in Section 5.15), (y) Capital Expenditures financed on or after the Closing Date with the proceeds from the issuance of common Stock of Rand or Term Loans (as defined in the Second Lien Credit Agreement) incurred on or after the Closing Date pursuant to Section 6.3 of the Second Lien Credit Agreement and applied in accordance with the proviso to Section 6.24 of the Second Lien Credit Agreement, and (z) $367,000 of financed Capital Expenditures attributable to the Borrower’s fiscal quarter ended June 30, 2014.

“Capital Expenditures Reporting Plan” has the meaning set forth in Section (p) of Annex E.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligation” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Accounts” has the meaning ascribed to it Annex B.

“Cash Equivalents” means cash or investments in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America or a State thereof, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above.

“Cash Management Systems” has the meaning ascribed to it in Section 1.7.

“Cdn. Borrower” means Lower Lakes.

“Cdn. Borrowing Availability” means, as of any date of determination, the lesser of (i) the Cdn. Maximum Amount and (ii) the Cdn. Borrowing Base, in each case, less the sum of the Cdn. Revolving Loans and the Cdn. Swing Line Loans then outstanding.

“Cdn. Borrowing Base” means, in respect of Cdn. Borrower, as of any date of determination thereof by the Agent from time to time, an amount equal to (a) eighty-five percent (85%) of the amount of Eligible Cdn. Accounts, plus (b) the lesser of (i) ninety percent (90%) of the Net Book Value of Eligible Cdn. Vessels (as set forth in Cdn. Borrower’s most recent report delivered to Agent pursuant to item (b)(ii) of Annex F) and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible Cdn. Vessels set forth in the most recent appraisal of such Cdn. Vessels accepted by Agent pursuant to item (e) of Annex F, plus (c) at the US Borrower Agent’s election, the Allocated US Availability (if any) at the time of determination, less (d) any Reserves, in each case as at the date of determination.

“Cdn. Collection Accounts” means a special account established by Cdn. Borrower at BofA Canada or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes, and such other account(s) as may be specified in writing by Agent as the “Cdn. Collection Accounts”.

“Cdn. Credit Parties” means all Credit Parties that exist pursuant to the laws of any Province of Canada or the federal laws of Canada and “Cdn. Credit Party” means any one of them.

“Cdn. Lenders” means those Lenders and their respective branches having Cdn. Revolving Loan Commitments.

“Cdn. Maximum Amount” means, as of any date of determination, an amount equal to the aggregate of the Cdn. Revolving Loan Commitments of all Cdn. Revolving Lenders as of that date; provided, that in no event shall the Cdn. Maximum Amount exceed US$80,000,000, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Cdn. Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Cdn. Participant” means a Person having participations in the Cdn. Revolving Loans.

“Cdn. Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Cdn. Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Cdn. Revolving Credit Facility” has the meaning ascribed to it in Section 1.1(a)(i).

“Cdn. Revolving Lenders” means those Lenders having Cdn. Revolving Loan Commitments.

“Cdn. Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Cdn. Revolving Credit Advances outstanding to Cdn. Borrower and (ii) the aggregate Letter of Credit Obligations incurred on behalf of Cdn. Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Cdn. Revolving Loans shall include the outstanding balance of Letter of Credit Obligations incurred on behalf of Cdn. Borrower.

“Cdn. Revolving Loan Commitment” means (a) as to any Cdn. Revolving Lender, the aggregate commitment of such Cdn. Revolving Lender to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations on behalf of Cdn. Borrower as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Cdn. Revolving Lender and (b) as to all Cdn. Revolving Lenders, the aggregate commitment of all Cdn. Revolving Lenders to make Cdn. Revolving Credit Advances or incur Letter of Credit Obligations on behalf of Cdn. Borrower, which aggregate commitment shall be Eighty Million US Dollars (US$80,000,000), as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Cdn. Revolving Notes” has the meaning ascribed to it in Section 1.1(a)(ii).

“Cdn. Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“Cdn. Swing Line Availability” has the meaning ascribed to it in Section 1.1(c)(i).

“Cdn. Swing Line Lender” means BofA Canada.

“Cdn. Swing Line Loan” means, at any time, the aggregate amount of Cdn. Swing Line Advances outstanding to Cdn. Borrower.

“Cdn. Swing Line Loan Commitment” means, as to the Cdn. Swing Line Lender, the commitment of the Cdn. Swing Line Lender to make Cdn. Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the Cdn. Revolving Loan Commitment of the Cdn. Swing Line Lender.

“Cdn. Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“Cdn. Vessels” means, collectively, the Cuyahoga, the Saginaw, the Mississagi, the Michipicoten, the Ojibway, the Kaministiqua, the Pierson, the Manitoba, the Tecumseh and the Manitoulin.

“Certificates of Entry” has the meaning ascribed to it in Annex K.

“Change of Control” means, with respect to Parent on or after the Closing Date, (i) that any change in the composition of such Borrower’s shareholders as of the Closing Date shall occur which would result in any shareholder or group acquiring 50.1% or more of any class of shares of such Borrower (whether directly or indirectly), or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Borrower or otherwise direct the management or affairs of such Borrower by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise, (ii) Scott Bravener ceases to be directly and actively involved in the Business on a full time basis unless Cdn. Borrower has, within 180 days of the date on which he ceases to be directly and actively involved in the Business, replaced him with a person reasonably acceptable to the Agent (provided, that, after a period of thirty (30) days, an interim replacement reasonably acceptable to the Agent has been appointed), (iii) Edward Levy ceases to hold the title of either Chief Executive Officer or President and be directly and actively involved in the Business on a full time basis unless the Borrowers have, within 180 days of the date on which he ceases to hold such title and be directly and actively involved in the Business, replaced him with a person reasonably acceptable to the Agent (provided that, after a period of thirty (30) days, an interim replacement reasonably acceptable to the Agent has been appointed), (iv) Rand ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of Parent, Rand Finance and Black Creek Holdings, (v) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each Borrower (other than Black Creek), (vi) Black Creek Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Black Creek or (vii) Borrowers cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of their Subsidiaries, except for a Permitted Lower Lakes 17 Combination.

“Charges” means all Taxes assessed, levied or imposed against a Credit Party or upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts or capital of a Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the PPSA in the case of Cdn. Credit Parties and as such term is defined in the Code in the case of US Credit Parties, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D-1.

“Closing Date” means the date on which all conditions precedent set forth in Section 2.1 and in Annex D-1 are satisfied or waived by the Agent and all Lenders.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided, further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” means the property covered by the Security and the other Collateral Documents and any other property, real or personal, tangible or intangible, movable or immovable, now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreements, the Pledge Agreements, the Guarantees, the Fleet Mortgages, the Mortgages, the Conversion Contract Assignment and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means any of the Cdn. Collection Accounts or the US Collection Accounts and “Collection Accounts” means all of them.

“Commitment Termination Date” means the earliest of (a) September 30, 2019, (b) the date of termination of Lenders’ obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars (Cdn.$0/US$0).

“Commitments” means (a) as to any Cdn. Lender, such Lender’s Cdn. Revolving Loan Commitment (including without duplication the Cdn. Swing Line Lender’s Cdn. Swing Line Loan Commitment as a subset of its Cdn. Revolving Loan Commitment) and as to any US Lender, such Lender’s US Revolving Loan Commitment (including without duplication the US Swing Line Lender’s US Swing Line Loan Commitment as a subset of its US Revolving Loan Commitment), all as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including without duplication the Swing Line Lender’s Swing Line Loan Commitment as a subset of its Revolving Loan Commitment), as to each of clauses (a) and (b), as such Commitments may be increased, reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Compliance Procedures” means the memorandum or other writing delivered by the Borrowers to the Agent setting forth the Borrowers’ compliance procedures and intended plan of action for the ongoing investigation and diligence of Money Laundering Activities and Racketeering Activities with respect to the Assets.

“Concentration Account” has the meaning ascribed to it in Annex C.

“Concentration Account Bank” has the meaning ascribed to it in Annex C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Contracts” means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, securities or Instruments) in or under which a Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the Code of the applicable jurisdiction or the STA, as applicable) over such account to Agent.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which together with a Borrower and any of its subsidiaries, are treated as a single employer under Section 414 of the Revenue Code or Section 4001 of ERISA.

“Conversion” has the meaning ascribed to it in Section 5.15(a).

“Conversion Contract” means that certain Contract For The Construction And Assembly Of a New Forebody And Joining To (AFT Section) Of Owner’s Nominated Vessel, dated as of April 12, 2014, as amended by that certain amendment dated May 13, 2014, each between Lower Lakes 17 and the Conversion Shipyard, as further amended, restated, modified or supplemented from time to time.

“Conversion Contract Assignment” means an assignment, in form and substance reasonably satisfactory to Agent, pursuant to which Lower Lakes 17 shall assign to Agent, with first priority, and to the Second Lien Agent, with second priority, all of Lower Lakes 17’s rights and interests (including any liens granted to Lower Lakes 17 in material and work-in-process) in the contract relating to the Conversion, to secure the obligations of the Credit Parties under this Agreement and the Second Lien Credit Agreement, respectively, which assignment shall be notified to, and acknowledged by, the Conversion Shipyard; provided, however, that if a Permitted Sale-Leaseback Transaction shall be consummated prior to the completion of the Conversion, any previously executed and delivered Conversion Contract Assignment shall be released to the extent necessary to permit Lower Lakes 17 to consummate such Permitted Sale-Leaseback Transaction.

“Conversion Shipyard” means the Chengxi Shipyard Co., Ltd. Shipyard.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the US or Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Cover Notes” has the meaning ascribed to it in Annex K.

“Credit Facility” shall mean a category of Commitments and extensions of credit thereunder.

“Credit Parties” means, collectively, the Borrowers and the Guarantors and their respective successors and assigns and “Credit Party” means any one of them.

“Cuyahoga” means the Cuyahoga, a single screw steam propulsion self-unloading bulk carrier bearing Canadian Certificate of Registry Official Number 815560.

“Cuyahoga Mortgage” means the statutory ship mortgage of the Cuyahoga, made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Defiance” means the Defiance (formerly the Beverly Anderson), a documented vessel of the United States bearing U.S. Official Number 646729.

“Design License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

“Designs” means all of the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

“Document of Title” means any “document of title”, as such term is defined in the Code or the PPSA, now owned or hereafter acquired by any Credit Party.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) depreciation and amortization for such period, (iv) amortized debt discount for such period, (v) any non-cash (valuation) losses that have been deducted in determining consolidated net income (including losses on interest rate swap or cap contract valuations, write-offs of assets to fair value, write-offs of goodwill to fair value, write-offs of deferred financing costs, write-offs of leasehold improvement costs associated with leasehold assets that have been returned to the lessor and valuation allowances for deferred taxes), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (vi) any non-cash lease deferrals in such period, (including any charge to earnings in any period attributable to the McKee Sons Vessel Lease payments not paid in cash in such period due to GAAP requirements to spread the cost of lease payments over the entire lease term without regard to free lease periods), (vii) the amount of any deduction to consolidated net income as the result of any grant of any Stock to any member of the management, any director or any other employee of such Person and (viii) the financing fees and out-of-pocket third party expenses paid in connection with this Agreement and the Second Lien Credit Agreement to the extent that they are treated as an expense upon the effectiveness of this Agreement, in an amount not to exceed US$3,000,000 in the aggregate, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication.  For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-System” means any electronic system, including SyndTrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates, or any of such Person’s respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” has the meaning ascribed to it in Section 1.6 of the Agreement.

“Eligible Cdn. Accounts” means Eligible Accounts that are owing to Cdn. Borrower.

“Eligible Cdn. Vessel” means any Cdn. Vessel that (a) is (i) employed in lawful trades between safe ports and safe places on the Great Lakes of North America and their connecting and tributary waters and on the St. Lawrence Seaway above Anticosti Island, (ii) duly documented under the laws of Canada, (iii) in seaworthy condition and in regular commercial service, subject to periods of scheduled dry-docking and other routine maintenance, and (iv) subject to a first priority ship mortgage Lien in favor of Agent for the benefit of Secured Parties, and (b) has been the subject of a third-party appraisal delivered to Agent by an appraiser, and in form, scope and manner, reasonably acceptable to Agent.

“Eligible US Accounts” means Eligible Accounts that are owing to any US Borrower.

“Eligible US Vessel” means any US Vessel that (a) is (i) employed in lawful trades between safe ports and safe places on the Great Lakes of North America and their connecting and tributary waters and on the St. Lawrence Seaway above Anticosti Island, (ii) duly documented under the laws of the United States of America with coastwise endorsement, (iii) in seaworthy condition and in regular commercial service, subject to periods of scheduled dry-docking and other routine maintenance, and (iv) subject to a first priority ship mortgage Lien in favor of Agent for the benefit of Secured Parties, and (b) has been the subject of a third-party appraisal delivered to Agent by an appraiser, and in form, scope and manner, reasonably acceptable to Agent; provided, however, that solely during the period from the Closing Date until June 30, 2016, the foregoing requirements shall not apply to the determination of whether the Invincible shall be deemed an Eligible US Vessel.

“Eligible Vessels” means, collectively, Eligible Cdn. Vessels and Eligible US Vessels.

“Environmental Laws” means all applicable federal, provincial, state, territorial, municipal, local and foreign laws (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, standards, orders-in-council, and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human, plant or animal health or safety, the environment or natural resources (including air, surface water, groundwater, wetlands, oceans, lakes, rivers, streams, land, soil, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species at Risk Act, the Hazardous Products Act, the Canada Shipping Act (including for certainty the International Conventions listed in Schedule 1 thereto) and the Canada Wildlife Act.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, costs (including any response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs), losses, damages (including any punitive damages, property damages, natural resource damages, consequential damages, treble damages) and expenses (including all reasonable and documented out-of-pocket fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation order (including judicial and administrative orders), proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, statute regulation, equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material, whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” (as such term is defined in (i) the PPSA in the case of any of the Cdn. Credit Parties and (ii) the Code in the case of any of the US Credit Parties), now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between the Borrowers and Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Revenue Code.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(b) of ERISA with respect to a US Pension Plan (excluding those for which the provision of thirty days’ notice to the PBGC has been waived); (b) the withdrawal of any Credit Party or ERISA Affiliate from a US Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a US Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a US Pension Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or US Pension Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any US Pension Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (i) the loss of a Qualified Plan’s tax qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ERISA Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excluded Portion of the Manitoulin” has the meaning ascribed to it in Section 5.15(c).

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office or branch located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) U.S. withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 1.14(b) or designates a new Lending Office or branch, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.1) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 1.14(b); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 1.14(g); (d) any United States federal withholding Taxes imposed under FATCA and any Tax arising from a Secured Party’s failure to properly comply with such Secured Party’s obligations imposed under the Canada – United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or similar provisions of legislation of any other jurisdiction that has entered into an agreement with the United States of America to provide for the implementation of FACTA – based reporting in that jurisdiction; and (e) any Taxes imposed as a result of a Secured Party not dealing at “arm’s length” with a Credit Party for purposes of the ITA or being a “specified shareholder” (within the meaning of subsection 18(5) of the ITA) of any Credit Party, or not dealing at “arm’s length” (within the meaning of the ITA) with such specified shareholder of any Credit Party.

“Fair Market Value” means the fair market value of the asset in question, as determined by the Agent in good faith and in accordance with its customary practices, less any costs, fees or expenses associated with the disposition of such asset.

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Revenue Code, as of the date of this Agreement (or any amended or successor version), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Revenue Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means that certain letter, dated March 27, 2015, between Bank of America and the Borrowers with respect to certain Fees to be paid from time to time by the Borrowers to Bank of America, as such letter may be amended, supplemented or replaced from time to time.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the income statements, statements of cash flows and balance sheets of a Person delivered in accordance with Section 3.4 and Annex E.

“Fiscal Month” means any of the monthly accounting periods of Parent and its Subsidiaries.

“Fiscal Quarter” means each three month period of Parent’s Fiscal Year ending on June 30, September 30, December 31 and March 31.

“Fiscal Year” means, in respect of Parent, the twelve month period ending on the last day of March in any year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of EBITDA less Capital Expenditures (excluding (x) Capital Expenditures financed by specifically arranged financings approved of by the Lenders in writing and (y) the portion of Capital Expenditures consisting of interest expense for the relevant period that has been capitalized) to Fixed Charges (excluding up to US$2,400,000 of a Preferred Equity conversion make-whole amount paid under Section 6.14(l)); provided, that for calculations made as of the end of each Fiscal Year, Capital Expenditures incurred in the first Fiscal Quarter of such Fiscal Year shall not be deducted from EBITDA.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Taxes paid in cash with respect to such fiscal period (excluding franchise taxes paid which are accounted for as a general and administrative expense and are included in EBITDA), plus (d) dividends paid in cash in such period in respect of the Preferred Equity, together with any related Preferred Equity conversion make-whole amount paid under Section 6.14(l) to the extent not financed with proceeds from the issuance of Incremental Term Loans (as defined in the Second Lien Credit Agreement) or proceeds from the issuance of common Stock of Rand. Notwithstanding the foregoing, for the periods ending on each of June 30, 2014, September 30, 2014 and December 31, 2014, all components of Fixed Charges will be calculated for the period commencing on April 1, 2014 and ending on such date, and (x) for the period ending June 30, 2014, multiplied by four, (y) for the period ending September 30, 2014, multiplied by two and (z) for the period ending December 31, 2014, multiplied by 4/3.

“Fixtures” means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Credit Party.

“Fleet Mortgages” means, collectively, (i) the First Preferred Fleet Mortgage, dated as of the Closing Date, as amended, restated, modified or supplemented from time to time, given by Grand River in favor of Agent, for the benefit of itself and the other Secured Parties, on Grand River’s U.S. Flag Vessels named the Invincible, the Manistee, the Calumet, the Manitowoc, the Defiance and the Ashtabula, respectively, and (ii) the First Preferred Fleet Mortgage, dated as of the Closing Date, as amended, restated, modified or supplemented from time to time, given by Black Creek in favor of Agent, for the benefit of itself and the other Secured Parties, on Black Creek’s U.S. Flag Vessels named the James L. Kuber, the Lewis J. Kuber, the Victory and the Moore, respectively.

 “Fuel Fixed Forward Price Agreement” means that certain forward fuel purchase contract with World Fuel or another supplier, and which may contain an embedded derivative arrangement, as now or hereafter in effect and as the same may be amended, restated, modified or supplemented from time to time.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of the Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons; provided, however, that, for all purposes under this Agreement, Funded Debt shall exclude all payment obligations under all forward exchange contracts, including, without limitation, all payment and performance obligations under the Fuel Fixed Forward Price Agreement.

“FSE List” has the meaning ascribed to it in Section 3.30.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Government Blacklist” means (i) The Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, (iii) any similar list maintained by the U.S. Department of State, the U.S. Department of Commerce or pursuant to any Executive Order of the President of the United States, or (iv) any similar list maintained by any state or applicable foreign jurisdiction.

“Grand River” means Grand River Navigation Company, Inc., a Delaware corporation, being a US Borrower hereunder, and includes its successors by merger or otherwise.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.  Notwithstanding the foregoing, the term “Guaranteed Obligations” shall not include any Credit Party’s payment or performance obligations to Seller (as defined in the Fuel Fixed Forward Price Agreement) under the Fuel Fixed Forward Price Agreement.

“Guarantees” means, collectively, each of the guarantees executed on the date hereof by a Guarantor and any other guarantee executed from time to time by any other Person in favor of Agent and other Secured Parties in respect of the Obligations of a Borrower.

“Guarantor Payment” has the meaning ascribed to it in Section 1.23(c).

“Guarantors” means each US Borrower, Parent, Rand, Rand Finance, Black Creek Holdings, Lower Lakes Ship Repair, Lower Lakes 17 and each direct and indirect Subsidiary of Rand, other than any Subsidiary to the extent, and only for so long as, a guarantee by such Subsidiary, in each case, is prohibited or restricted by contracts or applicable law or, would result in adverse tax consequences for such Subsidiary as determined by Agent in its sole discretion, and their successors and assigns, and “Guarantor” means any one of them.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods”, “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any applicable Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

“IASB” means the International Accounting Standards Board.

“IGA Club” has the meaning ascribed to it in Annex K.

“Illegal Proceeds” means any proceeds (i) derived from Money Laundering Activities and/or Racketeering Activities; (ii) procured in violation of the FCPA or applicable Canadian anti-bribery, or similar laws; or (iii) derived from an Illegal Source.

“Illegal Source” means any individual or entity on a Government Blacklist.

“Immaterial Lien” means all Liens described in the definition of “Permitted Encumbrances” other than in clause (i) thereof.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the US Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.  Notwithstanding the foregoing, the term “Indebtedness” shall not include any of any Credit Party’s payment or performance obligations to Seller (as defined in that certain Fuel Fixed Forward Price Agreement) under the Fuel Fixed Forward Price Agreement.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.12.

“Indemnified Person” has the meaning ascribed to it in Section 1.12.

“Indemnified Tax” means (a) any Tax, other than an Excluded Tax, imposed on or with respect to any payment made by or on account of any Obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Laws” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and the Bankruptcy Code of 1978, as amended, 11 U.S.C. Section 101 et seq., each as now and hereafter in effect, any successors to such statute and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Instruments” shall mean in the case of the Cdn. Credit Parties any “instrument”, as such term is defined in the PPSA, and in the case of the US Credit Parties any “instrument”, as such term is defined in the Code, in each case now owned or hereafter acquired by a Borrower or a Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Designs, Copyrights, Software, Trademarks, trade secrets and customer lists.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and among Agent, the Credit Parties and the Second Lien Agent, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (x) interest expense with respect to any Funded Debt of such Person (including any subordinated notes issued upon the conversion of Preferred Equity), and (y) interest expense for the relevant period that has been capitalized on the balance sheet of such Person, and, solely for purposes of calculating the Fixed Charge Coverage Ratio, excluding any accrued and unpaid interest on any subordinated notes issued upon the conversion of Preferred Equity.

“Interest Payment Date” means (a) as to any Canadian Prime Rate Loan, Canadian Base Rate Loan and US Base Rate Loan, the first (1st) calendar day of each month to occur while such Loan is outstanding, beginning April 1, 2015 (for all accrued interest from and after the Closing Date), (b) as to any BA Rate Loan, the last day of the applicable BA Period, and (c) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement; provided, further, that in the case of any BA Period or LIBOR Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable BA Period or LIBOR Period and on the last day of such BA Period or LIBOR Period.

“Interest Period” means BA Period or LIBOR Period, as the context may require.

“Inventory” shall mean in the case of the Cdn. Credit Parties any “inventory”, as such term is defined in the PPSA, and in the case of the US Credit Parties any “inventory”, as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Invincible” means the Invincible, a documented vessel of the United States bearing U.S. Official Number 610267.

“IRS” means the Internal Revenue Service of the United States of America.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“ITA” means the Income Tax Act (Canada).

“James L. Kuber” means the barge James L. Kuber, a documented vessel of the United States bearing U.S. Official Number 265360.

“Judgment Conversion Date” has the meaning ascribed to it in Section 11.17(a).

“Judgment Currency” has the meaning ascribed to it in Section 11.17(a).

“Kaministiqua” means the Kaministiqua, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 395510.

“Kaministiqua Mortgage” means the statutory ship mortgage of the Kaministiqua made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Lewis J. Kuber” means the barge Lewis J. Kuber, a documented vessel of the United States bearing U.S. Official Number 264391.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Reimbursement Obligations” means payment reimbursement obligations on account of any Letter of Credit Obligations.

“L/C Reserve Amount” has the meaning ascribed to it in Section 12.2(a).

“L/C Sublimit” has the meaning ascribed to it in Annex B.

“Lenders” means (a) Bank of America, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include any assignee of such Lender, and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed and which does not hold any Loans or Commitments shall not be entitled to any other rights as a “Lender” under this Agreement or any other Loan Document. Any Lender may, in its sole discretion, arrange for one or more Loans to be made by Affiliates or branches of such Lender, in which case the term “Lender” shall include any such Affiliate or branch with respect to Loans made by such Affiliate or branch.

“Lenders’ Counsel” means the firms of Otterbourg P.C., Goodmans LLP and McGlinchey Stafford PLLC or such other firm of legal counsel as the Agent may from time to time designate and any and all local agent counsel retained by Otterbourg P.C. for and on behalf of the Agent.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” on Annex H hereto, or such other office or offices of such Lender as it may from time to time notify the Borrowers and Agent.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of any Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Undertaking” has the meaning ascribed to it in Annex K.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Business Day” means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a US LIBOR Loan or a Canadian LIBOR Loan, as the context requires.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by the US Borrowers or Cdn. Borrower, as applicable, pursuant to the Agreement and ending one, two, three or, if available to all Lenders, six months thereafter, as selected by the US Borrowers’ or Cdn. Borrower’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a)           if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b)           any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c)           any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d)           the US Borrowers and Cdn. Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e)           the US Borrowers and Cdn. Borrower shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means, for any LIBOR Period, the per annum rate of interest (rounded up, if necessary, to the nearest 1/100th of 1%) determined by Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to commencement of such LIBOR Period, for a term comparable to such LIBOR Period, equal to (a) the ICE Benchmark Administration Limited LIBOR Rate or successor thereto if such association is no longer making such rate available, as published by Reuters (or other commercially available source designated by Agent); or (b) if the rate described in clause (a) is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the Loan would be offered by Agent’s London branch to major banks in the London interbank Eurodollar market.

“License” means any Copyright License, Design License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA, the Code or comparable notice filing under the law of any other jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.12.

“LLTC” means Lower Lakes Transportation Company, a Delaware corporation, being a US Borrower hereunder, and includes its successors by merger or otherwise.

“Loan Account” has the meaning ascribed to it in Section 1.11.

“Loan Documents” means the Agreement, the Notes, the Security, the Collateral Documents, the Secured Rate Contracts, the Intercreditor Agreement, any agreements in respect of Bank Products and all other agreements, instruments, documents and certificates whether or not identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, any Lender or any Secured Swap Provider in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loans and the Swing Line Loans.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Loss Payable Clause” has the meaning ascribed to it in Annex K.

“Lower Lakes” means Lower Lakes Towing Ltd. as the corporation continuing from an amalgamation on March 1, 2007 between Port Dover Steamship Company Inc. and Lower Lakes Towing Ltd., being the Canadian Borrower hereunder, and includes its successors by amalgamation or otherwise.

“Lower Lakes 17” means Lower Lakes Towing (17) Ltd., an Ontario corporation, and includes its successors by amalgamation or otherwise.

“Lower Lakes Ship Repair” means Lower Lakes Ship Repair Company Ltd., a Canadian corporation, and includes its successors by amalgamation or otherwise.

“Management Incentive Plan” means the management incentive plan of Rand adopted by Rand as of July 26, 2007, as such plan may be subsequently amended or replaced with the consent of the Agent (which consent shall not be unreasonably withheld, delayed or conditioned).

“Manistee” means the Manistee (formerly the Richard Reiss), a documented vessel of the United States bearing U.S. Official Number 243406.

“Manitoba” means the Manitoba (formerly the Maritime Trader), a documented vessel of Canada bearing Canadian International Maritime Organization Number 0325744.

“Manitoba Mortgage” means the statutory ship mortgage of the Manitoba, made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Manitoulin” means cargo vessel bearing Canadian Certificate of Registry Official Number 838002.

“Manitoulin Mortgage” means the statutory ship mortgage of the Manitoulin, made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated on or after the Closing Date, as amended, restated, modified or supplemented from time to time.

“Manitowoc” means the Manitowoc (formerly the Earl W. Oglebay), a documented vessel of the United States bearing U.S. Official Number 552395.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, operations, prospects, properties or other condition (financial or otherwise) of a Credit Party, (b) a Borrower’s ability to pay or perform any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Credit Party’s ability to honor its guarantee obligations, (c) the Collateral or Agent’s Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, (d) the ability of Agent or any Lender to enforce its rights and remedies under the Agreement and the other Loan Documents, or (e) the validity or enforceability of this Agreement or any Loan Document.

“Material Contracts” means, collectively, (a) the Conversion Contract and (b) each written agreement, arrangement or understanding entered into by a Credit Party which:

(i)	if not complied with or expires, could reasonably be expected to have a Material Adverse Effect; or

(ii)
provides for a binding obligation from the Credit Party to make annual expenditures of an amount greater than US$500,000 or a binding obligation from the other contract party to purchase services from the Credit Party in volumes generating annual receipts to such Credit Party of an amount greater than US$1,000,000, which has a term of more than one year or has a lesser term with rights of renewal that, if renewed, would result in a term of more than one year; or

(iii)	provides for the time charter, bareboat charter or employment of a Vessel, including the Time Charter Agreements and the Bareboat Charter Agreements.

“Material Environmental Liabilities” means Environmental Liabilities exceeding US$250,000 in the aggregate.

“Maximum Amount” means either of the Cdn. Maximum Amount or the US Maximum Amount, as the context may require.

“McKee Sons Vessel Lease “ means the Bareboat Charter Agreement that was terminated in December of 2014, and which related to a documented vessel of the United States bearing U.S. Official Number 247490 (Barge McKee).

“Michipicoten” means the Michipicoten, a self-propelled steam turbine cargo vessel bearing Canadian Certificate of Registry Official Number 825098.

“Michipicoten Mortgage” means the statutory ship mortgage of the Michipicoten made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Mississagi” means the Mississagi (formerly the George A. Sloan), a self-propelled cargo vessel bearing Canadian Certificate of Registry Official Number 822914.

“Mississagi Mortgage” means the statutory ship mortgage of the Mississagi made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Money Laundering Activities” means activities involving funds which are (i) proceeds of crime in violation of law or (ii) derived or potentially derived from any Illegal Source.

“Moore” means the tug Olive L. Moore, a documented vessel of the United States bearing U.S. Official Number 227740.

“Mortgages” means, collectively, the Fleet Mortgages, the Cuyahoga Mortgage, the Saginaw Mortgage, the Mississagi Mortgage, the Ojibway Mortgage, the Kaministiqua Mortgage, the Michipicoten Mortgage, the Pierson Mortgage, the Manitoba Mortgage, the Tecumseh Mortgage and the Manitoulin Mortgage.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or, within the preceding six years, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Book Value” means, with respect to any Vessel, total fixed asset costs minus accumulated depreciation for such Vessel calculated in accordance with GAAP.

“Non-Consenting Lender” has the meaning ascribed to it in Section 11.2(d).

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has or any Person that directly or indirectly controls such Lender has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (d), and Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Revenue Code.

“Notes” means, collectively, the Revolving Notes and the Swing Line Notes.

“Notice of Conversion/Continuation-LIBOR” has the meaning ascribed to it in Section 1.5(e)(i).

“Notice of Conversion/Continuation-BA Rate” has the meaning ascribed to it in Section 1.5(e)(ii).

“Notice of Revolving Credit Advance” means either a Cdn. Notice of Revolving Credit Advance or a US Notice of Revolving Credit Advance, as the context may require, and “Notice of Revolving Credit Advances” means both of them.

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, any Lender, or any Secured Swap Provider and all Bank Products Obligations, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement, any of the other Loan Documents, any Secured Rate Contract or any agreement in respect of Bank Products. This term includes all principal, interest (including all interest that accrues after the commencement of any bankruptcy or insolvency proceeding upon or after the insolvency of a Credit Party, whether or not allowed in such proceeding), Fees, expenses, legal fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents, any Secured Rate Contract or any agreement in respect of Bank Products; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor. For the avoidance of doubt, all Letter of Credit Obligations constitute “Obligations” under the Agreement.

“Obligation Currency” has the meaning ascribed to it in Section 11.17(a).

“OFAC” has the meaning ascribed to it in Section 3.30.

“Ojibway” means the Ojibway, a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 827118.

“Ojibway Mortgage” means the statutory ship mortgage of the Ojibway made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Borrower or any Subsidiary thereof, as lessee, other than any Capital Lease and other than any time charter or bareboat charter.

“Operating Plan” has the meaning set forth in Section (c) of Annex E.

“Orderly Liquidation Value” means the cash proceeds of Vessels which could be obtained in an orderly liquidation, as determined pursuant to the most recent third-party appraisal of such Vessels pursuant to item (e) of Annex F.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, joint venture agreement, operating agreement, limited liability company agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from the Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.

“Other Lender” has the meaning ascribed to it in Section 9.9(d)(i).

“Other Taxes” has the meaning ascribed to it in Section 1.14(c).

“Parent” means Rand LL Holdings Corp., a Delaware corporation.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Patriot Act” has the meaning ascribed to it in Section 11.20.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Acquisition” means any Acquisition so long as:

(a)            Such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate any Requirement of Law;

(b)           prior to the consummation of such Acquisition (i) Agent shall have received the then current financial projections in respect of the Person, division, product line or line of business acquired in such Acquisition for the one-year period following the consummation of such Acquisition, (ii) Agent shall have received the then current drafts of the documentation to be executed in connection with such Acquisition (with final copies of such documentation to be delivered to Agent promptly upon becoming available), including all schedules and exhibits thereto and (iii) Agent shall have received not less than five (5) days prior written notice of the closing date for such Acquisition;

(c)           the legal structure of the Acquisition shall be acceptable to Agent in its sole discretion;

(d)           any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or acquisition of Stock, the Person which is the subject of such Acquisition shall be engaged in, the Business;

(e)           such Person, if the Acquisition involves the acquisition of capital stock, shall have (i) had positive EBITDA for the 12 month period most recently ended, (ii) become a Subsidiary and a Guarantor, and (iii) granted to Agent, for the benefit of the Secured Parties, a Lien in substantially all of such Person’s assets. For the avoidance of doubt, this subsection (e) shall not apply to the purchase of any Vessels in the absence of any acquisition of capital stock;

(f)           upon giving effect thereto, on a pro forma basis, (i) the Fixed Charge Coverage Ratio shall not be less than 1.00:1.00, (ii) the Senior Funded Debt to EBITDA Ratio shall be less than the Senior Funded Debt to EBITDA Ratio set forth in Annex G based on the Fiscal Quarter financial statements most recently delivered pursuant to Annex E, and (iii) Aggregate Borrowing Availability at all times during the immediately preceding period of 30 consecutive Business Days shall not be less than the greater of (A) US$30,000,000 and (B) 20% of the lesser of (1) the Revolving Loan Commitments at such time and (2) the Aggregate Borrowing Base at such time; and

(g)           at the time of the consummation of any such Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, employment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures, Vessels and/or Real Estate; (e) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (f) any attachment or judgment lien not constituting an Event of Default under Section 8.1(l); (g) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (h) presently existing or hereafter created Liens in favor of Agent, on behalf of the Secured Parties; (i) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement and the Fleet Mortgages; (j) to the extent not included in clause (a) or (d), Prior Claims that are unregistered and secure amounts that are not yet due and payable or being contested in good faith with adequate reserves therefor in accordance with GAAP; (k) Permitted Maritime Liens; and (l) Liens expressly permitted under clause (d) of Section 6.7.

“Permitted Intercompany Indebtedness” means any indebtedness owing (a) by a Credit Party to any other Credit Party in the ordinary course of business consistent with past practice or (b) by a Credit Party to an Affiliate which is not a Credit Party so long as it is either listed on Disclosure Schedule (3.27) or has been approved of in writing by the Agent.

“Permitted Lower Lakes 17 Combination” shall mean an amalgamation, merger or other similar combination by Lower Lakes 17 with and into Lower Lakes, provided that Lower Lakes is the surviving entity and continues to be a Credit Party under this Agreement.

“Permitted Maritime Liens” shall mean, at any time with respect to a Vessel, (a) Liens for crew’s wages (including wages of the master of the Vessel), (b) Liens for salvage (including contract salvage) and general average, (c) shipyard Liens and other Liens arising by operation of law in the ordinary course of business in operating, maintaining or repairing the Vessel, (d) Liens for wages of stevedores when employed directly by the Vessel, or the master of the Vessel, (e) Liens for damages arising from maritime torts which are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the Vessel owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, (f) Liens for charters or subcharters, or leases or subleases, that existed as of the Closing Date or are subordinate to the Lien of the relevant Mortgage; provided that, in each case, any such Liens shall (i) be discharged in the ordinary course of business and (ii) secure claims not more than thirty (30) days past due unless the same is being contested in good faith by appropriate proceedings being diligently pursued and adequate reserves have been set aside in accordance with GAAP with respect to the same and the failure to satisfy such claim could not reasonably be expected to result in the imminent sale, loss or forfeiture of such Vessel.

“Permitted Sale-Leaseback Transaction” means a sale-leaseback transaction with respect to the Manitoulin entered into by Lower Lakes 17 (or, if the Permitted Lower Lakes 17 Combination has previously occurred, the applicable Credit Party) with any Person, upon fair and reasonable terms and conditions fully disclosed and reasonably satisfactory to Agent, including (a) a grant by Lower Lakes 17 (or, if the Permitted Lower Lakes 17 Combination has previously occurred, the applicable Credit Party) to Agent (for the benefit of itself and the other Secured Parties) of a first-priority security interest in the Accounts arising from the operation of the Manitoulin as security for the Obligations, and (b) a prohibition against the granting by Lower Lakes 17 (or, if the Permitted Lower Lakes 17 Combination has previously occurred, the applicable Credit Party) of any other security interest in such Accounts.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pierson” means the Robert S. Pierson (formerly known as the Wolverine), a documented vessel of Canada bearing Official Number 832253.

“Pierson Mortgage” means the statutory ship mortgage of the Pierson made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Pledge Agreements” means (i) the Pledge Agreements dated the date hereof delivered by the applicable Credit Parties on the Closing Date and (ii) any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“PPSA” shall mean the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Preferred Equity” means the 300,000 shares of Series A Convertible Preferred Stock issued by Rand pursuant to the Preferred Stock Purchase Agreement.

“Preferred Stock Purchase Agreement” means the Preferred Stock Purchase Agreement dated as of September 2, 2005 by and among Parent, Knott Partners LP and Bay Resource Partners L.P.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations, Wage Earner Protection Program Act (Canada) obligations and overdue rents.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to a Revolving Loan, the percentage obtained by dividing (i) the corresponding Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all applicable Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Proceeds” means “proceeds,” as such term is defined in the Code, and in any event shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) recoveries from any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Design, Design License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any Litigation or dispute concerning any of the Collateral including claims arising out of the loss or non-conformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition or dealing with any of the Collateral and all rights arising out of Collateral.

“Projections” means the Borrowers’ four (4) year forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements and otherwise consistent with the historical Financial Statements of Parent and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Protective Advances” has the meaning ascribed to it in Section 1.1(i).

“Qualified Assignee” means (a) any Lender (other than a Non-Funding Lender or Impacted Lender), any Affiliate of any Lender (other than a Non-Funding Lender or Impacted Lender) and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any “accredited investor” (as defined under Regulation D, Rule 501, promulgated under the US Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including a mutual fund, lease financing company and commercial finance company, in each case, which has a rating of BBB or higher from Standard & Poor’s Ratings Group or Dominion Bond Rating Service Limited or a rating of Baa2 or higher from Moody’s Investor Services Inc. at the date that it becomes a Lender and which, through its applicable lending office or branch, is capable of lending to the applicable Borrower; provided, that absent Agent’s prior consent, (w) no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, (x) no Person or Affiliate of such Person proposed to become a Lender other than a Person that is already a Lender after the Closing Date and that holds Stock issued by any Credit Party shall be a Qualified Assignee, (y) no Person that holds any Second Lien Debt or any other unsecured or subordinated Indebtedness of a Borrower or a Guarantor shall be a Qualified Assignee and (z) any assignments by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such assignment, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 9.9(d)(v).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding US$10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Plan” means an ERISA Plan that is intended to be qualified under Section 401(a) of the Revenue Code.

“Racketeering Activities” means involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in (i) Title 18 of the U.S. Code, (ii) the Mexican Federal Penal Code (Codigo Penal Federal) or the local penal codes of the States of Mexico,or (iii) any other similar state or applicable foreign criminal law

“Rand” means Rand Logistics, Inc., a Delaware corporation.

“Rand Finance” means Rand Finance Corp., a Delaware corporation.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Register” has the meaning ascribed to it in Section 1.11(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Relationship Bank” has the meaning ascribed to it in Annex C.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Relevant Jurisdiction” means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada, any state of the United States or any other country, political subdivision thereof, in which such Person has its jurisdiction of formation, chief executive office or chief place of business or has Collateral.

“Replacement Lender” has the meaning ascribed to it in Section 1.22.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject. For the avoidance of doubt, the term “Requirement of Law” shall include FATCA and any intergovernmental agreements with respect thereto between the United States and another jurisdiction.

“Requisite Lenders” means two or more Lenders which are not Affiliates (which, for purposes of this definition, shall include any joint venture in which any Lender or Affiliate is a member or partner) of each other having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans; provided, that if there are only two Lenders, then Requisite Lenders means both such Lenders.

“Reserves” means, with respect to the Borrowing Base of Cdn. Borrower or the US Borrowers, (a) reserves established in accordance with Section 1.6, (b) reserves established pursuant to Section 5.4(c), (c) Bank Product Reserves and (d) such other reserves (including on account of Prior Claims) against Eligible Accounts, Eligible Vessels or Borrowing Availability of such Borrower that Agent may, in its reasonable credit judgment, establish from time to time.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness (other than the Obligations and Permitted Intercompany Indebtedness); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Revolving Credit Advance” means either a Cdn. Revolving Credit Advance or a US Revolving Credit Advance, as the context may require, and “Revolving Credit Advances” means both of them.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means either of the Cdn. Revolving Loan or the US Revolving Loan, as the context may require, and “Revolving Loans” means both of them.

“Revolving Loan Commitment” means either of the Cdn. Revolving Loan Commitment or the US Revolving Loan Commitment, as the context may require, and “Revolving Loan Commitments” means both of them; provided, that in no event shall the Revolving Loan Commitments exceed US$170,000,000.

“Revolving Notes” means the Cdn. Revolving Notes and the US Revolving Notes.

“Saginaw” means the Saginaw (formerly the John J. Boland), a single screw steam propulsion self-unloading bulk carrier bearing Canadian Certificate of Registry Official Number 822418.

“Saginaw Mortgage” means the statutory ship mortgage of the Saginaw made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“SDN List” has the meaning ascribed to it in Section 3.30.

“Second Lien Agent” means Guggenheim Corporate Capital, LLC.

“Second Lien Credit Agreement” means that certain Credit Agreement dated as of March 11, 2014 by and among the Credit Parties, the Second Lien Lenders and the Second Lien Agent, as amended, restated, modified or supplemented from time to time.

“Second Lien Debt” means the loans made by the Second Lien Lenders to the Borrowers in an amount not to exceed US$78,126,152 in the aggregate at any time outstanding (with an option to request an incremental facility in an amount not to exceed US$22,500,000) issued pursuant to the Second Lien Credit Agreement on terms and conditions satisfactory to Agent.

“Second Lien Lenders” means the lenders from time to time party to the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Second Lien Agent or any Second Lien Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Second Lien Agent or any Second Lien Lender in connection with the Second Lien Credit Agreement or the transactions contemplated thereby.

“Secured Parties” means (1) the Agent on behalf of (a) itself, (b) the Cdn. Revolving Lenders, (c) the US Revolving Lenders, (d) each Secured Swap Provider and (e) each provider of Bank Products, and (2) the Revolving Lenders.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (i) has been provided or arranged by Bank of America or an Affiliate of Bank of America, or (ii) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom a Borrower has entered into a Secured Rate Contract provided or arranged by Bank of America or an Affiliate of Bank of America, and any assignee thereof.

“Security” means all security (including guarantees) held from time to time by or on behalf of the Lenders or the Agent on behalf of the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes, without limitation, all security described in Annex J.

“Security Agreements” means (i) the security agreements dated the date hereof entered into between Agent, on behalf of Secured Parties, and each Credit Party that is a signatory thereto, and (ii) any other security agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Senior Funded Debt to EBITDA Ratio” means, with respect to Rand and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the closing balance of the Revolving Loan on the date of determination, but excluding any Funded Debt which is subordinated to the Loans), to (b) EBITDA for the twelve months ending on that date of determination.

“Settlement Date” has the meaning ascribed to it in Section 9.9(a)(ii).

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as Litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“STA” means the Securities Transfer Act, 2006 (Ontario) or, to the extent applicable, similar legislation of any jurisdiction, as amended from time to time.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supermajority Lenders” means two or more Lenders which are not Affiliates (which, for purposes of this definition, shall include any joint venture in which any Lender or Affiliate is a member or partner) of each other having (a) more than 66 ⅔% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 ⅔% of the aggregate outstanding amount of the Loans; provided, that if there are only two Lenders, then Supermajority Lenders means both such Lenders.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means either a Cdn. Swing Line Advance or a US Swing Line Advance, as the context may require, and “Swing Line Advances” means both of them.

“Swing Line Availability” means either Cdn. Swing Line Availability or US Swing Line Availability, as the context may require.

“Swing Line Lenders” means, as of any date of determination, Lenders having a Swing Line Loan Commitment.

“Swing Line Loan” means either of the Cdn. Swing Line Loan or the US Swing Line Loan, as the context may require, and “Swing Line Loans” means both of them.

“Swing Line Loan Commitment” means either of the Cdn. Swing Line Loan Commitment or the US Swing Line Loan Commitment, as the context may require, and “Swing Line Loan Commitments” means both of them.

“Swing Line Notes” means the Cdn. Swing Line Notes and the US Swing Line Notes.

“Tax” and “Taxes” have the meaning ascribed to them in Section 1.14(a).

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries, (b) each other Credit Party and (c) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Tecumseh” means the Tecumseh (formerly the Tina Litrico), a self-propelled steel cargo vessel bearing Canadian Certificate of Registry Official Number 836045.

“Tecumseh Mortgage” means the statutory ship mortgage of the Tecumseh, made by Cdn. Borrower in favor of the Agent, for the benefit of itself and the other Secured Parties, dated as of March 27, 2015, as amended, restated, modified or supplemented from time to time.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations (other than Unasserted Obligations) under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) Borrowers shall not have any further right to borrow any monies under the Agreement.

“Terrorist List” has the meaning ascribed to it in Section 3.30.

“Time Charter Agreements” means, collectively, (i) the time charter agreement dated as of September 22, 2004 (as amended on April 22, 2005) between Grand River and LLTC in respect of the Manistee, (ii) the time charter agreement dated as of February 29, 2008 between Grand River and LLTC in respect of the Calumet, (iii) the time charter agreement dated as of February 29, 2008 between Grand River and LLTC in respect of the Manitowoc, (iv) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Lewis J. Kuber, (v) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the James L. Kuber, (vi) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Victory, (vii) the time charter agreement dated as of February 11, 2011 between Grand River and LLTC in respect of the Moore and (viii) the time charter agreement dated as of April 1, 2013 between Grand River and LLTC in respect of the Ashtabula and Defiance.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian or US Patent and Trademark Office or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trigger Period” means (a) the period during which an Event of Default has occurred and is continuing or (b) the period (i) commencing on the day that Aggregate Borrowing Availability for five (5) consecutive Business Days is less than the greater of (A) US$15,000,000 and (B) 10% of the lesser of (I) the Revolving Loan Commitments at such time and (II) the Aggregate Borrowing Base at such time, and (ii) continuing until, during the preceding sixty (60) consecutive days, Aggregate Borrowing Availability at all times has been greater than the greater of (A) US$15,000,000 and (B) 10% of the lesser of (I) the Revolving Loan Commitments at such time and (II) the Aggregate Borrowing Base at such time.

“Unasserted Obligations” means contingent indemnification Obligations for which no claim has been asserted.

“Unfunded Pension Liability” means the excess of a US Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that US Pension Plan’s assets, determined in accordance with the assumptions used for funding the US Pension Plan pursuant to Section 430 of the Revenue Code for the applicable plan year.

“US Base Rate” means, for any day, a per annum rate equal to the greater of (a) the US Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30 day Interest Period as of such day, plus 1.00%.

“US Base Rate Loan” means a Loan denominated in US Dollars that bears interest by reference to the US Base Rate.

“US Borrower Agent” has the meaning ascribed to it in Section 1.24.

“US Borrower Materials” means Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by US Borrowers hereunder.

“US Borrowers” means LLTC, Grand River and Black Creek.

“US Borrowing Availability” means, as of any date of determination, the lesser of (i) the US Maximum Amount and (ii) the US Borrowing Base, in each case, less the sum of the US Revolving Loans and the US Swing Line Loans then outstanding.

“US Borrowing Base” means, in respect of the US Borrowers, as of any date of determination thereof by the Agent from time to time, an amount equal to (a) eighty-five percent (85%) of the amount of Eligible US Accounts, plus (b) the lesser of (i) ninety percent (90%) of the Net Book Value of Eligible US Vessels (as set forth in the US Borrowers’ most recent report delivered to Agent pursuant to item (b)(ii) of Annex F) and (ii) eighty-five percent (85%) of the Orderly Liquidation Value of Eligible US Vessels set forth in the most recent appraisal of such US Vessels accepted by Agent pursuant to item (e) of Annex F, less (c) at the US Borrower Agent’s election, the Allocated US Availability (if any) at the time of determination, less (d) any Reserves, as at the date of determination.

“US Collection Accounts” means a special account established by US Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes, and such other account(s) as may be specified in writing by Agent as the “US Collection Accounts”.

“US Credit Parties” means all Credit Parties that exist pursuant to the laws of any State of the United States and “US Credit Party” means any one of them.

“US Dollars” or “US$” shall mean the lawful currency of the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Revenue Code.

“US LIBOR Loan” means a US Revolving Credit Advance, or portion thereof, bearing interest calculated by reference to the LIBOR Rate.

“US Maximum Amount” means, as of any date of determination, an amount equal to the aggregate of the US Revolving Loan Commitments of all US Revolving Lenders as of that date; provided, that in no event shall the US Maximum Amount exceed US$90,000,000, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“US Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b)(i).

“US Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which a Credit Party, or any ERISA Affiliate, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“US Prime Rate” means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

“US Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(d)(iii).

“US Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b)(i).

“US Revolving Credit Facility” has the meaning ascribed to it in Section 1.1(b)(i).

“US Revolving Lenders” means those Lenders having US Revolving Loan Commitments.

“US Revolving Loan” means, at any time, the sum of (i) the aggregate amount of US Revolving Credit Advances outstanding to the US Borrowers and (ii) the aggregate Letter of Credit Obligations incurred on behalf of the US Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the US Revolving Loans shall include the outstanding balance of Letter of Credit Obligations incurred on behalf of the US Borrowers.

“US Revolving Loan Commitment” means (a) as to any US Revolving Lender, the aggregate commitment of such US Revolving Lender to make US Revolving Credit Advances or incur Letter of Credit Obligations on behalf of the US Borrowers as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such US Revolving Lender and (b) as to all US Revolving Lenders, the aggregate commitment of all US Revolving Lenders to make US Revolving Credit Advances or incur Letter of Credit Obligations on behalf of the US Borrowers, which aggregate commitment shall be Ninety Million US Dollars (US$90,000,000), as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“US Revolving Notes” has the meaning ascribed to it in Section 1.1(b)(ii).

“US Swing Line Advance” has the meaning ascribed to it in Section 1.1(d)(i).

“US Swing Line Availability” has the meaning ascribed to it in Section 1.1(d)(i).

“US Swing Line Lender” means Bank of America.

“US Swing Line Loan” means, at any time, the aggregate amount of US Swing Line Advances outstanding to the US Borrowers.

“US Swing Line Loan Commitment” means, as to the US Swing Line Lender, the commitment of the US Swing Line Lender to make US Swing Line Advances as set forth on Annex I to the Agreement, which commitment constitutes a subfacility of the US Revolving Loan Commitment of the US Swing Line Lender.

“US Swing Line Note” has the meaning ascribed to it in Section 1.1(d)(ii).

“US Vessels” means, collectively, the Invincible, the Manistee, the Calumet, the Manitowoc, the Defiance, the Ashtabula, the James L. Kuber, the Lewis J. Kuber, the Moore and the Victory.

“US Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Unpaid Drawing” has the meaning assigned to it in Section 12.2(a).

“Vessels” means, collectively, the Cdn. Vessels and the US Vessels.

“Victory” means the tug Victory, a documented vessel of the United States bearing U.S. Official Number 637185.

“Working Capital” means, on a consolidated basis, Parent and its Subsidiaries’ current assets (excluding cash balances, interest rate swap valuation assets and deferred income tax assets) less current liabilities (excluding Revolving Loan Advances, interest rate swap valuation liabilities, liabilities converted to equity, deferred income tax liabilities, the current portion of long-term debt, deferred payment liabilities and amounts owing under any subordinated notes issued upon the conversion of Preferred Equity).

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. References in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement, unless otherwise specified. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2A)
to
CREDIT AGREEMENT

LETTERS OF CREDIT

(a)           Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the date which is seven (7) days prior to the Commitment Termination Date, upon the request of any Borrower and for such Borrower’s account, Letter of Credit Obligations by causing Letters of Credit denominated in United States or Canadian Dollars to be Issued by Bank of America or BofA Canada, or an Affiliate of Bank of America or BofA Canada (each, an “L/C Issuer”) for such Borrower’s account. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) US$5,000,000 (the “L/C Sublimit”), (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loans and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loans. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than seven (7) days prior to the Commitment Termination Date.

(b)(i)           Revolving Credit Advances Automatic; Participations. In the event that any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) or Section 1.1(b) of the Agreement, as applicable, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii)           If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Section 8.1(i) or (j) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent or such other applicable L/C Issuer an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent or such other applicable L/C Issuer an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

(c)           Cash Collateral. (i) If any Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, such Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in one or more cash collateral accounts (the “Cash Collateral Accounts”) maintained at Bank of America or BofA Canada, as applicable. The Cash Collateral Accounts shall be in the name of such Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Accounts from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii)           If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, the Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be cancelled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor (including currency) and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be Issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii)           From time to time after funds are deposited in the Cash Collateral Accounts by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Accounts to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by the Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations of the Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of the Borrowers, to any other Obligations then due and payable.

(iv)           Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Accounts, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Accounts shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to the Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d)           Fees and Expenses. Each Borrower agrees to pay to Agent, for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of (x) a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Loans, multiplied by (y) the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be due monthly in arrears on the first day of each month and on the Commitment Termination Date and shall be calculated on the basis of the actual number of days elapsed in the previous month on which the Letter of Credit Obligations were outstanding and a year of 360 days. In addition, the Borrowers shall pay (i) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the outstanding amount of each Letter of Credit, which fee shall be due monthly in arrears on the first day of each month, and (ii) to Agent, for the account of any L/C Issuer, on demand, such reasonable and customary fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

(e)           Request for Incurrence of Letter of Credit Obligations. The Borrowers shall give Agent at least three (3) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred identifying the beneficiary to which such Letter of Credit relates and describing the nature of the transaction proposed to be supported thereby. Such notice shall be in such form as may be required by Agent from time to time. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer). Notwithstanding anything contained herein to the contrary, Letter of Credit applications by the Borrowers and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Borrowers, Agent and the L/C Issuer.

(f)           Obligation Absolute. The obligation of the Borrowers to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i)           any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii)           the existence of any claim, setoff, defense or other right that any Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii)           any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)           payment by Agent or any L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

(v)           any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi)           the fact that a Default or an Event of Default has occurred and is continuing.

(g)           Indemnification; Nature of Lenders’ Duties.

(i)           In addition to amounts payable as elsewhere provided in the Agreement, each Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guarantee thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case, other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii)           As between Agent and any Lender and the Borrowers, each Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guarantee thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guarantee thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii)           Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by any Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between such Borrower and such L/C Issuer.

(iv)           Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 11.21 or 9.1, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with subsection 9.9(d)(ii),

(h)           Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the outstanding amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document issued in connection with such Letter of Credit, provides for one or more automatic increases in the outstanding amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum outstanding amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum outstanding amount is in effect at such time.

ANNEX C (Section 1.7)
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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Subject to Sections 1.7 and 5.14 hereof, each Credit Party shall establish and maintain the Cash Management Systems described below:

(a)           On or before June 30, 2015 (or such later date as Agent shall consent to in writing) and until the Termination Date, each Credit Party shall (i) establish lock boxes (“Lock Boxes”) or, at Agent’s discretion, blocked accounts (“Blocked Accounts”) at Bank of America or another financial institution approved by Agent in its discretion, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first (1st) Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Credit Party’s name and at Bank of America or another financial institution approved by Agent in its discretion (the “Relationship Bank”). On or before June 30, 2015 (or such later date as Agent shall consent to in writing), each Borrower shall have established a concentration account in its name (each, a “Concentration Account” and collectively, the “Concentration Accounts”) at Bank of America or another financial institution approved by Agent in its discretion (the “Concentration Account Bank”).

(b)           Each of the Borrowers may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at Bank of America or another financial institution approved by Agent in its discretion into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower in accordance with the provisions of Section 1.4.

(c)           On or before June 30, 2015 (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the Credit Parties, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to June 30, 2015. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are subject to such agreement held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than (1) for payment of its service fees and other charges directly related to the administration of such accounts and (if the Relationship Bank is located in Canada) the Disbursement Accounts maintained with such Relationship Bank, (2) (in the cases of Blocked Accounts and Disbursement Accounts maintained in Canada) for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts or the Disbursement Accounts, (3) for returned checks or other items of payment, or (4) in accordance with any court order, notice of garnishment or applicable law binding on such Relationship Bank; and (iii) from and after June 30, 2015 (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which a Trigger Period exists (an “Activation Event”)), to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d)           Notwithstanding anything to the contrary set forth in this Annex C, the Agent’s Lien shall not extend to any accounts of the Credit Parties used exclusively for (i) payroll, healthcare and other employee wage and benefits, (ii) taxes, including, without limitation, sales taxes, (iii) escrow, defeasance and redemption, and (iv) fiduciary or trust purposes.

(e)           The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which a Credit Party shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Collateral Accounts; provided, however, that any application of the funds therein to the Obligations by Agent or Lenders shall be subject to the provisions of Section 1.7 and clause (c) of this Annex C.  For the avoidance of doubt and notwithstanding anything in this Agreement or in any other Loan Document to the contrary, no Cdn. Credit Party shall constitute or be deemed to constitute a Guarantor in respect of any Obligations owing by any US Credit Party.

(f)           All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.9 and shall be applied (and allocated) by Agent in accordance with Section 1.10; provided, however, that any application of the funds therein to the Obligations by Agent or Lenders shall be subject to the provisions of Section 1.7 and clause (c) of this Annex C.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g)           Each Credit Party shall, and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a “Related Person”) to (i) hold in trust for Agent, for the benefit of Secured Parties, all checks, cash and other items of payment received by such Credit Party or any such Related Person on behalf of such Credit Party, and (ii) within one (1) Business Day after receipt by such Credit Party or any such Related Person on behalf of such Credit Party of any checks, cash or other items of payment, deposit the same into a Blocked Account. Each Credit Party on behalf of itself and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. Except as otherwise provided in this Agreement, all proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

ANNEX D-1 (Section 2.1(a))
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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A.           All Appendices to the Agreement, in form and substance satisfactory to Agent.

B.           Duly executed originals of the Collateral Documents, dated the Closing Date or such earlier date acceptable to Agent, and all instruments, documents and agreements executed pursuant thereto.

C.           Evidence satisfactory to Agent that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Secured Parties.

D.           Evidence satisfactory to Agent that Agent (for the benefit of itself and the other Secured Parties) has a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances and Prior Claims), and that such security interest is the only security interest in the Collateral (subject to Permitted Encumbrances and Prior Claims), including (i) such documents duly executed by each Credit Party (including financing statements and/or financing change statements under the PPSA or the Code and other notice filings and applicable documents under the laws of any jurisdiction with respect to the perfection and publication of Liens) as Agent may reasonably request in order to perfect and publish its security interests in the Collateral, and (ii) copies of search reports listing all effective financing statements and other applicable notice of lien filings that name any Credit Party as debtor, together with certificates of the applicable Governmental Authority constituting evidence thereof, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

E.           Duly executed originals of initial Borrowing Base Certificates from Cdn. Borrower and the US Borrowers, dated as of March 27, 2015, reflecting information concerning Eligible Accounts and Eligible Vessels of Cdn. Borrower and the US Borrowers as of March 27, 2015, but giving effect on a pro forma basis to any pay downs of existing loans occurring on the Closing Date.

F.           A satisfactory appraisal of the Vessels and all environmental reports as may be required by Agent, which environmental reports shall be reasonably satisfactory to Agent.

G.           For each Credit Party, such Person’s (a) constating documents and all amendments thereto (including any shareholders agreements), and (b) (i) good standing certificate (or applicable equivalent thereof) from the applicable Governmental Authority of such Person’s jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1), and (ii) certificate of qualification (or applicable equivalent thereof) from the applicable Governmental Authority of each jurisdiction where such Person’s ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each dated (in the case of this clause (b)) a recent date prior to the Closing Date and certified by the applicable authorized Governmental Authority.

H.           For each Credit Party, (a) such Person’s bylaws, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors and shareholders (where necessary), approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment and also approving, in the case of Credit Parties whose shares are pledged, the pledge of such Credit Party’s shares by way of security to the Agent pursuant to the Pledge Agreements, and the transfer of such shares pursuant to such Pledge Agreements.

I.           For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

J.           Duly executed originals of opinions of Brown Rudnick LLP, H. Clayton Cook, Jr., Attorney and Counselor at Law, and Norton Rose Fulbright Canada LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date.

K.           Agent shall have received duly executed originals of a certificate of an officer of Rand, dated the Closing Date, stating that, since September 30, 2014, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) no Litigation has been commenced which, if successful, could reasonably be expected to have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (c) after giving effect to the transactions contemplated by the Credit Agreement, each Borrower individually, and the Credit Parties, taken as a whole, will be Solvent; and (d) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrowers or any of their Subsidiaries, except for seasonal reductions in the amounts of accounts receivable outstanding and the Advances being extended hereunder on the Closing Date.

L.           Agent, on behalf of Lenders, shall have received all requested landlord agreements, mortgagee agreements and bailee letters in form and substance satisfactory to Agent, in each case as required pursuant to Section 5.9.

M.           Agent shall have received confirmation of projected dry-dock and winter work expenses and schedule which shall be in form and substance reasonably satisfactory to Agent.

N.           Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, in each case in form and substance reasonably satisfactory to Agent and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Rand, based on such Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which Rand believes to be reasonable and fair in light of current conditions and current facts known to Rand and, as of the Closing Date, reflect Rand’s good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

O.           This Agreement shall have been executed and delivered by all parties hereto.

P.           The Agent shall have received a source and use of funds statement.

Q.           Each Credit Party shall be in compliance in all material respects with all Material Contracts.

R.           Copies of all documented Material Contracts of the Credit Parties, certified by the Credit Parties to be true copies, shall have been delivered to the Agent.

S.           There shall not exist or have occurred a Material Adverse Effect.

T.           The Borrowers shall have received all necessary or required consents from Governmental Authorities and third parties in respect to completion of the transactions contemplated herein.

U.           Receipt by the Agent of an updated quarterly Operating Plan (including budgeted Capital Expenditures) (which shall also be broken down for each of the Borrowers) for the Fiscal Year ending March 31, 2016, which shall be reasonably satisfactory to the Agent.

V.           Duly executed originals of the Revolving Notes and the Swing Line Notes for each applicable Lender, dated the Closing Date.

W.           Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

All documents delivered shall be in full force and effect and in form and substance satisfactory to the Agent.

ANNEX E (Section 4.1(a))
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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

The Credit Parties shall deliver, or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a)           Monthly Financials. To Agent and Lenders, (x) within thirty-five (35) days after the end of each Fiscal Month that is not the last Fiscal Month in any Fiscal Quarter and (y) within forty-five (45) days after the end of each Fiscal Month that is the last month in any Fiscal Quarter, financial information regarding Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Permitted Intercompany Debt as of the last day of that Fiscal Month; provided, that such financial information shall be delivered within sixty (60) days after the first month in each Fiscal Year. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Parent and its Subsidiaries, on an unconsolidated and combined basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Parent shall deliver to Agent and Lenders, (x) within thirty-five (35) days after the end of each Fiscal Month that is not the last Fiscal Month in any Fiscal Quarter and (y) within forty-five (45) days after the end of each Fiscal Month that is the last month in any Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Month and a comparison of performance for that Fiscal Month to the corresponding period in the prior year.

(b)           Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter (including, without limitation, the last Fiscal Quarter in any Fiscal Year), consolidated and consolidating financial information for Parent and its Subsidiaries, certified by the Chief Financial Officer of Parent, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Parent that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects, (iii) all current and special payments required to have been made pursuant to applicable law in respect of Canadian Pension Plans and all ERISA Plans have been made and (iv) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Parent shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter (including, without limitation, the last Fiscal Quarter of any Fiscal Year), a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(c)           Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual combined operating plan (the “Operating Plan”) for Parent and its Subsidiaries, approved by the Board of Directors of Parent, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes projected monthly income statement, balance sheets and source and use of funds for the following year and (iii) Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d)           Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited consolidated Financial Statements for Rand and the unaudited management prepared Financial Statements of Parent and its Subsidiaries on a consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP; provided, that if Rand acquires any operating entity that is not a Subsidiary of Parent, then the audited Financial Statements shall be delivered with respect to Parent and its Subsidiaries. The consolidated Financial Statements shall be certified annually without qualification, by an independent accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that an Event of Default has occurred with respect to the Financial Covenants (or specifying those Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material Litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Parent and its Subsidiaries, as at the end of such Fiscal Year and for the period then ended, and that there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default.

(e)           Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent chartered accountants.

(f)           Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of a Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g)           Securities Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all prospectuses and registration statements, if any, filed by any Credit Party with any securities exchange or securities commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h)           Subordinated Indebtedness, Second Lien Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any subordinated Indebtedness, Second Lien Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any subordinated Indebtedness or Second Lien Debt, notice of such event of default.

(i)           Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(j)           Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of US$500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Canadian Pension Plan or ERISA Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Canadian Pension Plan or ERISA Plan (other than claims for benefits in the ordinary course), (iv) alleges criminal misconduct by any Credit Party, or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

(k)           Insurance Notices. To Agent, (i) disclosure of losses or casualties required by Section 5.4; (ii) notify Agent promptly if Marsh Canada Ltd. (“Broker”) ceases to be the Broker for the insurance required by Section 5.4 or in the event of any changes to the insurance which would cause the insurance to not comply with Section 5.4; (iii) notify Agent promptly and forward all notices received from the Broker, or any insurance carrier, regarding change in insurance, renewal or non-renewal of insurance, or termination of insurance; (iv) notify Agent, within thirty (30) days of renewal of each insurance required under Section 5.4, of the status of renewal and within fifteen (15) days notify Agent of confirmation of renewal or status of negotiation for renewal; (v) provide on a monthly basis a written report confirming the status of each policy of insurance required under Section 5.4, and confirming that premium payments have been made with evidence of such payments, until such time as the Broker provides a letter of undertaking without a waiver or limitation of liability for negligent failure to perform Broker undertakings.

(l)           Environmental Notices. To Agent in writing, promptly upon (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under any Environmental Law, (ii) learning of or receipt by any Credit Party of any notice of (A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, could reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) learning of or receipt by any Credit Party of any notice of any proposed acquisition or lease of Real Estate, if such acquisition or lease could have a reasonable likelihood of resulting in Material Environmental Liabilities.

(m)           Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(n)           Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(o)           Hedging Agreements. To Agent, within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(p)           Material Contracts. To Agent, (i) within fifteen (15) Business Days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, an executed copy of such Material Contract and (ii) within thirty (30) days after entering into any new Material Contract or any amendment, restatement, extension or renewal of an existing Material Contract, if requested by Agent, a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under such Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto, in form and substance reasonably satisfactory to Agent.

(q)           Capital Expenditures Reporting Plan. To Agent and Lenders, on December 31 of each Fiscal Year and with updated reports due on the fifteenth day and the final day of each Fiscal Month through and including April 15 of such Fiscal Year, a capital expenditures, dry-dock and winter work reporting plan (the “Capital Expenditures Reporting Plan”) for Parent and its Subsidiaries, which shall be in form and substance reasonably satisfactory to Agent and in the form of Schedule I to this Annex E.

(r)           Manitoulin. To Agent and Lenders, concurrently with the delivery of financials specified in clauses (a), (b) or (d) above, a project report and management discussion and analysis report as to the Manitoulin, in form and substance satisfactory to Agent; provided, however, that the items required to be delivered pursuant to this subsection (r) shall not be required to be delivered at any time from and after the date that the Conversion is completed and the Manitoulin first arrives in Montreal, Canada.

(s)           Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

Any materials delivered to the Agent pursuant to the foregoing provisions and not otherwise delivered to the Lenders shall be made available to any Lender by the Agent promptly following its request therefor.

Schedule I

Form of Capital Expenditures Reporting Plan

See Attached

ANNEX F (Section 4.1(b))
to
CREDIT AGREEMENT

COLLATERAL REPORTS

Parent shall deliver or cause to be delivered the following:

(a)           With each revolving borrowing request, a Notice of Revolving Credit Advance with respect to Cdn. Borrower and the US Borrowers, accompanied by such supporting detail and accommodation as shall be requested by the Agent in its reasonable discretion.

(b)           To Agent, no later than thirty-five (35) days after each month end and upon its reasonable request, each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the relevant month or the date two (2) days prior to the date of any such request:

(i)           a Borrowing Base Certificate with respect to Cdn. Borrower and the US Borrowers, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a report showing (A) the Net Book Value of each Eligible Vessel, plus (B) the Net Book Value of each purchased Eligible Vessel during the preceding calendar month or week, as applicable, plus (C) the amount of Capital Expenditures made in respect of each Eligible Vessel during the preceding calendar month, minus (D) the Net Book Value of each Eligible Vessel sold during the preceding calendar month or week, as applicable, minus (E) without duplication, depreciation of each Eligible Vessel during the preceding calendar month or week, as applicable, in each case together with a reconciliation to the corresponding Borrowing Base Certificate and to the Borrowers’ respective general ledgers;

(iii)           with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)           with respect to each Borrower, a monthly trial balance showing payables outstanding aged from invoice date as follows: 1 to 30 days past due, 31 to 60 days past due, 61 to 90 days past due and 91 days or more past due, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

Notwithstanding anything to the contrary contained in this clause (b), each of the foregoing shall be delivered or caused to be delivered to Agent at least weekly upon the occurrence and during the continuance of a Trigger Period.

(c)           To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E (or as otherwise requested by Agent in its reasonable discretion):

(i)           a reconciliation of the most recent Borrowing Base and general ledger of Cdn. Borrower and the US Borrowers to their respective general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)           an aging of accounts receivable and a reconciliation of that accounts receivable aging to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)           a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(d)           To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a list of government contracts of the Borrowers subject to any of the requirements or procedures applicable to assignments of accounts under the Financial Administration Act (Canada), as amended, the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727), as amended, or any similar provincial, local or foreign law; and (ii) a list of any applications for the registration of any Intellectual Property with the Canadian or US Industrial Design Office, Canadian or US Patent and Trademark Office, Canadian or US Intellectual Property Office, Canadian or US Copyright Office or any similar office or agency in which a Borrower has filed during the prior Fiscal Month; and a statement as to the amount of each Account owed by such Account Debtor that is insured by a credit insurance provider, and if so insured, the name of such insurance provider;

(e)           Prior to the occurrence and continuance of a Trigger Period or Event of Default, the Agent shall be entitled, at the expense of the Borrowers, to cause two (2) appraisals of the Vessels and other Collateral to be conducted per calendar year; provided that in each calendar year not more than one full appraisal and one desktop appraisal shall be conducted at the expense of the Borrowers. Each appraisal shall determine the Orderly Liquidation Value and Fair Market Value (and any other valuation as may be required by the Agent) of the Vessels and other Collateral, which valuations shall remain in effect for the period from the date on which such appraisal is accepted by the Agent until the date on which the Agent accepts the next such appraisal. Following the occurrence and during the continuance of any Trigger Period (other than a Trigger Period arising as a result of the occurrence of an Event of Default), the Borrowers shall be responsible for the cost of one (1) additional full appraisal or desktop appraisal as required by Agent in its sole discretion. Following the occurrence and during the continuance of an Event of Default or a Trigger Period arising as a result of the occurrence of an Event of Default, and during the continuance thereof, the Borrowers shall be responsible for the cost of all such appraisals and there shall be no limit on the number or frequency of full appraisals or desktop appraisals that may be conducted at the request of the Agent in its sole discretion; and

(f)           Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

Any materials delivered to the Agent pursuant to the foregoing provisions and not otherwise delivered to the Lenders shall be made available to any Lender by the Agent promptly following its request therefor.

ANNEX G (Section 6.11)
to
CREDIT AGREEMENT

FINANCIAL COVENANTS

The Credit Parties shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a)           Minimum Fixed Charge Coverage Ratio. Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending in the periods set forth below, a Fixed Charge Coverage Ratio for the 12-month period (or other applicable period) then ended of not less than the following:

Period	Ratio

March 31, 2015	1.00: 1.00

June 30, 2015	1.05: 1.00

September 30, 2015	1.10: 1.00

December 31, 2015	1.10: 1.00

March 31, 2016	1.10: 1.00

June 30, 2016	1.10: 1.00

September 30, 2016	1.10: 1.00

December 31, 2016	1.10: 1.00

March 31, 2017 and thereafter	1.15: 1.00

(b)           Maximum Senior Funded Debt to EBITDA Ratio. Rand shall have on a consolidated basis, at the end of each Fiscal Quarter ending on the dates set forth below, a Senior Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter and for the 12 month period then ended of less than the following:

Fiscal Quarter End Dates	Ratio

March 31, 2015	4.25: 1.00

June 30, 2015	4.50: 1.00

September 30, 2015	4.00: 1.00

December 31, 2015	3.50: 1.00

March 31, 2016	3.50: 1.00

June 30, 2016	3.75: 1.00

September 30, 2016	3.50: 1.00

December 31, 2016	3.50: 1.00

March 31, 2017	3.25: 1.00

June 30, 2017	3.25: 1.00

September 30, 2017	3.25: 1.00

December 31, 2017	3.25: 1.00

March 31, 2018	3.25: 1.00

June 30, 2018 and thereafter	3.00: 1.00

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then the Borrowers and Agent agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Rand and its Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (or successor thereto or any comparable body or agency with similar functions), (ii) changes in accounting principles concurred in by Rand’s independent chartered accountants; and (iii) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments (and all other Credit Parties shall be deemed to agree to such amendments so agreed to by Borrowers), then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI and this Annex G shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”; (B) Accounting Standards Codification Topic 840, Leases, by the Exposure Draft issued by the FASB and IASB on August 17, 2010 (and related updates and changes to the Exposure Draft) or any successor proposal or (C) Accounting Standards Codification Topic 842, Leases, by the Exposure Draft issued by the FASB and IASB on May 16, 2013 (and related updates and changes to the Exposure Draft) or any successor proposal, (ii) any obligations of a Person under a lease (whether now existing or entered into in the future) that is not (or would not be) a capitalized lease obligation under GAAP as in effect on the Closing Date, shall not be treated as a capitalized lease obligation solely as a result of the adoption of changes in GAAP outlined by the Financial Accounting Standards Board in its press release dated March 19, 2009, and (iii) the determination of whether any revenue from contracts with customers is to be treated as revenue for purposes of GAAP shall be made without giving effect to any change in accounting for revenue from customers pursuant to GAAP, including, without limitation, resulting from the implementation of proposed changes to or by Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, by the Exposure Draft issued by the FASB and IASB on June 24, 2010 (and related updates and changes to the Exposure Draft) or any successor proposal. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

For the purposes of calculating the Financial Covenants, conversions from US Dollars to Canadian Dollars or from Canadian Dollars to US Dollars, as applicable, shall be done using the overnight spot rate; provided that with respect to Interest Expense, EBITDA, Capital Expenditures, preferred dividend payments, principal amortization and average revolver balance, such conversions shall be determined using the monthly average exchange rates in accordance with GAAP.

For the purposes of calculating Financial Covenants, the payment and performance obligations of any Credit Party under the Fuel Fixed Forward Price Agreement shall be excluded from Indebtedness, “debt” or any other similar determination.

ANNEX J

Collateral

On the Closing Date, as continuing collateral security for the payment and satisfaction of all Obligations of the Borrowers to the Agents and the Lenders, each Borrower and Guarantor shall deliver or cause to be delivered to the Agent for itself and on behalf of the Lenders the following items of Collateral, all of which shall be in form and substance satisfactory to the Agent:

(a)
a general security agreement from each Borrower and each Guarantor in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) on all of the present and future Collateral of such Borrower;

(b)
a guarantee from each US Borrower, Black Creek Holdings, Parent, Rand and Rand Finance guaranteeing the due payment and performance to Agent and the Lenders of all present and future Obligations of the Cdn. Borrower and each other US Borrower to Agent and the Lenders under the Loan Documents;

(c)
an assignment by Cdn. Borrower in favor of Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) in respect of all indebtedness owing to it by the US Borrowers and all security granted in connection therewith;

(d)
a first preferred fleet mortgage with respect to the US Vessels owned by Grand River, with such mortgage constituting a first-priority Lien (subject only to Permitted Encumbrances) on each of the US Vessels being so mortgaged;

(e)
a first preferred fleet mortgage with respect to the US Vessels owned by Black Creek, with such mortgage constituting a first-priority Lien (subject only to Permitted Encumbrances) on each of the US Vessels being so mortgaged;

(f)
each of the Cuyahoga Mortgage, the Saginaw Mortgage, the Mississagi Mortgage, the Ojibway Mortgage, the Kaministiqua Mortgage, the Michipicoten Mortgage, the Pierson Mortgage, the Manitoba Mortgage, the Tecumseh Mortgage and the Manitoulin Mortgage, with each such mortgage constituting in accordance with the Intercreditor Agreement a first-priority Lien (subject only to Permitted Encumbrances) on each of the Cdn. Vessels being so mortgaged;

(g)
a securities pledge agreement from each of Rand, Parent, Black Creek Holdings, each Borrower and each other Guarantor in favor of Agent constituting a first-priority Lien on all the shares of its present and future Subsidiaries; provided, however, that with respect to any Subsidiary of a US Borrower that is a “controlled foreign corporation” (as defined in Section 957 of the Revenue Code), not more than sixty-five (65%) of the fully diluted issued and outstanding voting stock of such Subsidiary shall be pledged to secure the Obligations of such US Borrower;

J-11

(h)
the Conversion Contract Assignment and a specific assignment to Agent constituting a first-priority Lien (subject only to Permitted Encumbrances) of the rights, entitlements and benefits of any Credit Party under any other Material Contract and/or the earnings of any Credit Party in respect thereof, duly acknowledged by each counter-party thereto;

(i)	deposit control agreements delivered by each Credit Party that maintains bank accounts in the United States and Canada;

(j)	an assignment by the Credit Parties of all proceeds under their insurance policies as required hereunder in favor of Agent; and

(k)	an Assignment of Earnings and Charters and an Assignment of Insurance from each of the Credit Parties that operates vessels.

J-12

ANNEX K (Section 5.4)
to
CREDIT AGREEMENT

Insurance

1.
Non-Marine Insurance. Maintain insurance with reputable insurance companies or associations reasonably acceptable to the Agent in such amounts and covering such risks as are usually carried by corporations with established reputations engaged in similar businesses and owning similar properties in the same general areas in which it operates including, without limitation, environmental insurance and directors and officers liability insurance, and as the Agent may reasonably require, such insurance policies shall name the Agent for and on behalf of the Lenders as an additional named insured in respect of all third party liability insurance and as a loss payee in respect of all other insurance under a mortgage clause in the standard form which shall contain a requirement that thirty (30) days prior written notice of the proposed cancellation thereof and ten (10) days prior written notice of any material amendment thereto be given to the Agent by the underwriter of such policy or policies and shall be assigned to the Agent for the benefit of the Lenders, and the Borrowers shall, upon request by the Agent, promptly furnish to the Agent evidence of the maintenance of all such insurance. Subject in all respects to Section 5.4, the Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.

2.
Marine. Maintain, at its own cost and expense, carry and maintain at least the minimum insurance coverage set forth in this Annex K, in addition to such other risks as the Agent may specify, placed with brokers, insurers and reinsurers of recognized responsibility, all being satisfactory to the Agent. Such insurance shall be written on such forms and with terms, conditions, limits and deductibles acceptable to the Agent. All insurance and/or reinsurance policies shall be assigned to the Agent for the benefit of the Lenders pursuant to an Assignment of Insurances in form and substance acceptable to the Agent.

(a)	The Borrowers shall keep the Vessels insured against:

(i)	hull and machinery marine risks for named perils;

(ii)	war risks; and

(iii)	marine and war protection and indemnity risks and other third party liability risks (including, but not limited to, spillage, leakage and pollution).

(b)
The hull and machinery marine risks and war risks insurances described in Section 2(a)(i) and 2(a)(ii) of this Annex K, shall be written on a form acceptable to the Agent and shall be effected in United States Dollars for US Vessels and Canadian Dollars for Cdn. Vessels in amounts not less than the greater of (X) the then current Fair Market Value of the Vessels (based upon the most recent appraisal received by the Agent) at the time of loss and (Y) the amount of the Obligations, plus the amount of the Second Lien Debt. Such deductibles hereunder shall not be greater than US$800,000 for US Vessels or Cdn.$800,000 for Cdn. Vessels.

(c)
The protection and indemnity insurance described in Section 2(a)(iii) of this Annex K shall be effected in United States Dollars in the full amount available (including but not limited to, spillage, leakage and pollution to the maximum amount available but in no case less than US$1,000,000,000) from a protection and indemnity club that is a member of the International Group Association (an “IGA Club”).

(d)	Each of the policies of insurance described in Sections 2(a)(i) and (ii) of this Annex K covering hull and machinery marine risks and war risks shall:

(i)
name the Agent, for itself and the benefit of the Lenders, as additional insured and the Agent as loss payee in the case of the Vessels and provide that all losses will be paid in accordance with the terms of the loss payable clause endorsed onto the policies;

(ii)
if customarily allowed, provide that if such insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interests of the Agent or the Lenders, or if such insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective against the Agent and the Lenders for thirty (30) days (except seven (7) days in the case of war risks and allied perils insurance and ten (10) days in the case of non-payment of premium) after receipt by the Agent of written notice from the insurers of such cancellation, change or lapse;

(iii)	provide that all payments by or on the behalf of the insurers to the Agent shall be made without set-off, counterclaim, deduction or condition whatsoever;

(iv)	provide that such insurance is primary without right of contribution from any other insurance which may be available to Agent and the Lenders;

(v)	provide that the insurer’s rights of subrogation against the Agent and the Lenders, shall be waived;

(vi)	provide that the Agent shall have the right but not the obligation to pay premiums but shall have no responsibility for premiums, commissions, calls, assessments or advancements;

(vii)	provide that the Agent may make proof of loss and claim if a Borrower refuses; and

(viii)	provide a notice of assignment as shall be acceptable to the Agent (“Notice of Assignment”).

(e)
For marine and war protection and indemnity associations in which the Vessels are entered, the Borrowers shall ensure that the Agent is provided with (i) a certificate of entry for each of the Vessels noting the interests of the Agent and the Lenders (“Certificates of Entry”) and (ii) a letter of undertaking, in such form as may from time to time be required by the Agent (“Letter of Undertaking”), giving efficacy to the assignment(s) of insurance and/or reinsurance policies in favor of the Agent, which shall include a loss payable clause in such form and substance as may from time to time be required by the Agent (“Loss Payable Clause”). (The parties to this Agreement note that the provisions of such letter of undertaking as respects war protection and indemnity may not be available for issue depending on the manner of the war protection and indemnity placement sought by the Agent.)

(f)
The Borrowers shall be responsible for and be required to pay punctually all premiums, calls, contributions or other sums payable in respect of the insurances and to produce all relevant receipts when required by the Agent.

(g)	The Borrowers shall arrange for the execution of such guarantees as may from time to time be required by a protection and indemnity or war risks association.

(h)
On the Closing Date, and at each policy renewal but not less than annually, the Borrowers shall provide to the Agent (i) hull and machinery and war risks certificates of insurance/cover notes (“Cover Notes”) as issued by the Borrowers’ insurance brokers, and Certificates of Entry as issued by an IGA Club and (ii) a broker’s letter of undertaking in the form described in Section 2(i) below. Such Cover Notes shall identify the underwriters and their percentages, the type of insurance, the limits, deductibles, and term thereof, and shall specifically list the special provisions delineated for such insurance in Section 2(d) of this Annex K. The Loss Payable Clause and Notice of Assignment shall also be made part of the Cover Notes. Such Certificates of Entry and Letter of Undertaking shall be as described in Section 2(e) of this Annex K.

(i)	The Borrowers’ hull and machinery and war risks broker’s Letters of Undertaking shall include undertakings by the brokers that:

(i)
they will hold the instruments of insurance when issued, and any extensions, renewals or replacements of such instruments together with any subsequent instruments of insurance substituted with the Agent’s consent, and the benefit of the insurances, to the order of the Agent’s;

(ii)	should the approved brokers be authorized to collect claims from the insurers, to pay such amounts to the Agent as sole loss payee as arranged in the Loss Payable Clause;

(iii)
they will advise the Agent immediately of any cancellation or any material changes which may be made to the terms of the insurances by the insurers (including any endorsements), and notify the Agent not less than 30 days prior to the expiration of the insurance; in the event of their not having received notice of renewal instructions from the Borrowers or, in the event of their receiving instructions to renew, they will advise the Agent promptly of the details and deliver to the Agent a status report on the renewal negotiations within 10 days of expiry of the then applicable insurance, it being understood and agreed that the operation of any automatic policy conditions dealing with termination or cancellation shall override any undertakings given by the brokers;

(iv)
subject to renewal instructions having been provided to the brokers no later than seven (7) days prior to the expiry of the previous insurances, they will produce to the Agent certified copies of renewed certificates of insurance no later than five (5) Business Days prior to the expiry of the previous insurances;

(v)
they will advise the Agent promptly of any default in the payment of any premium, commission, club call, assessment or advance required (whether for new insurance or for insurance extending, replacing or renewing existing insurance) and of any other act, omission or event of which any of such brokers has knowledge and which in its sole judgment could reasonably be expected to invalidate or render unenforceable, or cause the cancellation or lapse or prevent the renewal or extension, in whole or in part of, any insurance;

(vi)	they provide such evidence as the Agent may reasonably require of the Borrowers’ compliance with their obligations relating to insurance;

(vii)
subject to their Lien on the policies for premiums due in respect of the Vessels and their right of cancellation for default in the payment of such premiums, they undertake (i) to advise the Agent immediately of any demand for overdue premiums from the insurer(s) and (ii) not to exercise such rights of cancellation by reason of non-payment of such premiums or other amounts without giving the Agent fifteen (15) days prior notice in writing, either by letter or facsimile, and providing the Agent with a reasonable amount of time to pay such overdue premiums;

(viii)
they shall state that such insurance is in compliance with the terms of Section 2 of this Annex K and to the best of the applicable broker’s knowledge, is comparable to that carried by other experienced and responsible companies engaged in operating vessels similar to the Vessels; and

(ix)	they will arrange for the Loss Payable Clause and Notice of Assignment to be endorsed on all the appropriate policies.

(j)
The Borrowers shall procure solely for the Agent and Lenders’ own benefit (in form and substance consistent with the existing agreements Borrowers had in place for the benefit of their prior Lenders immediately prior to the Closing Date), mortgagee’s interest insurance and if necessary, mortgagee’s additional perils - pollution policies, or some such other similar policies, providing for the indemnification of the Agent and the Lenders for loss under this Agreement resulting directly or indirectly from loss of or damage to any of the Vessels, which are covered by any of the Borrower’s insurance policies or protection and indemnity club entries, but in respect of which there is subsequent non-payment or reduced payment by the underwriters.

3.	The Borrowers and the other Credit Parties shall:

(a)	not employ the Vessels otherwise than in conformity with any of the insurance policies;

(b)
not make any alteration in any terms of the insurance which have not been approved by the Agent and not make, do, consent or agree to any act or omission which would or might render any instrument of insurance invalid, void, voidable or unenforceable;

(c)
not settle, compromise or abandon any claim under any of the insurances herein mentioned for compromised or arranged total loss without the prior written consent of the Agent and shall, at its own cost and expense, have the duty and responsibility to make all proofs of loss and take all other steps necessary to collect from underwriters for any loss under the insurances with respect to the Vessels; and

(d)
provide that the Vessels will, at all times, be equipped and accredited with any required trading documentation and/or authorizations, including but not limited to, valid certification under the International Convention on Civil Liability for Oil Pollution Damage, valid US Coast Guard Certificate of Financial Responsibility (or such other State equivalent), vessel classification certificate, essential to legitimize the entry of the Vessels into the waters of any jurisdiction as may be necessary.

4.
Industry Practice. In the event that there is a material change in the generally accepted industry practice with regard to the insurance of vessels of a type similar to the Vessels, or new or increased risks are identified such that the insurance described in this Agreement is in the opinion of the Agent insufficient to protect its interests or the interests of the Lenders, the insurance requirements may be varied by the Agent to include such modifications or changes as may be reasonably necessary to ensure that the insurance provides comparable protection to that which it would have provided if the change in industry practice had not occurred, or to meet such new or increased risk.

Exhibit 1.1(a)(i)
to
CREDIT AGREEMENT

FORM OF CDN. NOTICE OF REVOLVING CREDIT ADVANCE (NRCA)

Reference is made to that certain Credit Agreement dated as of March 27, 2015, by and among Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (collectively, “US Borrower”), Lower Lakes Towing Ltd. (the “Canadian Borrower”), the other Persons named therein as Credit Parties, Bank of America, N.A., as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

The undersigned hereby gives notice, pursuant to Section 1.1(a)(i) of the Credit Agreement, of a request hereby for a Cdn. Revolving Credit Advance as follows:

Cdn. Borrower’s Name:	LOWER LAKES TOWING LTD.

Principal Amount of Loan:	[Cdn.$][US$] _______________

Date of Borrowing:	________________, 20__

Loan Denomination:	[Canadian Dollars][US Dollars]

[Type of Loan (if in Canadian Dollars):	[Canadian Prime Rate Loan] [BA Rate Loan] [Cdn. Swing Line Advance]]

[Type of Loan (if in US Dollars):	[Canadian Base Rate Loan] [Canadian LIBOR Loan] [Cdn. Swing Line Advance]]

[BA Period (if in Canadian Dollars):	___ Months]

[LIBOR Period: (if in US Dollars):	___ Months]

In accordance with the terms of Section 2.2 of the Credit Agreement, the undersigned hereby further: (a) represents and warrants that the conditions in this Section 2.2 have been satisfied and (b) reaffirms the granting and continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.1(a)(i)-1

IN WITNESS WHEREOF, the undersigned has caused this Cdn. Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer to Agent as of the date first set forth above.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(a)(i)-2

Exhibit 1.1(a)(ii)
to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE (CDN.$)

Toronto, Ontario

Cdn.$_________	[___________], 2015

FOR VALUE RECEIVED, the undersigned, Lower Lakes Towing Ltd., a Canadian corporation (“Cdn. Borrower”), HEREBY PROMISES TO PAY to the order of [____________________] (“Revolving Lender”) at the offices of Bank of America, N.A., as Agent on behalf of the Secured Parties (“Agent”), at its address at One Bryant Park, New York, New York 10036, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of Cdn.$____________________________ CANADIAN DOLLARS (Cdn.$____________) or, if less, the aggregate unpaid amount of all Cdn. Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Cdn. Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of March 27, 2015 by and among Cdn. Borrower, Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Cdn. Revolving Credit Advance made by Lender to Cdn. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Cdn. Borrower to make a payment when due of any amount owing under the Credit Agreement or this Cdn. Revolving Note in respect of the Cdn. Revolving Credit Advances made by Lender to Cdn. Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Cdn. Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

1.1(a)(ii)-1

Upon and after the occurrence of any Event of Default, this Cdn. Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Cdn. Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Cdn. Borrower.

Except as provided in the Credit Agreement, this Cdn. Revolving Note may not be assigned by Revolving Lender to any Person.

THIS CDN. REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(a)(ii)-2

Exhibit 1.1(b)(i)
to
CREDIT AGREEMENT

FORM OF US NOTICE OF REVOLVING CREDIT ADVANCE

Reference is made to that certain Credit Agreement dated as of March 27, 2015, by and among Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (collectively, “US Borrower”), Lower Lakes Towing Ltd. (the “Canadian Borrower”), the other Persons named therein as Credit Parties, Bank of America, N.A., as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

The undersigned hereby gives notice, pursuant to Section 1.1(b)(i) of the Credit Agreement, of a request hereby for a US Revolving Credit Advance as follows:

US Borrower’s Name:            _____________________
Principal Amount of Loan:   US$____________________
Date of Borrowing:                ________________, 20__
Type of Loan:                         [US Base Rate Loan] [LIBOR Loan] [US Swing Line Advance]
[LIBOR Period:                       ___ Months]
Loan Denomination:              US Dollars

In accordance with the terms of Section 2.2 of the Credit Agreement, the undersigned hereby further: (a) represents and warrants that the conditions in this Section 2.2 have been satisfied and (b) reaffirms, on behalf of the Borrowers, the granting and continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.1(b)(i)-1

IN WITNESS WHEREOF, the undersigned has caused this US Notice of Revolving Credit Advance to be executed and delivered by its duly authorized officer to Agent as of the date first set forth above.

LOWER LAKES TRANSPORTATION COMPANY, as US Borrower Agent

By:
Name:
Title:

1.1(b)(i)-2

Exhibit 1.1(b)(ii)
to
CREDIT AGREEMENT

FORM OF REVOLVING NOTE (US$)

New York, New York

US$[_______________]	[___________], 2015

FOR VALUE RECEIVED, the undersigned, Lower Lakes Transportation Company, a Delaware corporation (“LLTC”), Grand River Navigation Company, Inc., a Delaware corporation (“Grand River”), and Black Creek Shipping Company, Inc., a Delaware corporation (“Black Creek” and, together with LLTC and Grand River, collectively, the “US Revolving Borrowers”) HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [____________________] (“Revolving Lender”) at the offices of Bank of America, N.A., as Agent on behalf of the Secured Parties (“Agent”), at its address at One Bryant Park, New York, New York 10036, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of US$____________________________ US DOLLARS (US$____________) or, if less, the aggregate unpaid amount of all its US Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This US Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of March 27, 2015 by and among the US Revolving Borrowers, Lower Lakes Towing Ltd., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each US Revolving Credit Advance made by Revolving Lender to US Revolving Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of the US Revolving Borrowers on a joint and several basis to make a payment when due of any amount owing under the Credit Agreement or this US Revolving Note in respect of the US Revolving Credit Advances made by Revolving Lender to the US Revolving Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(b)(ii)-1

If any payment on this US Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this US Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this US Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the US Revolving Borrowers.

Except as provided in the Credit Agreement, this US Revolving Note may not be assigned by Revolving Lender to any Person.

THIS US REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TRANSPORTATION COMPANY

By:
Name:
Title:

GRAND RIVER NAVIGATION COMPANY, INC.

By:
Name:
Title:

BLACK CREEK SHIPPING COMPANY, INC.

By:
Name:
Title:

1.1(b)(ii)-2

Exhibit 1.1(c)(ii)
to
CREDIT AGREEMENT

FORM OF SWING LINE NOTE (CDN.$)

Toronto, Ontario

Cdn.$_________	[___________], 2015

FOR VALUE RECEIVED, the undersigned, Lower Lakes Towing Ltd., a Canadian corporation (“Cdn. Borrower”), HEREBY PROMISES TO PAY to the order of [____________________] (“Swing Line Lender”) at the offices of Bank of America, N.A., as Agent on behalf of the Secured Parties (“Agent”), at its address at One Bryant Park, New York, New York 10036, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of Cdn.$____________________________ CANADIAN DOLLARS (Cdn.$____________) or, if less, the aggregate unpaid amount of all Cdn. Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Cdn. Swing Line Note is one of the Swing Line Notes issued pursuant to that certain Credit Agreement dated as of March 27, 2015 by and among Cdn. Borrower, Lower Lakes Transportation Company, Black Creek Shipping Company, Inc. and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Cdn. Swing Line Advance made by Swing Line Lender to Cdn. Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Cdn. Borrower to make a payment when due of any amount owing under the Credit Agreement or this Cdn. Swing Line Note in respect of the Cdn. Swing Line Advances made by Swing Line Lender to Cdn. Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Cdn. Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

1.1(c)(ii)-1

Upon and after the occurrence of any Event of Default, this Cdn. Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Cdn. Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Cdn. Borrower.

Except as provided in the Credit Agreement, this Cdn. Swing Line Note may not be assigned by Swing Line Lender to any Person.

THIS CDN. SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TOWING LTD.

By:
Name:
Title:

1.1(c)(ii)-2

Exhibit 1.1(d)(ii)
to
CREDIT AGREEMENT

FORM OF SWING LINE NOTE (US$)

New York, New York

US$[_______________]	[___________], 2015

FOR VALUE RECEIVED, the undersigned, Lower Lakes Transportation Company, a Delaware corporation (“LLTC”), Grand River Navigation Company, Inc., a Delaware corporation (“Grand River”), and Black Creek Shipping Company, Inc., a Delaware corporation (“Black Creek” and, together with LLTC and Grand River, collectively, the “US Borrowers”) HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [____________________] (“Swing Line Lender”) at the offices of Bank of America, N.A., as Agent on behalf of the Secured Parties (“Agent”), at its address at One Bryant Park, New York, New York 10036, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of US$____________________________ US DOLLARS (US$____________) or, if less, the aggregate unpaid amount of all its US Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This US Swing Line Note is one of the Swing Line Notes issued pursuant to that certain Credit Agreement dated as of March 27, 2015 by and among the US Borrowers, Lower Lakes Towing Ltd., the other Persons named therein as Credit Parties, Agent, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each US Swing Line Advance made by Swing Line Lender to US Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of the US Borrowers on a joint and several basis to make a payment when due of any amount owing under the Credit Agreement or this US Swing Line Note in respect of the US Swing Line Advances made by Swing Line Lender to the US Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

1.1(d)(ii)-1

If any payment on this US Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this US Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this US Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the US Borrowers.

Except as provided in the Credit Agreement, this US Swing Line Note may not be assigned by Swing Line Lender to any Person.

THIS US SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

LOWER LAKES TRANSPORTATION COMPANY

By:
Name:
Title:

GRAND RIVER NAVIGATION COMPANY, INC.

By:
Name:
Title:

BLACK CREEK SHIPPING COMPANY, INC.

By:
Name:
Title:

1.1(d)(ii)-2

EXHIBIT 1.5(e)(i)
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION - LIBOR

Reference is made to that certain Credit Agreement dated as of March 27, 2015, by and among Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (collectively, “US Revolving Borrower”), Lower Lakes Towing Ltd. (“Cdn. Revolving Borrower”), the other Persons named therein as Credit Parties, Bank of America, N.A., as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

[US Revolving Borrower][Cdn. Revolving Borrower] hereby gives irrevocable notice, pursuant to Section 1.5(e)[(i)][(iii)] of the Credit Agreement, of its request to:

(a)
on [Date] convert US$___________ of the aggregate outstanding principal amount of the [US][Cdn.] Revolving Loans made by way of a [US][Canadian] Base Rate Loan into a [US][Canadian] LIBOR Loan having a LIBOR Period of [one] [two] [three] month(s) and ending on [Date];

(b)
on [Date] convert US$___________ of the aggregate outstanding principal amount of the [US][Cdn.] Revolving Loans made by way of [US][Canadian] LIBOR Loan having a LIBOR Period ending on [Date], into a [US][Canadian] Base Rate Loan; and

(c)
on [Date] continue US$___________ of the aggregate outstanding principal amount of the [US][Cdn.] Revolving Loans made by way of [US][Canadian] LIBOR Loan having a LIBOR Period ending on [Date], as a [US][Canadian] LIBOR Loan having a LIBOR Period of [one] [two] [three] months and ending on [Date].

[US Revolving Borrower][Cdn. Revolving Borrower] hereby represents and warrants as of the date of the conversion or continuation requested herein all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and reaffirms the continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.1(e)(i)-1

IN WITNESS WHEREOF, [US Revolving Borrower][Cdn. Revolving Borrower] has caused this Notice of Conversion/Continuation - LIBOR be executed and delivered by its duly authorized officer as of the date first set forth above.

[LOWER LAKES TRANSPORTATION COMPANY, as US Borrower Agent][LOWER LAKES TOWING LTD.]

By:
Name:
Title:

By:
Name:
Title:

1.1(e)(i)-2

EXHIBIT 1.5(e)(ii)
to
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/ CONTINUATION - BA RATE

Reference is made to that certain Credit Agreement dated as of March 27, 2015, by and among Lower Lakes Transportation Company, Black Creek Shipping Company, Inc., Lower Lakes Towing Ltd. (“Cdn. Borrower”) and Grand River Navigation Company, Inc., the other Persons named therein as Credit Parties, Bank of America, N.A., as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement or in Annex A thereto.

Cdn. Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e)(ii) of the Credit Agreement, of its request to:

(a)
on [Date] convert Cdn.$___________ of the aggregate outstanding principal amount of the Cdn. Revolving Loans made by way of a Canadian Prime Rate Loan into a BA Rate Loan having a BA Period of [one] [two] [three] month(s) and ending on [Date];

(b)
on [Date] convert Cdn.$___________ of the aggregate outstanding principal amount of the Cdn. Revolving Loans made by way of a BA Rate Loan having a BA Period ending on [Date], into a Canadian Prime Rate Loan; and

(c)
on [Date] continue Cdn.$___________ of the aggregate outstanding principal amount of the Cdn. Revolving Loans made by way of a BA Rate Loan having a BA Period ending on [Date], as a BA Rate Loan having a BA Period of [one] [two] [three] months and ending on [Date].

Cdn. Borrower hereby represents and warrants as of the date of the conversion or continuation requested herein all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and reaffirms the continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

1.1(e)(ii)-1

IN WITNESS WHEREOF, Cdn. Borrower has caused this Notice of Conversion - BA Rate be executed and delivered by its duly authorized officer as of the date first set forth above.
LOWER LAKES TOWING LTD.

By:
Name:
Title:

By:
Name:
Title:

1.1(e)(ii)-2

Exhibit 4.1(b)
to
CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

Date: [DATE]

To: Bank of America, N.A., as Agent

Reference is made to that certain Credit Agreement dated as of March 27, 2015, by and among Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc. (collectively, “US Borrower”), Lower Lakes Towing Ltd. (the “Canadian Borrower”), the other Persons named therein as Credit Parties, Bank of America, N.A., as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The undersigned hereby certifies, in the capacity set forth below and not in his personal capacity, on behalf of [applicable US Borrower][Cdn. Borrower] that the following schedule and supporting information accurately state the Borrowing Base of [applicable US Borrowers][Cdn. Borrower] as of the date hereof:

U.S. ACCOUNTS RECEIVABLE SUMMARY
Total Gross AR Availability	0.00
AR Line Limit	0.00
Plus AR Overline	0.00
Minus Line Reserves	0.00
Adjusted AR Line	0.00
Total AR Loan Balance	0.00
Total AR Availability	0.00

CANADIAN ACCOUNTS RECEIVABLE SUMMARY
Total Gross AR Availability	0.00
AR Line Limit	0.00
Plus AR Overline	0.00
Minus Line Reserves	0.00
Adjusted AR Line	0.00
Total AR Loan Balance	0.00
Total AR Availability	0.00

4.1(b)-1

U.S. VESSEL SUMMARY
Total Gross Vessel Availability	0.00
Vessel Line Limit	0.00
Plus Vessel Overline	0.00
Adjusted Vessel Line	0.00
Total Vessel Loan Balance	0.00
Total Vessel Availability	0.00

CANADIAN VESSEL SUMMARY
Total Gross Vessel Availability	0.00
Vessel Line Limit	0.00
Plus Vessel Overline	0.00
Adjusted Vessel Line	0.00
Total Vessel Loan Balance	0.00
Total Vessel Availability	0.00

TOTAL SUMMARY
Total AR Availability	0.00
Total Vessel Availability	0.00
Total Line Limit	0.00
Plus Overline	0.00
Adjusted Line	0.00
Total Loan Balance	0.00
Total Availability	0.00

The undersigned, by its duly authorized officer signing below, hereby certifies that (a) the information set forth in this certificate is true and correct in all material respects as of the date(s) indicated herein and (b) no Event of Default exists under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

4.1(b)-2

Prepared by: Lower Lakes Transportation Company

Authorized Signature: _________________________________
Name:  Joseph W. McHugh, Jr.
Title:  Vice President, Assistant Treasurer and Assistant Secretary

Prepared by: Grand River Navigation Company, Inc.

Authorized Signature: _________________________________
Name:  Joseph W. McHugh, Jr.
Title:  Vice President, Assistant Treasurer and Assistant Secretary

Prepared by: Black Creek Shipping Company, Inc.

Authorized Signature: _________________________________
Name:  Joseph W. McHugh, Jr.
Title:  Chief Financial Officer, Vice President, Secretary and Treasurer

If this document is being transmitted electronically, the Borrower acknowledges that by entering the name of its duly authorized officer on the Certificate, that officer has reviewed this Certificate and affirmed the representations, warranties and certifications referenced above.

4.1(b)-3

Exhibit 6.14 – Form of Subordination Provisions

The Company, for itself and its successors, covenants and agrees, and each holder of the Subordinated Indebtedness (as hereinafter defined), by such holder’s acceptance thereof, likewise covenants and agrees, that the payment of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner immediately hereinafter set forth, in right of payment to the prior payment in full in cash of all Senior Indebtedness (as hereinafter defined). For all purposes hereof, a payment or distribution on account of the Subordinated Indebtedness may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of the Subordinated Indebtedness shall include, without limitation, any redemption, purchase or other acquisition of the Subordinated Indebtedness. The subordination provisions herein set forth are made for the benefit of the holders of the Senior Indebtedness, and such holders may proceed to enforce such provisions.

“Subordinated Indebtedness” means all principal, interest, fees, indemnities and other amounts owing by the Company pursuant to or in connection with this Note.

“Senior Indebtedness” shall mean all indebtedness, obligations and liabilities of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of the Company under, in connection with, or evidenced by, that certain Credit Agreement dated as of March 27, 2015, among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc., as borrowers, the Company and the other Credit Parties signatory hereto, the lenders party thereto, Bank of America, N.A., as agent (the “Agent”) (as from time to time amended, modified, restated, refunded or replaced, the “Senior Credit Agreement”), including, without limitation, all principal, premium (if any), interest (including Post-Petition Interest, as hereafter defined), fees, costs, expenses and liabilities provided for therein, and including any obligations arising under Secured Rate Contracts (as defined in the Senior Credit Agreement), and any renewals, extensions, modifications and refundings of such indebtedness. “Post-Petition Interest” shall mean interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Company, at the rate applicable to such Senior Indebtedness pursuant to the Senior Credit Agreement, whether or not such interest is allowed as a claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code, and any other interest that would have accrued but for the commencement of such proceedings.

(a)           Distribution on Dissolution, Liquidation and Reorganization. Upon any distribution of assets of the Company, upon any foreclosure, dissolution, winding up or liquidation of the Company, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Company, or any of its property, and whether in bankruptcy, insolvency or receivership proceedings or otherwise, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise or upon any exercise by the holders of the Senior Indebtedness (the “Senior Creditors”) of any of their rights and remedies under any document evidencing Senior Indebtedness,

6.14-1

(i)           the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the holder or holders of the Subordinated Indebtedness are entitled to receive any payment with respect to the Subordinated Indebtedness; and

(ii)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities or by set-off or otherwise, to which the holder or holders of the Subordinated Indebtedness would be entitled except for the provisions hereof (except for any distribution of securities which are subordinated, to at least the same extent as the Subordinated Indebtedness, to the payment of all Senior Indebtedness or securities issued in exchange for Senior Indebtedness then outstanding (“Exchange Securities”)) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Agent to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and, if any holder of Subordinated Indebtedness does not file a proper claim or proof of debt therefor prior to thirty (30) days before the expiration of the time to file such claim, then the Senior Creditors are hereby authorized and empowered to demand, sue for, collect and receive every such payment or distribution described herein.

(b)           Default Under Senior Indebtedness. Unless the foregoing paragraph (a) shall be applicable, upon the occurrence and continuance of any event of default with respect to the Senior Indebtedness or of any event which constitutes, or after notice or lapse of time or both would constitute such an event of default, or if the making of any payment on account of the Subordinated Indebtedness would create such an event of default (an “Event of Default”), then (i) no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities or by set-off or otherwise, shall be made by or on behalf of the Company on account of the Subordinated Indebtedness and (ii) no holder of Subordinated Indebtedness will take action to accelerate the Subordinated Indebtedness or commence, cause the commencement of, participate in or support any action or proceeding (whether at law or in equity) against the Company or any subsidiary to recover all or any part of the Subordinated Indebtedness or any action to commence or prosecute any bankruptcy or similar proceedings in respect of the Company or any subsidiary (unless the Agent shall have agreed in writing in advance to, and shall have joined in, such proceeding), until the date such Event of Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of such Senior Indebtedness shall have been rescinded or annulled or such Senior Indebtedness shall have been paid in full in cash, after which (subject to the other provisions of this paragraph (b)) the Company shall resume making any and all required payments in respect of the Subordinated Indebtedness, including all accrued and unpaid payments.

(c)           Payment Remittance. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, or any payment by or on behalf of the Company, of any kind or character, whether in cash, property or securities or by set-off or otherwise, prohibited by any of the foregoing paragraphs (a) or (b) shall be paid to or received by any holder of Subordinated Indebtedness, then and in such event such payment or distribution shall be held in trust for the benefit of the Senior Creditors and paid over and delivered forthwith to the Agent, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

6.14-2

(d)           Subrogation. If any amount payable in respect of the Subordinated Indebtedness is paid over to the Senior Creditors, then subject to the payment in full in cash of all Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of and interest on the Subordinated Indebtedness shall be paid in full and, for the purposes of such subrogation, no such payments or distributions to the Senior Creditors of cash, property or securities otherwise distributable to the holder or holders of the Subordinated Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

(e)           Delivery of Instruments; Notice from the Company. If any holder of Subordinated Indebtedness does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the holder of any such Senior Indebtedness shall be hereby irrevocably appointed the agent and attorney-in-fact (in its own name or in the name of any holder of any Subordinated Indebtedness or otherwise), but shall have no obligation, to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments for or on behalf of such holder.

Each holder of the Subordinated Indebtedness agrees that, while it shall retain the right to vote its claim and otherwise act in any bankruptcy, insolvency or similar proceedings related to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), such holder will not take any acts or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

(f)           Payments Permitted. Nothing contained herein shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in paragraph (a) or (b) above, payments of interest on the Subordinated Indebtedness.

(g)           Notice of Certain Events. The Company shall give prompt written notice to the holders of the Subordinated Indebtedness and the Senior Creditors of any dissolution, winding up, liquidation, reorganization, readjustment, arrangement or similar proceeding, assignment for the benefit of creditors, or any marshalling of assets and liabilities, in respect of the Company, and shall also give prompt written notice to each such person of any event or condition which, pursuant to the subordination provisions set forth herein, prevents payment by the Company on account of the Subordinated Indebtedness.

(h)           Reliance re Identification of Persons. Upon any distribution of assets of the Company or payments by or on behalf of the Company referred to herein, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in paragraph (a) hereof are pending and upon a certificate of the debtor in possession, bankruptcy trustee, liquidating trustee or agent or other Person making any distribution to the holders of the Subordinated Indebtedness for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, and all other facts pertinent thereto.

6.14-3

(i)           Reliance on Subordination. Each holder of the Subordinated Indebtedness by its acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Creditor to acquire and continue to hold the Senior Indebtedness and such holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness and shall be deemed a third party beneficiary of such provisions.

(j)           Waiver and Consent. Each holder of the Subordinated Indebtedness waives any and all notice of the acceptance of these provisions or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Indebtedness or of the reliance of the holders of the Senior Indebtedness on these provisions. Each holder of the Subordinated Indebtedness acknowledges and agrees that (i) the subordination provisions set forth herein shall be specifically enforceable against such Persons by the holders of the Senior Indebtedness, and (ii) without notice to or further assent by it, the Senior Indebtedness may from time to time, in whole or in part, be renewed, extended, increased, refunded or released by the holders thereof, as they may deem advisable, that the loan agreements and any other instruments or documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, that any collateral security for any such Senior Indebtedness may from time to time, in whole or in part, be exchanged, sold, or surrendered by the holders thereof, as they may deem advisable, and that such holders may take any other action they may deem necessary or appropriate in connection with the Senior Indebtedness, all without in any manner or to any extent impairing or affecting the obligations of the Company to the holders of the Subordinated Indebtedness.

(k)           Subordination Unaffected by Certain Events. The rights set forth herein of the holders of the Senior Indebtedness as against each holder of the Subordinated Indebtedness shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(i)           any act or failure to act on the part of the Company; or

(ii)           any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of the Senior Indebtedness; or

(iii)           any amendment, modification or waiver of, or addition or supplement to, or deletion for, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

(iv)           any exercise or nonexercise by any holder of Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or the Subordinated Indebtedness or any waiver of any such right, power, privilege or remedy or any default in respect of such Senior Indebtedness or the Subordinated Indebtedness, or any receipt by any holder of Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

6.14-4

(v)           any merger or consolidation of the Company or any of its subsidiaries into or with any of its subsidiaries or into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other Person; or

(vi)           the absence of any notice to, or knowledge by, any holder of the Subordinated Indebtedness of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

(l)           Reinstatement of Subordination. The obligations of each holder of the Subordinated Indebtedness under the subordination provisions set forth herein shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Indebtedness that is rescinded or must otherwise be returned by the holder of such Senior Indebtedness upon the occurrence or as a result of any proceeding, all as though such payment had not been made.

(m)           Annulment of Acceleration. Any Event of Default under Section _____ [payment default] above arising out of the Company’s observance of its obligations hereunder shall be deemed waived, and any acceleration of the Subordinated Indebtedness predicated solely on such Event of Default shall be automatically rescinded, if, within three (3) Business Days after the restriction on payment of Subordinated Indebtedness has expired or been terminated, the Company has made payment in full of all past due amounts (excluding amounts due solely as a result of acceleration) and no other Event of Default is then continuing.

It is understood that the provisions set forth herein are and are intended solely for the purpose of defining the relative rights of the holder or holders of the Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, the obligation of the Company, which is unconditional and absolute, to pay to the holder or holders of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holder or holders of the Subordinated Indebtedness and creditors of the Company other than the holders of Senior Indebtedness.

6.14-5

Exhibit 9.1(a) – Form of Assignment Agreement

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of ____________, 20__ between __________________________________ (“Assignor Lender”) and ________________________ (“Assignee Lender”) and acknowledged and consented to by BANK OF AMERICA, N.A., as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings set forth in Annex A to the Credit Agreement as hereinafter defined.

[DRAFTING NOTE: THE TERMS OF THIS AGREEMENT MAY VARY SUBSTANTIALLY FOR ASSIGNMENTS OF 100% OF A LENDER’S COMMITMENT AS OPPOSED TO PARTIAL ASSIGNMENT.]

RECITALS

WHEREAS Lower Lakes Towing Ltd. (“Lower Lakes”), Grand River Navigation Company, Inc. (“Grand River”), Black Creek Shipping Company, Inc. (“Black Creek”) and Lower Lakes Transportation Company (“LLTC”), as borrowers (“Borrowers”), the other Credit Parties thereunder from time to time, the other Persons signatory thereto as Lenders from time to time, and the Agent entered into a Credit Agreement dated as of March 27, 2015 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur Letter of Credit Obligation for the account of, Borrowers.

WHEREAS Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to the Loans and the Collateral.

WHEREAS Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender.

WHEREAS Assignee Lender desires to appoint Agent to serve as Agent for Assignee Lender under the Credit Agreement.

FOR VALUE RECEIVED, Assignor Lender and Assignee Lender agree as follows:

SECTION 1 ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1	Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in [Section 3.2]), [all/such percentage] of Assignor Lender’s right, title, and interest in the [Cdn. Revolving Loan], [US Revolving Loan], [Loans], the Loan Documents and the Collateral as will result in Assignee Lender having, as of the Effective Date (as hereinafter defined), a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share

Cdn. Revolving Loan	Cdn.$____________	____%

US Revolving Loan	US$____________	____%

9.1(a)-1

1.2	Delegation

Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender’s Cdn. Revolving Loan Commitment (such percentage representing a Cdn. Revolving Loan Commitment of Cdn.$ ______), and [100%/___%] of Assignor Lender’s US Revolving Loan Commitment (such percentage represented by a US Revolving Loan Commitment of US$___).

1.3	Acceptance by Assignee

By its execution of this Agreement, Assignee Lender hereby irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4	Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective, and Assignee Lender will become a Lender under the Loan Documents, as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

SECTION 2 INITIAL PAYMENT

2.1	Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, for value not later than 12:00 noon on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans, as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2	Payment of Assignment Fee

Assignor Lender and/or Assignee Lender will pay to Agent, for its own account, for value not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of US$3,500 (the “Assignment Fee”), as required pursuant to Section 9.1(a) of the Credit Agreement.

9.1(a)-2

2.3	Execution and Delivery of Notes.

Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to the applicable Borrower and Agent will obtain from the applicable Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes (replacing the Notes delivered to the applicable Borrower which shall be cancelled) evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Assignee Lender’s Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants to Assignor Lender and Agent the following:

(1)	this Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable against Assignee Lender according to its terms;

(2)
the execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(3)	Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(4)
Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and the Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to the Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(5)
Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and the Commitments for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control; and

(6)
As of the Effective Date, Assignee Lender, (i) is [not] subject to capital adequacy or similar requirements under Section 1.16(b) of the Credit Agreement, (ii) is [not] a non-resident for purposes of Part XIII of the ITA or is [not] a non-resident of the United States for purposes of the Revenue Code (iii) does [not] require the payment of any amount on account of increased costs under Section 1.16(b) of the Credit Agreement, [(iv) is not unable to fund LIBOR Loans under Section 1.15 of the Credit Agreement] and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing; and [NOTE: THE REPS IN CLAUSE (ii) SHOULD BE DELETED IN THE EVENT THIS FORM IS USED TO EFFECT AN ACTUAL ASSIGNMENT AT A TIME WHEN AN EVENT OF DEFAULT IS CONTINUING UNDER THE CREDIT AGREEMENT.]

9.1(a)-3

3.2	Assignor Lender’s Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants to Assignee Lender the following:

(1)	Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(2)	this Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable against Assignor Lender according to its terms;

(3)
the execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(4)
Assignor Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(5)
Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(6)	this Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

SECTION 4 LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans or the Commitments or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

9.1(a)-4

SECTION 5 FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

SECTION 6 NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

SECTION 7 AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

SECTION 8 SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

SECTION 9 SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

SECTION 10 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11 APPLICABLE LAW

This Agreement will be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and performed in that State.

9.1(a)-5

SECTION 12 COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:		ASSIGNOR LENDER:

By:		By:
	Name:		Name:
	Title:		Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

BANK OF AMERICA, N.A., as Agent
By:
Name:
Duly Authorized Signatory

9.1(a)-6